Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

by and among

DUNE ENERGY, INC.

and

EACH OF ITS SUBSIDIARIES THAT ARE IDENTIFIED ON THE SIGNATURE

PAGES HERETO AS BORROWERS

as Borrowers,

EACH OF ITS SUBSIDIARIES THAT ARE IDENTIFIED ON THE SIGNATURE

PAGES HERETO AS GUARANTORS

as Guarantors,

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

and

WELLS FARGO CAPITAL FINANCE, INC.

as Administrative Agent

Dated as of December 7, 2010

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	4.14	Indebtedness	15
	4.15	Margin Stock	15
	4.16	Permits, Etc.	15
	4.17	Material Contracts	15
	4.18	Employee and Labor Matters	15
	4.19	Customers and Suppliers	16
	4.20	Taxes	16
	4.21	Insurance	16
	4.22	Investment Company Act	16
	4.23	Brokerage Fees	17
	4.24	Second Secured Debt Documents	17
	4.25	Compliance with the Law	17
	4.26	Oil and Gas Imbalances	17
	4.27	Hedge Agreements	18
	4.28	Oil and Gas Properties	18
	4.29	Bonds and Insurance	18
	4.30	Royalties	19
	4.31	Nature of Business	19
	4.32	Seismic Licenses	19
	4.33	Marketing of Production	19

5.	AFFIRMATIVE COVENANTS		20

	5.1	Accounting System	20
	5.2	Collateral Reporting	20
	5.3	Financial Statements, Reports, Certificates	20
	5.4	[Intentionally Deleted]	20
	5.5	Inspection	20
	5.6	Maintenance of Properties	20
	5.7	Taxes	21
	5.8	Insurance	21
	5.9	Compliance with Laws	22
	5.10	Leases	22
	5.11	Existence	23
	5.12	Environmental	23
	5.13	Disclosure Updates	23
	5.14	Control Agreements	23
	5.15	Formation of Subsidiaries	23
	5.16	Further Assurances	24
	5.17	Organizational ID Number; Commercial Tort Claims	24
	5.18	Material Contracts	24
	5.19	Obtaining Permits, Etc	25
	5.20	After Acquired Properties	25
	5.21	Ad Valorem and Severance Taxes; Royalties	25
	5.22	Interest Reserve	25
	5.23	Post-Closing Deliveries	25

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6.	NEGATIVE COVENANTS		26

	6.1	Indebtedness	26
	6.2	Liens	27
	6.3	Restrictions on Fundamental Changes	27
	6.4	Disposal of Assets	27
	6.5	Change Name	27
	6.6	Nature of Business	27
	6.7	Prepayments and Amendments	27
	6.8	Change of Control	28
	6.9	Distributions	28
	6.10	Accounting Methods	28
	6.11	Investments	28
	6.12	Transactions with Affiliates	29
	6.13	Use of Proceeds	29
	6.14	Hedging Agreements	29
	6.15	Farm-Out Agreements	29
	6.16	Financial Covenant	29
	6.17	Forward Sales	29
	6.18	Oil and Gas Imbalances	30
	6.19	Environmental	30
	6.20	Marketing Activities	30

7.	EVENTS OF DEFAULT		30

8.	THE LENDER GROUP’S RIGHTS AND REMEDIES		33

	8.1	Rights and Remedies	33
	8.2	Remedies Cumulative	33

9.	TAXES AND EXPENSES		33

10.	WAIVERS; INDEMNIFICATION		34

	10.1	Demand; Protest; etc	34
	10.2	The Lender Group’s Liability for Collateral	34
	10.3	Indemnification	34

11.	NOTICES		35

12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER		36

13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS		37

	13.1	Assignments and Participations	37
	13.2	Successors	39

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14.	AMENDMENTS; WAIVERS		39

	14.1	Amendments and Waivers	39
	14.2	No Waivers; Cumulative Remedies	40

15.	AGENT; THE LENDER GROUP		41

	15.1	Appointment and Authorization of Agent	41
	15.2	Delegation of Duties	41
	15.3	Liability of Agent	42
	15.4	Reliance by Agent	42
	15.5	Notice of Default or Event of Default	42
	15.6	Credit Decision	43
	15.7	Costs and Expenses; Indemnification	43
	15.8	Agent in Individual Capacity	44
	15.9	Successor Agent	44
	15.10	Lender in Individual Capacity	45
	15.11	Collateral Matters	45
	15.12	Restrictions on Actions by Lenders; Sharing of Payments	46
	15.13	Agency for Perfection	46
	15.14	Payments by Agent to the Lenders	46
	15.15	Concerning the Collateral and Related Loan Documents	47
	15.16	Reports; Confidentiality; Disclaimers by Lenders; and Information	47
	15.17	Several Obligations; No Liability	48

16.	WITHHOLDING TAXES		48

17.	GUARANTY		50

	17.1	Guarantied Obligations	50
	17.2	Continuing Guaranty	50
	17.3	Performance Under this Guaranty	51
	17.4	Primary Obligations	51
	17.5	Waivers	51
	17.6	Releases	52
	17.7	No Election	53
	17.8	Financial Condition of Borrowers	53
	17.9	Payments; Application	53
	17.10	Attorneys Fees and Costs	53

18.	GENERAL PROVISIONS		53

	18.1	Effectiveness	53
	18.2	Section Headings	53
	18.3	Interpretation	53
	18.4	Severability of Provisions	54
	18.5	Bank Product Providers	54
	18.6	Lender-Creditor Relationship	54

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18.7	Counterparts; Electronic Execution	54
18.8	Revival and Reinstatement of Obligations	54
18.9	Confidentiality; Public Lenders	54
18.10	Lender Group Expenses	56
18.11	USA PATRIOT Act	56
18.12	Integration	56
18.13	Parent as Agent for Borrowers	56
18.14	Ratification of Loan Documents	56

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AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), is entered into as of December 7, 2010, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO CAPITAL FINANCE, INC., a California corporation (“WFCF”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), Dune Energy, Inc., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof as a Borrower (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and each of Parent’s Subsidiaries identified on the signature pages hereof as a Guarantor (such Subsidiaries are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”).

Borrowers, Guarantors, WFCF and Agent are parties to that certain Credit Agreement dated as of May 15, 2007 (as amended by a First Amendment dated August 4, 2008, a Second Amendment dated July 7, 2009, a Third Amendment dated March 23, 2010, a Fourth Amendment dated May 21, 2010, a Fifth Amendment dated June 25, 2010, and a Sixth Amendment dated September 30, 2010, the “2007 Credit Agreement”). WFCF has executed an Assignment and Acceptance in favor of Wayzata Opportunities Fund II, L.P., a Delaware limited partnership (“Wayzata”), such that Wayzata is the sole Lender under the 2007 Credit Agreement.

The parties wish to amend and restate the 2007 Credit Agreement in its entirety as provided herein.

In consideration of the mutual covenants and agreements herein contained, the parties agree that the 2007 Credit Agreement is hereby amended and restated in its entirety as follows:

1.	DEFINITIONS AND CONSTRUCTION.

1.1      Definitions.  Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2      Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrowers” or the term “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

1.3      Code.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

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1.4      Construction.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or, in the case of Bank Products, the cash collateralization or support by a standby letter of credit in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of this Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

1.5      Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.	LOAN AND TERMS OF PAYMENT.

2.1      Intentionally Omitted.

2.2      Term Loan.    Subject to the terms and conditions of this Agreement, on the Restatement Date (a) the full amount of the undisbursed Commitments will be advanced to Borrowers by Wayzata and such advance, together with any outstanding advances under the 2007 Credit Agreement, will be converted into a term loan (the “Term Loan”), and (b) the Commitments will thereafter immediately terminate. The outstanding unpaid principal balance and all accrued and unpaid interest on the Term Loan shall be due and payable in accordance with Section 3.2. Any principal amount of the Term Loan that is repaid or prepaid may not be reborrowed. All principal of, interest on, and other amounts payable in respect of the Term Loan shall constitute Obligations.

2.3      Prepayments; Premium.

  (a)      Voluntary Prepayments.    Borrowers may, upon at least 10 Business Days prior written notice to Agent, prepay the principal of the Term Loan, in whole or in part.

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Each voluntary prepayment shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid and the prepayment premium, if any, provided in subsection (c) below.

  (b)      Mandatory Prepayments.

    (i)       Within one Business Day of the date of receipt by any Loan Party or any of their Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale or disposition by Loan Parties or any of their Subsidiaries of assets (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions), Borrowers shall prepay the outstanding Obligations in accordance with Section 2.4(b)(ii) in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) in connection with such sales or dispositions; provided, that so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) Administrative Borrower shall have given Agent prior written notice of Loan Parties’ intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Loan Parties, (C) the monies are held in a Deposit Account in which Agent has a perfected first-priority security interest, (D) Loan Parties complete such replacement, purchase, or construction within 180 days after the initial receipt of such monies, and (E) Lenders have consented to such replacement, purchase or construction in lieu of prepayment, then Loan Parties shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of Loan Parties unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the cash collateral account shall be paid to Agent and applied in accordance with Section 2.4(b)(ii). Nothing contained in this Section 2.3(b)(i) shall permit Loan Parties or any of their Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4.

    (ii)      Within one Business Day of the date of incurrence by any Loan Party or any of their Subsidiaries of any Indebtedness (other than Indebtedness permitted by Section 6.1), Borrowers shall prepay the outstanding Obligations in accordance with Section 2.4(b)(ii) in an amount equal to 100% of the Net Cash Proceeds received in connection with such incurrence. The provisions of this Section 2.3(b)(ii) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms and conditions of this Agreement.

    (iii)     Within one Business Day of the date of the issuance by any Loan Party or any of their Subsidiaries of any shares of its or their Stock (other than (A) in the event that a Loan Party or any of its Subsidiaries forms any Subsidiary in accordance with the terms hereof, the issuance by such Subsidiary of Stock to its immediate parent, (B) the issuance of Stock of Parent to directors, officers and employees of Parent and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Board of Directors, and (C) the issuance of Stock of Parent in order to finance the purchase consideration (or a portion thereof) in connection with a Permitted Acquisition), Borrowers shall prepay the outstanding Obligations in accordance with

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Section 2.4(b)(ii) in an amount equal to 100% of the Net Cash Proceeds received in connection with such issuance. The provisions of this Section 2.3(b)(iii) shall not be deemed to be implied consent to any such issuance otherwise prohibited by the terms and conditions of this Agreement.

  (c)      Prepayment Premium. Any prepayment of the Term Loan (whether mandatory or voluntary) on or prior to November 15, 2011 shall be accompanied by a prepayment premium equal to 10% of the principal amount prepaid.

2.4      Payments Generally.

  (a)      Payments by Borrowers.

    (i)       Except as otherwise expressly provided herein, all payments by Loan Parties shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. (New York time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (New York time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

    (ii)      Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

  (b)      Apportionment and Application.

    (i)       [Reserved].

    (ii)      All payments to be made hereunder by Loan Parties shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied as follows:

     (A)      first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

     (B)      second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

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     (C)      third, ratably to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

     (D)      fourth, ratably to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

     (E)      fifth, ratably to pay interest due in respect of the Term Loan until paid in full,

     (F)      sixth, ratably to pay the principal of the Term Loan until paid in full,

     (G)      seventh, to pay any other Obligations (including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Borrowers’ and their Subsidiaries’ obligations in respect of Bank Products), and

     (H)      eighth, to Borrowers or such other Person entitled thereto under applicable law.

    (iii)     Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

    (iv)      For purposes of foregoing, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

    (v)       In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

2.5      [Intentionally Deleted].

2.6      Interest: Rates, Payments, and Calculations.

  (a)      Interest Rate.    Except as provided in Section 2.6(c), all outstanding Obligations (except for Bank Product Obligations) shall bear interest at the rate of 15.0% per annum.

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  (b)      [Reserved].

  (c)      Default Rate.    Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders), all outstanding Obligations (except for Bank Product Obligations) shall bear interest at a per annum rate equal to two percentage points above the per annum rate otherwise applicable hereunder.

  (d)      Payment.    Interest and any fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations are outstanding.

  (e)      Computation.      All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed.

  (f)      Intent to Limit Charges to Maximum Lawful Rate.  In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7      Cash Management.

  (a)      Loan Parties shall and shall cause each of their Subsidiaries to (i) establish and maintain cash management services of a type and on terms satisfactory to Required Lenders at one or more of the banks set forth on Schedule 2.7(a) (each a “Cash Management Bank”), and shall request in writing and otherwise take such reasonable steps to ensure that all of their and their Subsidiaries’ Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly all of their Collections (including those sent directly by their Account Debtors to Loan Parties or their Subsidiaries) into a bank account in a Loan Party’s name (a “Cash Management Account”) at one of the Cash Management Banks.

  (b)      Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and Loan Parties. Each such Cash Management Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions originated by Agent (an “Activation Instruction”) directing the disposition of the funds in such Cash Management Account without further consent by Loan Parties or their Subsidiaries, as applicable, and Agent agrees not to issue an Activation Instruction with respect to the Cash Management Accounts unless an Application Event has occurred and is continuing at the time such Activation Instruction is issued, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the

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applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) upon the issuance of an Activation Instruction, it will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent’s Account. Agent agrees not to issue an Activation Instruction with respect to the Cash Management Accounts unless an Application Event has occurred and is continuing at the time such Activation Instruction is issued. Agent agrees to use commercially reasonable efforts to rescind an Activation Instruction (the “Rescission”) if: (x) the Event of Default upon which such Activation Instruction was issued has been waived in writing in accordance with the terms of this Agreement, (y) no additional Event of Default has occurred and is continuing prior to the date of the Rescission or is reasonably expected to occur on or immediately after the date of the Rescission.

  (c)      So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Required Lenders, and (ii) prior to the time of the opening of such Cash Management Account, a Loan Party (or its Subsidiary, as applicable) and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Loan Parties (or their Subsidiaries, as applicable) shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent’s liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent’s reasonable judgment.

  (d)      Each Cash Management Account shall be a cash collateral account subject to a Control Agreement.

2.8      Crediting Payments.  The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Loan Parties shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent’s Account on a Business Day on or before 2:00 p.m. (New York time). If any payment item is received into the Agent’s Account on a non-Business Day or after 2:00 p.m. (New York time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

2.9      Maintenance of Books and Records; Statements of Obligations.  Agent shall maintain an account on its books regarding the Term Loan and all other payment Obligations

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hereunder or under the other Loan Documents (except for Bank Product Obligations), including accrued interest, fees and expenses, and Lender Group Expenses (such account, the “Loan Account”). In accordance with Sections 2.4(b) and 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers’ account, including all amounts received in the Agent’s Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, and fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

2.10    Fees.    Borrowers shall pay to Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

2.11    Joint and Several Liability of Borrowers.

  (a)      Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

  (b)      Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.11), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

  (c)      If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

  (d)      The Obligations of each Borrower under the provisions of this Section 2.11 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

  (e)      Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent

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permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.11 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.11, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.11 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.11 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Agent or Lender.

  (f)      Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

  (g)      The provisions of this Section 2.11 are made for the benefit of Agent, Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.11 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.11 will forthwith be reinstated in effect, as though such payment had not been made.

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  (h)      Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Loan Party, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Loan Party therefor.

  (i)      Each of the Loan Parties hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Loan Party to any other Loan Party is hereby subordinated to the prior payment in full in cash of the Obligations. Each Loan Party hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Loan Party will not demand, sue for or otherwise attempt to collect any indebtedness of any other Loan Party owing to such Loan Party until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Loan Party shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Loan Party shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).

3.	CONDITIONS; TERM OF AGREEMENT.

3.1      Conditions Precedent to Amendment and Restatement.    The amendment and restatement of the 2007 Credit Agreement and the obligation of Wayzata to advance the full amount of the Commitments and convert such advance into the Term Loan as provided for hereunder, are subject to the fulfillment, to the satisfaction of Agent and Wayzata, of each of the conditions precedent set forth on Schedule 3.1 (the making of such advance by Wayzata being conclusively deemed to be its satisfaction or waiver of the conditions precedent). Upon satisfaction or waiver of all the conditions set forth on Schedule 3.1, the 2007 Credit Agreement will be amended and restated by this Agreement (with all obligations outstanding thereunder being renewed and continued), and all Liens securing obligations under the 2007 Credit Agreement shall be automatically continued to secure the Obligations under this Agreement and the other Loan Documents.

3.2       Term.    The Term Loan shall be due and payable in full on the earlier of (a) March 15, 2012, and (b) the date that is 90 days prior to the earliest date on which any principal amount of the Second Secured Notes is scheduled to become due and payable or is required to be prepaid or redeemed, in each case in accordance with the terms of the Second Secured Note Indenture (such earlier date, the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to accelerate the Term

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Loan immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.3      Effect of Maturity or Acceleration. On the Maturity Date or earlier acceleration of the Term Loan, all Obligations (including all Bank Product Obligations) immediately shall become due and payable without notice or demand. No such event, however, shall relieve or discharge Loan Parties or their Subsidiaries of their duties, Obligations, or covenants hereunder or under any other Loan Document and the Agent’s Liens in the Collateral shall remain in effect until all Obligations have been paid in full. When all of the Obligations have been paid in full, Agent will, at Borrowers’ sole expense, without recourse, representation or warranty, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent’s Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

4.	REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Restatement Date, and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1      No Encumbrances.    Each Loan Party and its Subsidiaries has good and indefeasible title to their personal property assets and good and marketable title to its Real Property (other than Oil and Gas Properties constituting Real Property) and good and defensible title to Oil and Gas Properties constituting Real Property, in each case, free and clear of Liens except for Permitted Liens.

4.2      Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

  (a)      The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Loan Party and each of its Subsidiaries is set forth on Schedule 4.2(a).

  (b)      The chief executive office of each Loan Party and each of its Subsidiaries is located at the address indicated on Schedule 4.2(b).

  (c)      Each Loan Party’s and each of its Subsidiaries’ tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.2(c).

  (d)      None of the Loan Parties and their Subsidiaries hold any commercial tort claims, except as set forth on Schedule 4.2(d).

4.3      Due Organization and Qualification; Subsidiaries.

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  (a)      Each Loan Party is duly incorporated or organized, as the case may be, and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

  (b)      Set forth on Schedule 4.3(b) is a complete and accurate description of the authorized capital Stock of Parent, by class, and a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 4.3(b), there are no subscriptions, options, warrants, or calls relating to any shares of Parent’s capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. The Parent is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

  (c)      Set forth on Schedule 4.3(c) is a complete and accurate list of Parent’s direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Subsidiary. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

  (d)      Except as set forth on Schedule 4.3(c), there are no subscriptions, options, warrants, or calls relating to any shares of Parent’s Subsidiaries’ capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Loan Party or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Loan Party’s Subsidiaries’ capital Stock or any security convertible into or exchangeable for any such capital Stock.

4.4      Due Authorization; No Conflict.

  (a)      As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

  (b)      As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Loan Party, other than Liens in favor of Agent for the benefit of Lenders, or (iv) require any approval of any Loan Party’s interest holders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect.

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  (c)      Other than the filing of continuation statements and the recordation of Mortgages and other filings or actions necessary to perfect Liens granted to Agent in Collateral acquired after the Restatement Date, the execution, delivery, and performance by each Loan Party of this Agreement and the other Loan Documents to which such Loan Party is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

  (d)      As to each Loan Party, this Agreement and the other Loan Documents to which such Loan Party is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Loan Party, will be the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

  (e)      The Agent’s Liens are validly created, perfected (other than (i) in respect of motor vehicles and (ii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.11, and subject only to the filing of continuation statements and the recordation of Mortgages for future acquired Oil and Gas Properties), and first priority Liens, subject only to Permitted Liens.

4.5      Litigation.    Other than those matters disclosed on Schedule 4.5, there are no actions, suits, or proceedings pending or, to the best knowledge of each Loan Party, threatened against any Loan Party or any of its Subsidiaries. There are no actions, suits or proceedings, pending, or to the best knowledge of each Loan Party, threatened, that relate to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

4.6      No Material Adverse Change. All financial statements relating to Parent and its Subsidiaries that have been delivered by Parent or any of its Subsidiaries to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Parent’s and its Subsidiaries’ financial condition as of the date thereof and results of operations for the period then ended. Except as disclosed on Schedule 4.6, there has not been a Material Adverse Change with respect to Parent and its Subsidiaries since December 31, 2009.

4.7      Fraudulent Transfer.

  (a)      After giving effect to the financing transactions contemplated by this Agreement, each Loan Party and each Subsidiary of a Loan Party is Solvent.

  (b)      No transfer of property is being made by any Loan Party or any Subsidiary of a Loan Party and no obligation is being incurred by any Borrower or any Subsidiary of a Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Loan Parties or their Subsidiaries.

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4.8      Employee Benefits.  None of Loan Parties, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

4.9      Environmental Condition.    Except as set forth on Schedule 4.9, (a) to Loan Parties’ knowledge, none of Loan Parties’ or their Subsidiaries’ properties or assets has ever been used by Loan Parties, their Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Loan Parties’ knowledge, none of Loan Parties’ nor their Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Loan Parties nor any of their Subsidiaries have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Loan Parties or their Subsidiaries, and (d) none of Loan Parties nor any of their Subsidiaries have received a summons, citation, notice, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Loan Party or any Subsidiary of a Loan Party resulting in the releasing or disposing of Hazardous Materials into the environment.

4.10      Intellectual Property.    Each Loan Party and each Subsidiary of a Loan Party owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.10 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which each Loan Party or one of its Subsidiaries is the owner or is an exclusive licensee.

4.11      Leases.    Loan Parties and their Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating and all of such material leases are valid and subsisting and no material default by Loan Parties or their Subsidiaries exists under any of them. There are no leases, subleases, contracts or other operating agreements that allocate operating expenses to any Loan Party in excess of its working interest of record in the particular Oil and Gas Property subject to such lease, the sublease, contract or other operating agreement.

4.12      Deposit Accounts and Securities Accounts.    Set forth on Schedule 4.12 is a listing of all of Loan Parties’ and their Subsidiaries’ Commodity Accounts, Deposit Accounts and Securities Accounts, including, with respect to each bank or commodity or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Commodity Accounts, Deposit Accounts or Securities Accounts maintained with such Person.

4.13      Complete Disclosure.  All factual information (taken as a whole) furnished by or on behalf of Loan Parties or their Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Loan Parties or their Subsidiaries in writing to Agent or any Lender will be, true and accurate in all material respects on the date as of which such

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information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The most recent Projections delivered to Agent represent Loan Parties’ good faith estimate of their and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Loan Parties to be reasonable at the time of the delivery thereof to Agent (it being understood that such projections and forecasts are subject to uncertainties and contingencies, many of which are beyond the control of Loan Parties and their Subsidiaries and no assurances can be given that such projections or forecasts will be realized).

4.14      Indebtedness.    None of the Loan Parties has any Indebtedness other than Indebtedness permitted under Section 6.1.

4.15      Margin Stock. None of the Loan Parties is nor will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no Term Loan proceeds will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

4.16      Permits, Etc.. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and the Real Property currently owned, leased, managed or operated, or to be acquired, by such Person, except for such permits, licenses, authorizations, approvals, entitlements and accreditations the absence of which could not reasonably be expected to result in a Material Adverse Change. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and to each Loan Party’s knowledge, there is no claim that any thereof is not in full force and effect.

4.17      Material Contracts. Set forth on Schedule 4.17 is a description of all Material Contracts of Parent and its Subsidiaries, showing the parties and principal subject matter thereof and amendments and modifications thereto. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Material Contract (a) is in full force and effect and is binding upon and enforceable against Parent or its Subsidiary and, to the best of Loan Parties’ knowledge, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified, and (c) is not in default due to the action or inaction of Parent or any of its Subsidiaries.

4.18      Employee and Labor Matters. Except as set forth on Schedule 4.18, there is (a) no unfair labor practice complaint pending or, to any Loan Party’s knowledge, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best knowledge of each Loan Party, threatened against any Loan Party and (c) no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of

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any of them. Neither any Loan Party, nor any ERISA Affiliate of any Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements. All material payments due from any Loan Party on account of workers compensation, wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.

4.19      Customers and Suppliers.    There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (a) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (b) any Loan Party, on the one hand, and any material supplier thereof, on the other hand; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change.

4.20      Taxes.  Each Loan Party, and each Person which has tax liabilities for which any Loan Party is liable (each, a “Tax Party”) have filed, or caused to be filed, and will continue to file in a timely manner all foreign, federal, state and other material tax returns and reports required to be filed, and have paid, and will continue to pay, all foreign, federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Tax Party has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, and has collected, deposited and remitted in accordance with all applicable laws, all sales, use and similar taxes applicable to the conduct of its business, except, in each case, to the extent that the validity of such assessment or tax is the subject of a Permitted Protest. There are no Liens on any properties or assets of any Loan Party imposed or arising as a result of the delinquent payment or the nonpayment of any tax, assessment, fee or other governmental charge.

4.21      Insurance.    Each Loan Party and each of its Subsidiaries keeps its property adequately insured and maintains (a) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (b) workers’ compensation insurance in the amount required by applicable law, (c) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (d) such other insurance as may be required by law or as may be reasonably required by Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 4.21 sets forth a list of all insurance maintained by each Loan Party on the Restatement Date.

4.22      Investment Company Act.    None of the Loan Parties is an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an

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“investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

4.23      Brokerage Fees. Parent and its Subsidiaries have not utilized the services of any broker or finder in connection with obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Parent or its Subsidiaries in connection herewith.

4.24      Second Secured Debt Documents. As of the Restatement Date, the outstanding principal balance of the Second Secured Notes is $300,000,000, and all agreements, instruments and documents executed or delivered pursuant to or in connection with the Second Secured Notes are described on Schedule 4.24 hereto. All Obligations are and will be incurred in full compliance with the Second Secured Note Indenture. This Agreement and the other Loan Documents are the “Credit Agreement” as defined in the Second Secured Note Indenture. The full amount of the Term Loan is being incurred pursuant to Section 4.12(a) of the Second Secured Note Indenture. All Liens securing the Second Secured Debt are subordinate and junior in priority to all Liens in favor of Agent, for the benefit of the Lenders, securing the Obligations under the Intercreditor Agreement. No Liens securing the Second Secured Debt exist on any Collateral of the Loan Parties or any of their Subsidiaries on which Agent does not have an enforceable, perfected Lien under the Loan Documents securing the Obligations. No event of default or event or condition which would become an event of default with notice or lapse of time or both, exists under the Second Secured Debt Documents and each of the Second Secured Debt Documents is in full force and effect.

4.25      Compliance with the Law.    No Loan Party has violated any laws or failed to obtain any material license, permit, franchise or other authorization from any Governmental Authority necessary for the ownership of any of its Oil and Gas Properties or the conduct of its business. The Oil and Gas Properties of each Loan Party (and assets and properties utilized therewith) have been maintained, operated and developed in a good and workmanlike manner and in substantial conformity with all applicable laws and all rules, regulations and orders of all Governmental Authorities having jurisdiction and in substantial conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of such Oil and Gas Properties; specifically in this connection, (a) after the Restatement Date, no Oil and Gas Property of any Loan Party is subject to having allowable production reduced below the full and regular allowable production (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Restatement Date and (b) none of the wells comprising a part of such Oil and Gas Properties (or assets and properties utilized therewith) is deviated from the vertical by more than the maximum permitted by applicable laws, regulations, rules and orders of any Governmental Authority, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, such Oil and Gas Properties (or in the case of wells located on Real Property utilized therewith, such utilized Real Property) covered by the leases.

4.26      Oil and Gas Imbalances.  Except as set forth on Schedule 4.26, on a net basis there are no gas imbalances, take-or-pay oil and gas or other prepayments with respect to any Loan Party’s Oil and Gas Properties which would require such Person either to make cash

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settlements for such production or deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payments therefor exceeding two percent (2%) of the current monthly production of oil and gas from the Oil and Gas Properties of the Loan Parties in the aggregate.

4.27      Hedge Agreements.  Schedule 4.27 sets forth, as of the Restatement Date, a true and complete list of all Hedge Agreements (including any commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of Hydrocarbons or other commodities) of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

4.28      Oil and Gas Properties.

    (a)      Each Loan Party has good and defensible title to all of its Oil and Gas Properties which constitute Real Property and good and indefeasible title to all of its Oil and Gas Properties which constitute personal property, except for (i) such imperfections of title which do not in the aggregate materially detract from the value thereof to, or the use thereof in, the business of such Loan Party and (ii) Permitted Liens. The quantum and nature of the interest of such Loan Party in and to the Oil and Gas Properties as set forth in the Restatement Date Reserve Report includes the entire interest of such Loan Party in such Oil and Gas Properties as of the Restatement Date, and are complete and accurate in all material respects as of the Restatement Date; and there are no “back-in” or “reversionary” interests held by third parties which could materially reduce the interest of such Loan Party in such Oil and Gas Properties except as expressly set forth therein. The ownership of the Oil and Gas Properties by each Loan Party do not in any material respect obligate any such Loan Party to bear the costs and expenses relating to the maintenance, development or operations of each such Oil and Gas Property in an amount in excess of the working interest of record of such Loan Party in each Oil and Gas Property set forth in the Restatement Date Reserve Report.

    (b)      Each Loan Party’s marketing, gathering, transportation, processing and treating facilities and equipment, together with any marketing, gathering, transportation, processing and treating contracts in effect between and/or among such Loan Party and any other Person, are sufficient to gather, transport, process and/or treat, reasonably anticipated volumes of production of Hydrocarbons from the Oil and Gas Properties of the Loan Party.

4.29      Bonds and Insurance. Schedule 4.29 attached hereto contains an accurate and complete description of all performance bonds related to operations on or pertaining to the Oil and Gas Properties of the Loan Parties, and all material policies of insurance owned or held by each Loan Party. Except as set forth on Schedule 4.29, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Restatement Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such bonds and policies are sufficient for compliance with all requirements of law and of all agreements to which any Loan Party is a party; are valid, outstanding and enforceable policies; provide adequate coverage in at least such amounts and against at least such risks (but including in any event public liability) as are required by

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Governmental Authorities and/or usually insured or bonded against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Loan Parties; will remain in full force and effect through the respective dates set forth in Schedule 4.29 without the payment of additional premiums except as set forth on Schedule 4.29; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. No Loan Party has been refused any bonds or insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary bond or policy limits, by any bonding company or insurance carrier to which it has applied for any such bond or insurance or with which it has carried insurance during the last three years.

4.30      Royalties.    Except as set forth on Schedule 4.30, all royalties, overriding royalties, compensatory royalties and other payments due from or in respect of Hydrocarbon production from or allocable to the Oil and Gas Properties have been properly paid or provided for in all material respects in accordance with the terms of the applicable Material Contracts and applicable law.

4.31      Nature of Business. No Loan Party is engaged in any business other than the Oil and Gas Business within the continental United States.

4.32      Seismic Licenses. Schedule 4.32 identifies all of the license agreements relating to the performance of seismic exploration on the Oil and Gas Properties (“Seismic Licenses”) to which Parent or its Subsidiaries is a party. With respect to the Seismic Licenses: (a) all Seismic Licenses are in effect and have not expired or terminated; (b) neither Loan Parties nor their Subsidiaries are in material breach or material default, and there has occurred no event, fact, or circumstance, that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by Loan Parties or their Subsidiaries, with respect to the terms of any Seismic License; and (c) neither Loan Parties nor their Subsidiaries nor, to the knowledge of Loan Parties, any other party to any Seismic License has given written notice of any action to terminate, cancel, rescind, or procure a judicial reformation of any Seismic License or any provision thereof. To the extent not prohibited by the terms of the Seismic Licenses or any confidential agreement, all of the transfer fees or similar amounts payable by Loan Parties under the terms of the Seismic Licenses upon the consummation of the transactions contemplated herein, or the method of calculating same, are set forth in Schedule 4.32.

4.33      Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 4.33, no material agreements exist that are not cancelable on 60 days notice or less without payment or detriment for the sale of production from of Loan Parties’ or their Subsidiaries’ Hydrocarbons (including, without limitation, currently being exercised) that (a) pertains to the sale of production from any calls on or other rights to purchase, production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof. All proceeds from the sale of Loan Parties’ or their Subsidiaries’ Hydrocarbon Interests from their Oil and Gas Properties will be paid in full to the applicable party by the purchaser thereof on a timely basis, and none of such proceeds are currently being held in suspense by such purchaser or any other Person. Except as set forth in Schedule 4.33, none of the Oil and Gas Properties of Loan Parties or their Subsidiaries are subject to any contractual or other arrangement whereby payment for production therefrom is to be deferred for a substantial period

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of time after the month in which such production is delivered (i.e., in the case of oil, not in excess of 60 days, and in the case of gas, not in excess of 90 days).

5.	AFFIRMATIVE COVENANTS.

Each Loan Party covenants and agrees that, until payment in full of the Obligations, Loan Parties shall and shall cause each of their respective Subsidiaries to do all of the following:

5.1      Accounting System.  Maintain a system of accounting that enables Parent and its Subsidiaries to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Loan Parties also shall keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries’ sales. Loan Parties shall also maintain their billing systems/practices as approved by Agent prior to the Restatement Date and shall only make material modifications thereto with notice to, and consent of, Agent.

5.2      Collateral Reporting.  Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the reports set forth on Schedule 5.2 at the times specified therein.

5.3      Financial Statements, Reports, Certificates.  Deliver to Agent, with copies to each Lender, each of the financial statements, reports, or other items set forth on Schedule 5.3 at the times specified therein. In addition, Parent agrees that no Subsidiary of Parent will have a fiscal year different from that of Parent.

5.4      [Intentionally Deleted].

5.5      Inspection.    Permit Agent, each Lender, and each of their duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent or any such Lender may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to Administrative Borrower.

5.6      Maintenance of Properties.  (a) Maintain and preserve all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear, tear, and casualty excepted (and except where the failure to do so could not be expected to result in a Material Adverse Change), and comply at all times with the provisions of all material leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

  (b)      Cause to be done all things necessary to preserve and keep in good repair, working order and efficiency all the Oil and Gas Properties of each Loan Party and other material assets including, without limitation, all equipment, machinery, facilities, and marketing, gathering, transportation and processing assets and, from time to time, will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and conditions of such Oil and Gas Properties and other material assets will be fully preserved and

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maintained, except to the extent a portion of such assets is no longer capable of producing Hydrocarbons in economically reasonable amounts.

  (c)      Promptly: (i) pay and/or discharge or cause to be paid and/or discharged, all rentals, royalties, expenses, taxes and Indebtedness accruing under the lease or other agreements affecting or pertaining to the Oil and Gas Properties of each Loan Party and do all other things necessary to keep unimpaired its rights with respect thereto and prevent forfeiture thereof or default thereunder, (ii) perform, observe and comply or make reasonable and customary efforts to cause to be performed, observed and complied with, in accordance with usual and customary industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in such Oil and Gas Properties and the accompanying elements therefrom and other material properties so long as such properties are capable of producing Hydrocarbons and the accompanying elements in quantities and at prices providing for continued efficient and profitable operations of business and (iii) do all other things necessary to keep unimpaired, except for Permitted Liens, its rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such properties is no longer capable of producing Hydrocarbons in economically reasonable amounts.

  (d)      Operate its Oil and Gas Properties and other material properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material properties to be operated on a continuous basis for the production of Hydrocarbons and in a careful and efficient manner in accordance with the usual and customary practices of the industry and in substantial compliance with all applicable contracts and agreements and in compliance in all material respects with all material laws (including making adequate provision for all plugging and abandonment liabilities).

  (e)      Prudently operate and produce with respect to the Oil and Gas Properties of the Loan Parties in accordance with good engineering practices.

5.7      Taxes.  Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Loan Parties, their Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Loan Parties will and will cause their Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof indicating that the applicable Loan Party or Subsidiary of a Loan Party has made such payments or deposits.

5.8      Insurance.

  (a)        At Loan Parties’ expense, maintain insurance respecting Loan Parties’ and their Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses, provided that, the Loan Parties shall not be required to maintain business interruption insurance. Loan Parties also shall, and shall cause each of their Subsidiaries to,

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maintain public liability and product liability insurance. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Required Lenders. Loan Parties shall deliver copies of all such policies to Agent with an endorsement naming Agent as the sole loss payee (under a satisfactory lender’s loss payable endorsement) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever. During the period of the drilling of wells and the construction of any other improvements comprising a part of the Oil and Gas Properties of any Loan Party, Borrowers shall, or, as applicable, shall cause their and their Subsidiaries’ contractors or subcontractors to, obtain and maintain well control insurance (including coverage for costs and redrilling) and builder’s risk insurance, as applicable, in such form and amounts as is customary in the industry and worker’s compensation insurance covering all Persons employed by any Loan Party or its agents or subcontractors of any tier in connection with any construction affecting such Oil and Gas Properties, including, without limitation, all agents and employees of any Loan Party and such Loan Party’s subcontractors with respect to whom death or bodily injury claims could be asserted against any Loan Party.

  (b)      Administrative Borrower shall give Agent prompt notice of any loss exceeding $1,000,000 covered by such insurance. So long as no Event of Default has occurred and is continuing, Loan Parties shall have the exclusive right to adjust any losses payable under any such insurance policies which are less than $1,000,000. Following the occurrence and during the continuation of an Event of Default, or in the case of any losses payable under such insurance exceeding $1,000,000, Agent shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Borrowers whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be applied to prepay the Term Loan.

  (c)      Loan Parties will not, and will not suffer or permit its Subsidiaries to, take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.8, unless Agent is included thereon as an additional insured or loss payee under a lender’s loss payable endorsement. Administrative Borrower shall notify Agent promptly whenever such separate insurance is taken out, specifying the insurer and the type and amount of insurance provided thereunder as to the policies evidencing the same, and copies of such policies shall be provided to Agent promptly after receipt by Loan Parties thereof.

5.9      Compliance with Laws.   Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

5.10    Leases.   Pay when due all rents and other amounts payable under any material leases to which any Loan Party or any Subsidiary of a Borrower is a party or by which any Loan Party’s or any of its Subsidiaries’ properties and assets are bound, unless such payments are the subject of a Permitted Protest.

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5.11    Existence.    At all times preserve and keep in full force and effect each Loan Party’s and each of its Subsidiaries’ (a) valid existence and good standing in the jurisdiction of its organization (to the extent such concept applies to such entity), (b) valid existence and good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of business makes such qualification necessary (to the extent such concept applies to such entity), except to the extent that the failure to be so qualified could not reasonably be expected to result in a Material Adverse Change, and (c) except as could not reasonably be expected to result in a Material Adverse Change, any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.

5.12    Environmental.   (a) Keep any property either owned or operated by any Loan Party or any Subsidiary of a Loan Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Borrower or any Subsidiary of a Loan Party and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Loan Party or any Subsidiary of a Loan Party, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any Subsidiary of a Loan Party, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

5.13    Disclosure Updates.   Promptly and in no event later than 10 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.14    Control Agreements.   Take all reasonable steps in order for Agent to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to (subject to the proviso contained in Section 6.11) all of its Commodities Accounts, Securities Accounts, Deposit Accounts, electronic chattel paper, investment property, and letter-of-credit rights.

5.15    Formation of Subsidiaries.   At the time that any Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Restatement Date, such Loan Party shall (a) cause such new Subsidiary to provide to Agent a joinder to the Guaranty and the Security Agreement, together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary), as well as

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appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Agent and Required Lenders (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent and Required Lenders, and (c) provide to Agent and/or Lenders all other documentation, including one or more opinions of counsel satisfactory to Agent and Required Lenders, which in their opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.15 shall be a Loan Document.

5.16    Further Assurances.  At any time upon the request of Agent and/or Required Lenders, Borrowers shall execute or deliver to Agent and Lenders, and shall cause their Subsidiaries to execute or deliver to Agent and Lenders, any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (collectively, the “Additional Documents”) that Agent and/or Required Lenders may reasonably request in form and substance reasonably satisfactory to Agent and Required Lenders, to create, perfect, and continue perfected or to better perfect the Agent’s Liens in all of the properties and assets of Loan Parties and their Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Real Property acquired by Loan Parties or their Subsidiaries after the Restatement Date, to create and perfect Liens in favor of Agent in any properties and assets pledged by Loan Parties or their Subsidiaries under the Second Secured Debt Documents after the Restatement Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrowers authorize Agent to execute any such Additional Documents in Loan Parties’ or their Subsidiaries’ names, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office.

5.17    Organizational ID Number; Commercial Tort Claims.    As promptly as practicable, but in any event within 5 days, (a) upon obtaining an organizational identification number (to the extent that any Loan Party has not been issued such number on or prior to the Restatement Date), notify Agent in writing and deliver an updated Schedule 4.2(c), and (b) upon obtaining any commercial tort claim that would have been required to be disclosed to Agent under this Agreement and the other Loan Documents if it existed as of the Restatement Date, deliver an updated Schedule 4.2(d) and the other documents required under the Security Agreement.

5.18    Material Contracts.  Contemporaneously with the delivery of each Compliance Certificate pursuant hereto, provide Agent with copies of (a) each Material Contract entered into since the delivery of the previous Compliance Certificate and (b) each amendment or modification of any Material Contract entered into since the delivery of the previous Compliance Certificate.

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5.19    Obtaining Permits, Etc.  Obtain, maintain and preserve and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that if not obtained, maintained or preserved could reasonably be expected to result in a Material Adverse Change.

5.20    After Acquired Properties.  With respect to any Oil and Gas Property of any Loan Party acquired after the Restatement Date by any Loan Party or any discovery and/or confirmation of the existence of Hydrocarbons in any property owned or leased by any Loan Party, promptly (and in any event within 30 days after the acquisition thereof): (a) execute and deliver to Agent such amendments to the Mortgages or such other documents as Agent shall deem necessary or advisable to grant to Agent, for the benefit of the Lenders, a perfected first priority Lien on such Oil and Gas Property; and (b) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable law, including, without limitation, the filing of Mortgages, or UCC financing statements in such jurisdictions as may be requested by Agent.

5.21    Ad Valorem and Severance Taxes; Royalties.  (a) Cause all ad valorem taxes assessed against their Oil and Gas Properties or any part thereof and all production, severance and other taxes assessed against, or measured by, production or the value, or proceeds, of the production therefrom, that are due or payable by, or imposed, levied, or assessed against any Loan Parties, their Subsidiaries, or any of their respective assets, to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of any such tax or assessment shall be the subject of a Permitted Protest and (b) cause all royalties, overriding royalties, compensatory royalties and other payments due from or in respect of Hydrocarbon production from or allocable to the Oil and Gas Properties of Parent or any of its Subsidiaries, that are due or payable by any Loan Parties or their Subsidiaries, to be paid in full, before delinquency, in accordance with the terms of the applicable Material Contracts and applicable law, except to the extent that the validity of any such royalty or other payment shall be the subject of a Permitted Protest.

5.22    Interest Reserve.  Beginning on the Restatement Date and continuing until such time as Agent releases such funds in accordance with this Section 5.22, Borrowers shall maintain $15,750,000 in a Deposit Account as an interest reserve with respect to the Second Secured Notes (the “Interest Reserve”).    The Interest Reserve shall be cash Collateral for the Obligations, and the Deposit Account therefor shall be subject to a Control Agreement that grants sole control to Agent. Provided that no Default or Event of Default has occurred and is continuing, Agent will, upon the request of Administrative Borrower, disburse to the trustee for the Second Secured Notes all or such portion of the Interest Reserve as may be needed to make the interest payment thereunder due on June 1, 2011. If any funds remain in the Interest Reserve following June 1, 2011 (whether as a result of a Default or Event of Default, Administrative Borrower’s failure to request disbursement thereof, the Interest Reserve exceeding the amount of interest due on the Second Secured Notes or otherwise), all such funds shall be applied as a mandatory prepayment of the Term Loan.

5.23    Post-Closing Deliveries.  On or before December 17, 2010, the Loan Parties shall deliver to Agent and the Lenders (i) a Schedule 4.28 which lists (and delivery thereof shall constitute a representation and warranty by the Loan Parties that such Schedule so lists)

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completely and correctly as of the Restatement Date all Oil and Gas Properties that are Real Property, whether leased or owned by any Loan Party, and the respective addresses (if any), counties and states thereof, and (ii) an additional or amended Control Agreement entered into by the applicable Loan Parties that are account holders and the Cash Management Bank such that all Deposit Accounts listed on Schedule 4.12 will be subject to Agent’s duly perfected Lien for the benefit of the Lender Group.

6.	NEGATIVE COVENANTS.

Each Loan Party covenants and agrees that, until payment in full of the Obligations, Loan Parties will not and will not permit any of their respective Subsidiaries to do any of the following:

6.1      Indebtedness.    Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

  (a)      Indebtedness evidenced by this Agreement and the other Loan Documents,

  (b)      Indebtedness set forth on Schedule 6.1 and any Refinancing Indebtedness in respect of such Indebtedness,

  (c)      Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

  (d)      endorsement of instruments or other payment items for deposit,

  (e)      Indebtedness composing Permitted Investments.

  (f)      Indebtedness consisting of unsecured intercompany loans and advances among Loan Parties, subject to the terms and provisions of the Intercompany Subordination Agreement,

  (g)      Subordinated Indebtedness,

  (h)      the Second Secured Debt in an aggregate principal amount not to exceed $300,000,000 owing by Parent and any Refinancing Indebtedness in respect of such Indebtedness,

  (i)      Indebtedness in respect of obligations under Acceptable Commodity Hedging Agreements entered into in accordance with this Agreement;

  (j)      Indebtedness associated with plugging and abandonment liabilities, including reimbursement obligations in respect of letters of credit and performance and surety bonds issued to support plugging and abandonment liabilities, in each case as required by applicable law in connection with the operation of Parent’s and its Subsidiaries’ Oil and Gas Properties;

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  (k)      Indebtedness solely represented by premium financing or similar payment obligations incurred with respect to insurance policies purchased in the ordinary course of business and consistent with past practices; and

  (l)       unsecured Indebtedness of any Loan Party in addition to the Indebtedness set forth in clauses (a) through (k) above in an aggregate principal amount not to exceed $3,500,000 at any time outstanding.

6.2      Liens.  Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3      Restrictions on Fundamental Changes.

  (a)      Other than a Permitted Merger or in order to consummate a Permitted Acquisition, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock,

  (b)      Other than as a result of a Permitted Merger, liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution),

  (c)      Other than as a result of a Permitted Merger, suspend or go out of a substantial portion of its or their business.

6.4      Disposal of Assets.    Other than Permitted Dispositions and Permitted Mergers, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of the assets of any Loan Party or any Subsidiary of a Loan Party.

6.5      Change Name.    Change any Loan Party’s or any of its Subsidiaries’ name, organizational identification number, state of organization or organizational identity; provided, however, that a Loan Party or a Subsidiary of a Loan Party may change its name upon at least 30 days prior written notice by Administrative Borrower to Agent of such change and so long as, at the time of such written notification, such Loan Party or such Subsidiary provides any financing statements necessary to perfect and continue perfected the Agent’s Liens.

6.6      Nature of Business.  Engage in any business other than oil and gas exploration and production and activities reasonably related thereto, or acquire any properties or assets that are not reasonably related to the conduct of such business activities.

6.7      Prepayments and Amendments.

  (a)      Except in connection with Refinancing Indebtedness permitted by Section 6.1, optionally or mandatorily prepay, redeem, defease, purchase (including, without limitation, any offer to repurchase or other payment based on excess cash flow or any similar terms, whether optional or mandatory, it being acknowledged and agreed that any such payment based on excess cash flow or any similar terms that is mandatory may be prohibited by the terms of this Agreement), or otherwise acquire any Subordinated Indebtedness, Second Secured Debt

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or other Indebtedness of any Loan Party or any Subsidiary of a Loan Party, other than (i) the Obligations in accordance with this Agreement, and (ii) any optional payment, redemption or defeasance or open-market purchase of any Subordinated Indebtedness, Second Secured Debt or other Indebtedness solely with the proceeds of common stock of Parent or with Subordinated Indebtedness of Loan Parties.

  (b)      Except in connection with Refinancing Indebtedness permitted by Section 6.1, make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the applicable subordination terms and conditions,

  (c)      Except in connection with Refinancing Indebtedness permitted by Section 6.1, directly or indirectly, amend, modify, alter, increase, or change (other than Permitted Changes) any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 6.1(b), (c), (f), (g), (h), or (l), or

  (d)      (i)  Amend, modify or otherwise change its Governing Documents, including, without limitation, by the filing or modification of any certificate of designation, or (ii) amend, modify or otherwise change any Material Contract, except that such amendment, modification, alteration, increase, or change pursuant to this paragraph (d) could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

6.8      Change of Control.  Cause, permit, or suffer, directly or indirectly, any Change of Control.

6.9      Distributions.    Other than Permitted Distributions, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Loan Party’s Stock, of any class, whether now or hereafter outstanding.

6.10    Accounting Methods.    Modify or change their fiscal year or their method of accounting (other than as may be required to conform to GAAP).

6.11    Investments.  Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Administrative Borrower and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in Commodities Accounts, Deposit Accounts or Securities Accounts in an aggregate amount in excess of $50,000 at any one time unless Administrative Borrower or its Subsidiary, as applicable, and the applicable commodities or securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent’s Liens in such Permitted Investments. Subject to the foregoing proviso, Loan Parties shall not and shall not permit their Subsidiaries to establish or maintain any Commodities Account, Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Commodities Account, Deposit Account or Securities

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Account.

6.12    Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Loan Party or any Subsidiary of a Loan Party except for:

  (a)      transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Loan Parties or their Subsidiaries, on the one hand, and any Affiliate of Loan Parties or their Subsidiaries, on the other hand, so long as such transactions (i) are upon fair and reasonable terms, (ii) are fully disclosed to Agent if they involve one or more payments by any Borrower or any Subsidiary of a Loan Party in excess of $250,000 for any single transaction or series of transactions, and (iii) are no less favorable to Loan Parties or their Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate; and

  (b)      the payment of reasonable fees, compensation, or employee benefit arrangements to, and any indemnity provided for the benefit of, outside directors of Parent in the ordinary course of business and consistent with industry practice.

6.13    Use of Proceeds.  Use the proceeds of the Term Loan for any purpose other than (a) on the Restatement Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, (b) on the Restatement Date, to fund the Interest Reserve, (c) on the Restatement Date and thereafter, to cash collateralize letters of credit and/or any surety bonds permitted hereunder, and (d) thereafter, consistent with the terms and conditions hereof, for working capital, Capital Expenditures, general corporate needs of the Loan Parties and for other lawful and permitted purposes.

6.14    Hedging Agreements.  Loan Parties shall not enter into any Hedging Agreements other than Acceptable Commodity Hedging Agreements. Loan Parties shall use such Acceptable Commodity Hedging Agreements solely as a part of their normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to their oil and gas operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets.

6.15    Farm-Out Agreements.  No Loan Party may enter into any farm-out agreement except for Permitted Farm-Out Agreements.

6.16    Financial Covenant.  As of the last day of each fiscal month, Borrowers will not permit the ratio of Total Proved Developed PV-10 to the principal amount of the Obligations (excluding Bank Product Obligations) to be less than 2.0 to 1.0.

6.17    Forward Sales.  Except in accordance with the ordinary course of the Oil and Gas Business, enter into or permit to exist any advance payment agreement or other arrangement pursuant to which any Loan Party, having received full or substantial payment of the purchase price for a specified quantity of Hydrocarbons upon entering such agreement or arrangement, is required to deliver, in one or more installments subsequent to the date of such agreement or

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arrangement, such quantity of Hydrocarbons pursuant to and during the terms of such agreement or arrangement.

6.18    Oil and Gas Imbalances.  Enter into any contracts or agreements which warrant production of Hydrocarbons (other than Hedge Agreements otherwise permitted hereunder) and shall not hereafter allow gas imbalances, take-or-pay or other prepayment with respect to its Oil and Gas Properties which would require any Loan Party to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed, during any monthly period, two percent (2%) of the current aggregate monthly gas production for such monthly period from the Oil and Gas Properties of any Loan Party.

6.19    Environmental.  Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any Real Property owned, operated or leased by any Loan Party, except in compliance with all material Environmental Laws.

6.20    Marketing Activities.

  (a)      Loan Parties will not, and will not permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonable estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of Loan Parties and their Subsidiaries that Loan Parties or one of their Subsidiaries have the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) that have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

  (b)      All Hydrocarbon produced from the Oil and Gas Properties of Loan Parties and their Subsidiaries shall be marketed on an arms length basis using one or more Persons that are not Affiliates of Loan Parties.

7.	EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

7.1      If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations (in each case, including any portion thereof that accrues after the commencement of an Insolvency Proceeding,

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regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding);

7.2      If any Loan Party or any Subsidiary of any Loan Party

  (a)      fails to perform or observe any term, provision, condition, covenant or other agreement contained in any of Sections 2.7, 5.2, 5.3, 5.5, 5.8, 5.11, 5.13, 5.15, 5.16, 5.20, 5.21, 5.22, 5.23 and 6.1 through 6.20 of this Agreement or Section 6 of the Security Agreement;

  (b)      fails to perform or observe any covenant or other agreement contained in any of Sections 5.6, 5.7, 5.9, 5.10, 5.14, 5.17, 5.18 and 5.19 of this Agreement and such failure continues for a period of 15 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan Party or (ii) written notice thereof is given to Administrative Borrower by Agent; or

  (c)      fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 7 (in which event such other provision of this Section 7 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan Party or (ii) written notice thereof is given to Administrative Borrower by Agent;

7.3      If any material portion of any Loan Party’s or any of its Subsidiaries’ assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by such Loan Party or the applicable Subsidiary;

7.4      If an Insolvency Proceeding is commenced by any Loan Party or any Subsidiary of a Loan Party;

7.5      If an Insolvency Proceeding is commenced against any Loan Party or any Subsidiary of a Loan Party, and any of the following events occur: (a) the applicable Borrower or Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Loan Party or any Subsidiary of a Loan Party, or (e) an order for relief shall have been issued or entered therein;

7.6      If any Loan Party or any Subsidiary of a Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

7.7      If one or more judgments, orders, or awards involving an aggregate amount of $5,000,000, or more (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing) shall be entered or filed against any Loan Party

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or any Subsidiary of any Loan Party or with respect to any of their respective assets, and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by the applicable Loan Party or the applicable Subsidiary;

7.8      If there is a default in one or more agreements to which any Loan Party or any Subsidiary of a Loan Party is a party with one or more third Persons relative to Indebtedness of any Loan Party or any Subsidiary of any Loan Party involving an aggregate amount of $5,000,000 or more, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of the applicable Loan Party’s or Subsidiary’s obligations thereunder;

7.9      If any warranty, representation, statement, or Record made herein or in any other Loan Document or delivered to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

7.10    If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor;

7.11    If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement;

7.12    Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party or any Subsidiary of a Loan Party, or a proceeding shall be commenced by any Loan Party or any Subsidiary of a Loan Party, or by any Governmental Authority having jurisdiction over any Loan Party or any Subsidiary of a Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party or any Subsidiary of a Loan Party shall deny that it has any liability or obligation purported to be created under any Loan Document;

7.13    The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to result in a Material Adverse Change; or

7.14    The indictment of any Loan Party or any of its Subsidiaries under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party or any of its Subsidiaries, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any portion of the property of such Person which would result in a Material Adverse Change.

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8.	THE LENDER GROUP’S RIGHTS AND REMEDIES.

8.1      Rights and Remedies.  Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Loan Parties:

  (a)      Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

  (b)      Agent, on behalf of the Lender Group, may foreclose any or all of the Mortgages and sell the Real Property Collateral or Oil and Gas Properties or cause the Real Property Collateral or Oil and Gas Properties to be sold in accordance with the provisions of the Mortgages and applicable law, and exercise any and all other rights or remedies available to Agent, on behalf of the Lender Group, under the Mortgages, any of the other Loan Documents, at law or in equity with respect to the Collateral encumbered by the Mortgages; and

  (c)      The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in 7.4 or Section 7.5, in addition to the remedies set forth above, without any notice to any Loan Party or any other Person or any act by the Lender Group, the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by each Loan Party.

8.2      Remedies Cumulative.  The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

9.	TAXES AND EXPENSES.

If any Loan Party fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Loan Party, may do any or all of the following: (a) make payment of the same or any part thereof, or (b) in the case of the failure to comply with Section 5.8 hereof, obtain and maintain insurance policies of the type described in Section 5.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not

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constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

10.	WAIVERS; INDEMNIFICATION.

10.1     Demand; Protest; etc.  Each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Loan Party may in any way be liable.

10.2     The Lender Group’s Liability for Collateral.  Each Loan Party hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Loan Parties.

10.3     Indemnification.  Each Loan Party shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Loan Parties’ and their Subsidiaries’ compliance with the terms of the Loan Documents, (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Parent or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities and Costs or Remedial Actions related in any way to any such assets or properties of Parent or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Loan Parties shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

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If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Loan Parties were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Loan Parties with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11.	NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by Loan Parties or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or facsimile to Loan Parties in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

If to Administrative Borrower:	Dune Energy, Inc.
Two Shell Plaza
777 Walker Street, Suite 2300
Houston, Texas 77002
Attn: Chief Financial Officer
Fax No.: 713-888-0899

with copies to:	Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Attn: Rob Taylor
Fax No.: 713-238-7273

If to Agent:	Wells Fargo Capital Finance, Inc.
1100 Abernathy Road, Suite 1600
Atlanta, Georgia 30328
Attn: Business Finance Manager
Fax No.: 770-508-1375

with copies to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attn: Kirby Chin, Esq.
Fax No.: 212-593-5955

Agent and Loan Parties may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or

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demands sent in accordance with this Section 11, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Loan Party acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by facsimile or any other method set forth above.

12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)      THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)      THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c)      EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH LOAN APRTY AND EACH MEMBER OF THE LENDER GROUP REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1     Assignments and Participations.

  (a)      Any Lender may assign and delegate to one or more assignees (each an “Assignee”) that are Eligible Transferees all or any portion, of the Obligations and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by the Agent) of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of whom is an Affiliate of each other or a fund or account managed by any such new Lender or an Affiliate of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by the Agent, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

  (b)      From and after the date that Agent notifies the assigning Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 18.9(a) of this Agreement.

  (c)      By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value

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of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Loan Parties or the performance or observance by Loan Parties of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

  (d)      Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee.

  (e)      Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Loan Parties, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Loan Parties hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its

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participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Loan Parties, the Collections of Loan Parties or their Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 13.1(e) are solely for the benefit of the Lender Group and Loan Parties shall not have any rights as third party beneficiaries of any such provisions.

  (f)       In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 18.9, disclose all documents and information which it now or hereafter may have relating to Loan Parties and their Subsidiaries and their respective businesses.

  (g)      Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR § 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

13.2    Successors.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Loan Parties may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Loan Party from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 hereof and, except as expressly required pursuant to Section 13.1 hereof, no consent or approval by any Loan Party is required in connection with any such assignment.

14.	AMENDMENTS; WAIVERS.

14.1    Amendments and Waivers.  No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by Loan Parties therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Loan Parties) and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and Administrative Borrower (on behalf of all Loan Parties), do any of the following:

  (a)      increase or extend the Term Loan,

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  (b)      postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

  (c)      reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

  (d)      change the Pro Rata Share that is required to take any action hereunder,

  (e)      amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders,

  (f)       other than as permitted by Section 15.11, release Agent’s Lien in and to any of the Collateral,

  (g)      change the definition of “Required Lenders” or “Pro Rata Share”,

  (h)      contractually subordinate any of the Agent’s Liens,

  (i)       other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Loan Party from any obligation for the payment of money,

  (j)       amend any of the provisions of Section 2.4(b)(ii),

  (k)      change the definitions of Total Proved Developed PV-10, Proved Developed Non-Producing Reserves, Proved Developed Producing Reserves or Proved Developed Reserves, or

  (l)       amend any of the provisions of Section 15.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Loan Parties, shall not require consent by or the agreement of Loan Parties.

14.2    No Waivers; Cumulative Remedies.  No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Loan Parties of any provision of this Agreement. Agent’s and each Lender’s rights under this

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Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15.	AGENT; THE LENDER GROUP.

15.1    Appointment and Authorization of Agent.  Each Lender hereby designates and appoints WFCF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 15. The provisions of this Section 15 are solely for the benefit of Agent, and the Lenders, and Loan Parties and their Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word “Agent” is for convenience only, that WFCF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Loan Parties and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) exclusively receive, apply, and distribute the Collections of Loan Parties and their Subsidiaries as provided in the Loan Documents, (d) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Loan Parties and their Subsidiaries, (e) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Loan Parties, the Obligations, the Collateral, the Collections of Loan Parties and their Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (f) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2    Delegation of Duties.  Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be

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responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3    Liability of Agent.  None of the Agent Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Loan Parties or their Subsidiaries.

15.4    Reliance by Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Loan Parties or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

15.5    Notice of Default or Event of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4,

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Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 8; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6    Credit Decision.  Each Lender acknowledges that none of the Agent Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Loan Parties and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Loan Parties or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Loan Parties. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Loan Parties or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Loan Parties or any other Person party to a Loan Document that may come into the possession of any of the Agent Related Persons.

15.7    Costs and Expenses; Indemnification.  Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Loan Parties are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Loan Parties and their Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by Loan Parties or their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Loan Parties and without limiting the obligation of Loan Parties to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such

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Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Loan Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.8    Agent in Individual Capacity.  WFCF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Loan Parties and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFCF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFCF or its Affiliates may receive information regarding Loan Parties or their Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Loan Parties or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include WFCF in its individual capacity.

15.9    Successor Agent.  Agent may resign as Agent upon 45 days notice to the Lenders (unless such notice is waived by the Required Lenders); provided, that such resignation may not be effective until April 1, 2011 at the earliest unless (a) an Insolvency Proceeding is commenced by or against any Loan Party or any Subsidiary of a Loan Party or (b) the Required Lenders direct Agent to exercise remedies against all or a material portion of the Collateral and, in the case of clause (a) or (b) above, such resignation shall be effective immediately upon the passage of such notice period (including, without limitation, even if such notice period ends prior to April 1, 2011). If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. In addition, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent at any time. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent

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hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10  Lender in Individual Capacity.  Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Loan Parties and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Loan Parties or their Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11  Collateral Matters.

  (a)      The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the payment and satisfaction in full by Loan Parties of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under Section 6.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower or its Subsidiaries owned any interest at the time the Agent’s Lien was granted nor at any time thereafter, or (iv) constituting property leased to a Loan Party or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, however, that (A) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (B) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Loan Parties in respect of) all interests retained by Loan Parties, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

  (b)      Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Loan Parties or their Subsidiaries or is cared for, protected, or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or

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fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

15.12  Restrictions on Actions by Lenders; Sharing of Payments.

  (a)      Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or its Subsidiaries or any deposit accounts of any Loan Party or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against Loan Parties or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

  (b)      If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13  Agency for Perfection.  Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.14  Payments by Agent to the Lenders.  All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such

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wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15  Concerning the Collateral and Related Loan Documents.  Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

15.16  Reports; Confidentiality; Disclaimers by Lenders; and Information.  By becoming a party to this Agreement, each Lender:

  (a)      expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

  (b)      expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Loan Parties or their Subsidiaries and will rely significantly upon Loan Parties and their Subsidiaries’ books and records, as well as on representations of Loan Parties’ personnel,

  (c)      agrees to keep all Reports and other material, non-public information regarding Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 18.9, and

  (d)      without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Loan Parties, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Loan Parties; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing:  (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Loan Parties or their Subsidiaries to Agent that has not been contemporaneously provided by Loan Parties or their Subsidiaries to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Loan Parties

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or their Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.17  Several Obligations; No Liability.  Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Loan Party or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

16.	WITHHOLDING TAXES.

  (a)      All payments made by any Loan Party hereunder or under any Note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, each Loan Party shall comply with the penultimate sentence of this Section 16(a). “Taxes” shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the net income or net profits of any Lender) and all interest, penalties or similar liabilities with respect thereto. If any Taxes are so levied or imposed, each Loan Party agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any Note, or Loan Document, including any amount paid pursuant to this Section 16(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Loan Parties shall not be required to increase any such amounts if the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Each Loan Party will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by any Loan Party.

  (b)      If a Lender claims an exemption from United States withholding tax, such Lender agrees with and in favor of Agent and any Loan Party, to deliver to Agent:

    (i)      if such Lender claims an exemption from United States withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed

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under penalty of perjury, that it is not (1) a “bank” as described in Section 881(c)(3)(A) of the IRC, (2) a 10% shareholder of any Loan Party (within the meaning of Section 871(h)(3)(B) of the IRC), or (3) a controlled foreign corporation related to any Loan Party within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Loan Party;

    (ii)      if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Loan Party;

    (iii)      if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Loan Party; or

    (iv)      such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Loan Party.

Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

  (c)      If a Lender claims an exemption from withholding tax in a jurisdiction other than the United States, Lender agrees with and in favor of Agent and Loan Parties, to deliver to Agent any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower.

Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

  (d)      If any Lender claims exemption from, or reduction of, withholding tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Loan Parties to such Lender, such Lender agrees to notify Agent and Administrative Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Loan Parties to such Lender. To the extent of such percentage amount, Agent and Loan Parties will treat such Lender’s documentation provided pursuant to Sections 16(b) or 16(c) as no longer valid. With respect to such percentage amount, Lender may provide new documentation, pursuant to Sections 16(b) or 16(c), if applicable.

  (e)      If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the

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applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsections (b) or (c) of this Section 16 are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

  (f)      If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 16, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

17.	GUARANTY

17.1    Guarantied Obligations.      Each Guarantor hereby irrevocably and unconditionally guaranties to Agent, for the benefit of the Lender Group, as and for its own debt, until final payment in full thereof has been made, (a) the prompt payment of the Guarantied Obligations, when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of each Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrowers of all of the agreements, conditions, covenants, and obligations of Borrowers contained in this Agreement and under each of the other Loan Documents.

17.2    Continuing Guaranty.  This Guaranty includes Guarantied Obligations arising under successive transactions, in accordance with this Agreement and the Loan Documents, continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Guaranteed Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof in accordance with this Agreement and the other Loan Documents), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of a Lender in existence on the date of such revocation, (d) no payment by any Guarantor, any Borrower, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantors hereunder, and (e) any payment by Borrowers or from any source other than a Guarantor

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subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantors hereunder.

17.3    Performance Under this Guaranty.  In the event that Borrowers fail to make any payment of any Guarantied Obligations, on or prior to the due date thereof, or if Borrowers shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 17.1 of this Guaranty in the manner provided in this Agreement or any other Loan Document, each Guarantor immediately shall cause, as applicable, such payment to be made or such obligation to be performed, kept, observed, or fulfilled.

17.4    Primary Obligations.  This Guaranty is a primary and original obligation of each Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. Each Guarantor hereby agrees that it is directly, jointly and severally with each other Guarantor and any other guarantor of the Guarantied Obligations, liable to Agent, for the benefit of the Lender Group, that the obligations of such Guarantor hereunder are independent of the obligations of Borrowers or any other guarantor, and that a separate action may be brought against each Guarantor, whether such action is brought against Borrowers or any other Guarantor or whether Borrowers or any other Guarantor is joined in such action. Each Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by any member of the Lender Group of whatever remedies they may have against Borrowers or any other Guarantor, or the enforcement of any Lien or realization upon any security by any member of the Lender Group. Each Guarantor hereby agrees that any release which may be given by Agent to Borrowers or any other Guarantor shall not release such Guarantor. Each Guarantor consents and agrees that no member of the Lender Group shall be under any obligation to marshal any property or assets of Borrowers or any other Guarantor in favor of such Guarantor, or against or in payment of any or all of the Guarantied Obligations.

17.5    Waivers.

  (a)      To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under this Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to such Guarantor’s right to make inquiry of Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition Borrowers or of any other fact that might increase such Guarantor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any Default or Event of Default under this Agreement or any other Loan Document; and (vii) all other notices (except if such notice is specifically required to be given to such Guarantor under this Guaranty or any other Loan Documents to which such Guarantor is a party) and demands to which such Guarantor might otherwise be entitled.

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  (b)      To the fullest extent permitted by applicable law, each Guarantor hereby waives the right by statute or otherwise to require any member of the Lender Group, to institute suit against any Borrower or to exhaust any rights and remedies which any member of the Lender Group, has or may have against any Borrower. In this regard, each Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising, as fully as if the Guarantied Obligations were directly owing to Agent or the Lender Group, as applicable, by such Guarantor. Each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been performed and paid in the manner provided for in the applicable Loan Documents, to the extent of any such payment) of Borrowers or by reason of the cessation from any cause whatsoever of the liability of Borrowers in respect thereof.

  (c)      To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) any right to assert against any member of the Lender Group, any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against any Borrower or any other party liable to any member of the Lender Group; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group; (iv) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder.

  (d)      Until such time as all of the Guarantied Obligations have been finally paid in full, each Guarantor hereby waives and postpones (i) any right of subrogation such Guarantor has or may have as against Borrowers with respect to the Guarantied Obligations; (ii) any right to proceed against Borrowers or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Guarantied Obligations; and (iii) any right to proceed or to seek recourse against or with respect to any property or asset of Borrowers.

17.6    Releases.  Each Guarantor consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, any member of the Lender Group may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of this Agreement or any other Loan Document or may grant other indulgences to Borrowers in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Loan Documents, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

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17.7    No Election.  The Lender Group shall have the right to seek recourse against each Guarantor to the fullest extent provided for herein and no election by any member of the Lender Group to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Lender Group’s right to proceed in any other form of action or proceeding or against other parties unless Agent, on behalf of the Lender Group, has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Lender Group under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of any Guarantor under this Guaranty except to the extent that the Lender Group finally and unconditionally shall have realized payment in full of the Guarantied Obligations by such action or proceeding.

17.8    Financial Condition of Borrowers.  Each Guarantor represents and warrants to the Lender Group that it is currently informed of the financial condition of Borrowers and of all other circumstances which a reasonably diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor further represents and warrants to the Lender Group that it has read and understands the terms and conditions of this Agreement and each other Loan Document. Each Guarantor hereby covenants that it will continue to keep itself informed of Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

17.9    Payments; Application.  All payments to be made hereunder by each Guarantor shall be made in Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise) or offset and shall be applied to the Guarantied Obligations in accordance with the terms of this Agreement.

17.10  Attorneys Fees and Costs.    Each Guarantor agrees to pay, on demand, all reasonable attorneys fees and all other costs and expenses which may be incurred by Agent or any other member of the Lender Group in connection with the enforcement of this Guaranty or in any way arising out of, or consequential to, the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

18.	GENERAL PROVISIONS.

18.1    Effectiveness.    This Agreement shall be binding and deemed effective when executed by Loan Parties, Agent, and each Lender whose signature is provided for on the signature pages hereof.

18.2    Section Headings.    Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

18.3    Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Loan Parties, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

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18.4    Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

18.5    Bank Product Providers.  Each Bank Product Provider shall be deemed a party hereto for purposes of any reference in a Loan Document to the parties for whom Agent is acting; it being understood and agreed that the rights and benefits of such Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments and collections, Agent shall be entitled to assume no amounts are due to any Bank Product Provider unless such Bank Product Provider has notified Agent in writing of the amount of any such liability owed to it prior to such distribution.

18.6    Lender-Creditor Relationship.    The relationship between the Lenders and Agent, on the one hand, and Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to Loan Parties arising out of or in connection with, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and Loan Parties on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

18.7    Counterparts; Electronic Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

18.8    Revival and Reinstatement of Obligations.  If the incurrence or payment of the Obligations or the Guarantied Obligations by any Loan Party or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Loan Parties automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

18.9    Confidentiality; Public Lenders.

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(a)        Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 18.9, (iii) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (iv) as may be agreed to in advance by Administrative Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (v) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (vi) in connection with any assignment, prospective assignment, sale, prospective sale, participation, prospective participation or pledge or prospective pledge of any Lender’s interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledge or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (vii) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 18.9(a) shall survive for 2 years after the payment in full of the Obligations.

(b)        Anything in this Agreement to the contrary notwithstanding, Agent may provide information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services.

(c)        Loan Parties hereby acknowledges that (i) Agent will make available to the Lenders materials and/or information provided by or on behalf of Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Loan Parties and their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities. Loan Parties hereby agree that (1) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (2) by marking Borrower Materials “PUBLIC,” Loan Parties shall be deemed to have authorized Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Loan Parties or their securities for purposes of United States Federal and state securities laws; (3) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (4) Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

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18.10  Lender Group Expenses.  Loan Parties agree to pay any and all Lender Group Expenses promptly after demand therefor by Agent and agrees that their obligations contained in this Section 18.10 shall survive payment or satisfaction in full of all other Obligations.

18.11  USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender to identify Loan Parties in accordance with the Act.

18.12  Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

18.13  Parent as Agent for Borrowers.  Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide Agent with all notices and instructions under this Agreement and (b) to take such action as the Administrative Borrower deems appropriate on its behalf to carry out the purposes of this Agreement. It is understood that the handling of the Term Loan and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Term Loan and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Term Loan and Collateral of Borrowers as herein provided, (ii) the Lender Group’s relying on any instructions of the Administrative Borrower, or (iii) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 18.13 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

18.14  Ratification of Loan Documents.  Each Loan Party hereby ratifies and affirms its obligations under the Loan Documents (as amended, restated or otherwise modified on the

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Restatement Date), each of which (as amended, restated or otherwise modified on the Restatement Date) shall continue in full force and effect.

[Signature pages to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWERS:

DUNE ENERGY, INC., a Delaware corporation

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President and Chief Executive Officer

DUNE PROPERTIES, INC., a Texas corporation

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President

GUARANTOR:

DUNE OPERATING COMPANY, a Texas corporation

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President

Signature Page

AGENT AND LENDERS:

WELLS FARGO CAPITAL FINANCE, INC.,
a California corporation, as Agent

By:	/s/ Gary Forlenza
Name:	Gary Forlenza
Title:	VP

WAYZATA OPPORTUNITIES FUND II, L.P.,
a Delaware limited partnership, as sole Lender
By: WOF II GP, L.P., its General Partner
By: WOF II GP, LLC, its General Partner

By	/s/ Blake Carlson
Name:	Blake Carlson
Title:	Authorized Signatory

Signature Page

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit C-1	Form of Compliance Certificate
Schedule A-1	Agent’s Account
Schedule A-2	Authorized Persons
Schedule C-1	Commitments
Schedule P-1	Permitted Holders
Schedule P-2	Permitted Liens
Schedule P-3	Permitted Investments
Schedule P-4	Permitted Dispositions
Schedule R-1	Real Property Collateral
Schedule 1.1	Definitions
Schedule 2.7(a)	Cash Management Banks
Schedule 3.1	Conditions Precedent
Schedule 4.2(a)	Jurisdictions of Organization
Schedule 4.2(b)	Chief Executive Offices
Schedule 4.2(c)	Organizational Identification Numbers
Schedule 4.2(d)	Commercial Tort Claims
Schedule 4.3(b)	Capitalization of Parent
Schedule 4.3(c)	Capitalization of Parents’ Subsidiaries
Schedule 4.3(d)	Subscriptions, Options and Warrants
Schedule 4.5	Litigation
Schedule 4.6	Material Adverse Change
Schedule 4.9	Environmental Matters
Schedule 4.10	Intellectual Property
Schedule 4.12	Commodities Accounts, Deposit Accounts and Securities Accounts
Schedule 4.17	Material Contracts
Schedule 4.18	Employee and Labor Matters
Schedule 4.21	Insurance
Schedule 4.24	Second Secured Debt Documents
Schedule 4.26	Oil and Gas Imbalances
Schedule 4.27	Hedge Agreements
Schedule 4.29	Bonds and Insurance
Schedule 4.30	Royalties
Schedule 4.32	Seismic Licenses
Schedule 4.33	Marketing of Production
Schedule 5.2	Collateral Reporting
Schedule 5.3	Financial Statements, Reports, Certificates
Schedule 6.1	Permitted Indebtedness
Schedule 6.15	Permitted Farm-Out Agreements

Exhibits and Schedules - 1

EXHIBIT A-1

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of                                      between                                                                   (“Assignor”) and                                                                   (“Assignee”). Reference is made to the Agreement described in Annex I hereto (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1.        In accordance with the terms and conditions of Section 13 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Commitments, all to the extent specified on Annex I.

2.        The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrowers to Assignor with respect to Assignor’s share of the Obligations assigned hereunder, as reflected on Assignor’s books and records.

3.        The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) confirms that it is an Eligible Transferee; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; [and (f) attaches the forms

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prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.]

4.        Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Agent for recording by the Agent. The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by Agent for its sole and separate account a processing fee in the amount of $3,500 (if required by the Credit Agreement), (c) the receipt of any required consent of the Agent, and (d) the date specified in Annex I.

5.        As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Article 15 and Section 18.9 of the Credit Agreement.

6.        Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7.        This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8.        THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR]

as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE]

as Assignee

By:
Name:
Title:

ACCEPTED THIS DAY OF

WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as Agent

By:
Name:
Title:

DUNE ENERGY, INC.,
as Administrative Borrower[1]

By:
Name:
Title:

1 If required by Credit Agreement

3

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

Borrowers: Dune Energy, Inc. and certain of its Subsidiaries

Name and Date of Credit Agreement:

Amended and Restated Credit Agreement, dated as of December 7, 2010, by and among Dune Energy, Inc., the other Borrowers, the Guarantors, the lenders from time to time a party thereto (the “Lenders”), and Wells Fargo Capital Finance, Inc., a California corporation, as the administrative agent for the Lenders.

Date of Assignment Agreement:	_______________

Amounts:

Assigned Amount of Commitment	$

Assigned Amount of Loan	$

Settlement Date:	_______________

Purchase Price	$

Notice and Payment Instructions, etc.

Assignee:	Assignor:

Annex I-1

EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE

[on Parent’s letterhead]

To:    Wells Fargo Capital Finance, Inc.

          1100 Abernathy Road, Suite 1600

          Atlanta, Georgia 30328

          Attn: Business Finance Division Manager

Re:    Compliance Certificate dated

Ladies and Gentlemen:

Reference is made to that certain AMENDED AND RESTATED CREDIT AGREEMENT (the “Credit Agreement”) dated as of December 7, 2010, by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as the administrative agent for the Lenders (“Agent”), DUNE ENERGY, INC., a Delaware corporation (“Parent”), and each of its Subsidiaries party thereto. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to Schedule 5.3 of the Credit Agreement, the undersigned officer of Parent hereby certifies that:

1.        [The financial information of Parent and its Subsidiaries furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of Parent and its Subsidiaries.] [Include if required to report financials]

2.        [Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Parent and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Schedule 5.3 of the Credit Agreement.] [Include if required to report financials]

3.        [Such review has not disclosed the existence on and as of the date hereof, and] the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Parent and its Subsidiaries have taken, are taking, or propose to take with respect thereto.

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4.        The representations and warranties of Parent and its Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date), except as set forth on Schedule 3 attached hereto.

5.        Parent and its Subsidiaries are in compliance with the applicable financial covenant contained in Section 6.16 of the Credit Agreement as demonstrated on Schedule 4 hereof.

[Signature Page Follows]

2

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this      day of                     ,         .

DUNE ENERGY, INC.

By:

Name:

Title:

3

SCHEDULE 1

Financial Information

Schedule 1-1

SCHEDULE 2

Default or Event of Default

Schedule 2-1

SCHEDULE 3

Representations and Warranties

Schedule 3-1

SCHEDULE 4

Financial Covenant

Borrowers’ ratio of Total Proved Developed PV-10 to the principal amount of the Obligations (excluding Bank Product Obligations) as of the end of              [month] is $             to $            , which [is/is not] equal to or greater than 2.0 to 1.0.

Schedule 4-1

Schedule A-1

Agent’s Account

An account at a bank designated by Agent from time to time as the account into which Borrowers shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under the Agreement and the other Loan Documents; unless and until Agent notifies Administrative Borrower and the Lender Group to the contrary, Agent’s Account shall be that certain deposit account described as follows:

Wells Fargo Bank

San Francisco, CA

ABA# 121-000-248

Wells Fargo Capital Finance, Inc.

A/C #4121345094

Swift: WFBIUS6S

REF: Dune

A-2

Authorized Persons

James A. Watt, as President and CEO

Frank T. Smith, Jr., as Chief Financial Officer

Schedule C-1

Commitments

Lender	Commitment
Wayzata Opportunities Fund II, L.P.	$40,000,000

Permitted Holders

Itera Holdings, BV

Natural Gas Partners

Alan Gaines

James Watt

Permitted Liens

Dune Energy Inc.

A lien on all of the movable personal property located at its Houston office headquarters at Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002 pursuant to the office space lease agreement as described on Schedule 4.17 and various lease and/or purchase agreements for any such movable personal property.

Dune Operating Company	None

Dune Properties, Inc.	None

Permitted Investments

Dune Energy Inc.	None

Dune Operating Company	None

Dune Properties, Inc.	None

Schedule P-4

Permitted Sales of Oil and Gas Properties

1.

Leeville: Sale of 60% of Dune’s leasehold interest and related facilities and equipment in Leeville Field, Lafourche Parish, Louisiana to Manti Equity Partners, LP and Manti Exploration & Production, Inc. in exchange for a cash payment in the amount of $5,000,000 and termination for the Exploration Agreement dated February 2, 2004, between Manti and Dune (as successor to Enervest).

2.

Chocolate Bayou: Sale of the 240 acre Wilson “B” Lease in Chocolate Bayou Field, Brazoria County, Texas to Elliott Oil & Gas Company in exchange for a cash payment in the amount of $100,000, retained 10% overriding royalty interest and assumption by Elliott of all P&A and environmental liabilities, past, present and future, associated with such lease.

R-1

Real Property Collateral

Dune Energy Inc.	None

Dune Operating Company	None

Dune Properties, Inc.	None

Schedule 1.1

As used in the Agreement, the following terms shall have the following definitions:

“2007 Credit Agreement” has the meaning given to it in the preamble to this Agreement.

“Acceptable Commodity Hedging Agreement” means a Commodity Hedging Agreement (i) with a (x) Bank Product Provider or (y) a counterparty approved by Required Lenders, (ii) pursuant to an agreement the terms of which are acceptable to Agent and (iii) which are otherwise approved by Agent and Required Lenders.

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“ACH Transactions” means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Administrative Borrower or its Subsidiaries.

“Act” has the meaning specified therefor in Section 18.11.

“Activation Instruction” has the meaning specified therefor in Section 2.7(b).

“Additional Documents” has the meaning specified therefor in Section 5.16.

“Administrative Borrower” has the meaning specified therefor in Section 18.13.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 6.11 of the Agreement: (i) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (ii) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (iii) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

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“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1.

“Agent’s Liens” means the Liens granted by Loan Parties or their Subsidiaries to Agent under the Loan Documents.

“Agreement” means the Amended and Restated Credit Agreement to which this Schedule 1.1 is attached.

“Application Event” means the occurrence of (i) a failure by Loan Parties to repay all of the Obligations on the Maturity Date, or (ii) an Event of Default and the election by the Required Lenders to declare all or any portion of the Obligations to be due and payable or to exercise remedies against the Collateral.

“Asset Acquisition” means the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of any other Person.

“Assignee” has the meaning specified therefor in Section 13.1(a).

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

“Authorized Person” means any one of the individuals identified on Schedule A-2.

“Bank Product” means any financial accommodation extended to Administrative Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to the Agreement) including: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) ACH Transactions, (vi) cash management, including controlled disbursement, accounts or services, or (vii) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by Administrative Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Administrative Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Administrative Borrower or its Subsidiaries are obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Administrative Borrower or its Subsidiaries.

“Bank Product Provider” means Wells Fargo, any Lender or any of their respective Affiliates.

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“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which any Loan Party or any Subsidiary or ERISA Affiliate of any Loan Party has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Board of Directors” means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to the Agreement.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York or Georgia.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (d) above.

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“Cash Management Account” has the meaning specified therefor in Section 2.7(a).

“Cash Management Agreements” means those certain cash management agreements, in form and substance satisfactory to Agent, each of which is among Administrative Borrower or one of its Subsidiaries, Agent, and one of the Cash Management Banks.

“Cash Management Bank” has the meaning specified therefor in Section 2.7(a).

“Change of Control” means (a) that any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders or Wayzata and its Affiliates, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, (b) that a majority of the members of the Board of Directors do not constitute Continuing Directors, (c) that Parent ceases to own and control, directly or indirectly, 100% of the outstanding Stock of each other Loan Party, (d) either James Watt or Frank Smith shall cease to be involved in the day to day operations and management of the business of Parent, and a successor reasonably acceptable to Agent and Lenders is not appointed on terms reasonably acceptable to Agent and Lenders within 60 days of such cessation of involvement, or (e) any “Change of Control” or similar term, as defined in the Second Secured Debt Documents.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Administrative Borrower or its Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Administrative Borrower’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance satisfactory to Agent.

“Collateral Assignment of Rights” means the Collateral Assignment of Stock Purchase Agreement executed and delivered by Parent in favor of Agent, in form and substance satisfactory to Agent.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

“Commitment” means, with respect to each Lender, its revolver commitment, and, with respect to all Lenders, their revolver commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1. The Commitments will terminate following advancement of the Term Loan.

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“Commodities Account” means any commodities account (as that term is defined in the Code).

“Commodity Hedging Agreement” means a commodity hedging or purchase agreement or similar arrangement entered into with the intent of protecting against fluctuations in commodity prices or the exchange of notional commodity obligations, either generally or under specific contingencies.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Agent.

“Continuing Director” means (i) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Restatement Date, and (ii) any individual who becomes a member of the Board of Directors after the Restatement Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Restatement Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.

“Contribution Agreement” means the Contribution Agreement dated as of May 15, 2007, among Loan Parties.

“Control Agreement” means a control agreement, in form and substance satisfactory to Agent, executed and delivered by the Administrative Borrower or one of its Subsidiaries, Agent, and the applicable commodities intermediary (with respect to a Commodities Account), securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Disbursement Letter” means an instructional letter executed and delivered by Loan Parties to Agent and Lenders regarding the extension of the Term Loan to be made on the Restatement Date, the form and substance of which is satisfactory to Lenders.

“Dollars” or “$” means United States dollars.

“Eligible Transferee” means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (iii) a finance company, insurance company, or other financial institution, or fund that is engaged in making, purchasing, or

Schedule 1.1 - 5

otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (iv) any Affiliate (other than individuals) of a Lender, (v) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower (which approval of Administrative Borrower shall not be unreasonably withheld, delayed, or conditioned), and (vi) during the continuation of an Event of Default, any other Person approved by Agent.

“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (i) any assets, properties, or businesses of any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest, (ii) from adjoining properties or businesses, or (iii) from or onto any facilities which received Hazardous Materials generated by any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or any Subsidiary of a Loan Party, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (i) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party or a Subsidiary of a Loan Party under IRC Section 414(b), (ii) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party or a Subsidiary of a Loan Party under IRC Section 414(c), (iii) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Loan Party or a Subsidiary of a Loan Party is a member under

Schedule 1.1 - 6

IRC Section 414(m), or (iv) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Loan Party or a Subsidiary of a Loan Party and whose employees are aggregated with the employees of a Loan Party or a Subsidiary of a Loan Party under IRC Section 414(o).

“Event of Default” has the meaning specified therefor in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Agent on such day on such transactions as determined by Agent.

“Fee Letter” means that certain fee letter dated as of May 15, 2007 between Borrowers and Agent, as amended on the Restatement Date and as it may be further amended, supplemented or otherwise modified from time to time.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantied Obligations” means (i) the due and punctual payment of the principal of, and interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued) on, any and all premium on, and any and all fees, costs, indemnities, and expenses incurred in connection with, the Indebtedness owed by Borrowers to any member of the Lender Group pursuant to the terms of the Agreement or any other Loan Document and (ii) the due and punctual payment of all other present or future Indebtedness owing by Borrowers to any member of the Lender Group in connection with any Loan Document.

“Guarantors” means each Person that guarantees pursuant to Section 17, Section 5.15 or otherwise, all or any part of the Obligations, and “Guarantor” means any one of them.

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“Guaranty” means (i) the guaranty of each Guarantor party to the Agreement contained in Section 17 and (ii) each guaranty (if any) executed and delivered by each Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Agent and Required Lenders.

“Hazardous Materials” means (i) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (ii) Hydrocarbons, including, without limitation, oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (iii) any flammable substances or explosives or any radioactive materials, and (iv) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means any and all agreements, or documents now existing or hereafter entered into by Administrative Borrower or any of its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Administrative Borrower’s or any of its Subsidiaries’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices, including without limitation, any Commodity Hedging Agreement.

“Hydrocarbon Interests” means all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, oil, gas and casinghead gas leases, or other liquid or gaseous hydrocarbon leases, mineral fee or lease interests, farm-outs, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar mineral interests, including any reserved or residual interest of whatever nature.

“Hydrocarbons” means, collectively, oil, gas, coal seam gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products and byproducts refined, separated, settled and dehydrated therefrom and all products and byproducts refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur, geothermal steam, water, carbon dioxide, and all other minerals.

“Indebtedness” means (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, hedges, derivatives or other financial products, (iii) all obligations as a lessee under Capital Leases, (iv) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (v) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary

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course of business and repayable in accordance with customary trade practices), (vi) all obligations owing under Hedge Agreements, and (vii) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (i) through (vi) above.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3.

“Indemnified Person” has the meaning specified therefor in Section 10.3.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means a subordination agreement executed and delivered by Loan Parties, each of Loan Parties’ Subsidiaries, and Agent, the form and substance of which is satisfactory to Agent.

“Intercreditor Agreement” means the Intercreditor Agreement among Loan Parties, Agent and the trustee for the holders of the Second Secured Debt, dated as of May 15, 2007, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Interest Reserve” has the meaning specified therefor in Section 5.22.

“Inventory” means all of each Borrower’s now owned or hereafter acquired right, title, and interest with respect to inventory (as that term is defined in the Code), including extracted Hydrocarbons, and other goods held for sale or lease or to be furnished under a contract of service, goods that are leased by any Borrower as lessor, goods that are furnished by any Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in any Borrower’s business.

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (i) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (ii) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Related Property” has the meaning specified therefor in the Security Agreement.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

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“Lender” and “Lenders” have the respective meanings set forth in the preamble to the Agreement, and shall include any other Person made a party to the Agreement in accordance with the provisions of Section 13.1.

“Lender Group” means, individually and collectively, each of the Lenders and Agent.

“Lender Group Expenses” means all (i) costs or expenses (including taxes, and insurance premiums) required to be paid by a Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (ii) fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Loan Parties or their Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement, the Fee Letter or the other Loan Documents), real estate surveys, real estate title policies and endorsements, and environmental audits, (iii) costs and expenses incurred by Agent in the disbursement of funds to Loan Parties or other members of the Lender Group (by wire transfer or otherwise), (iv) charges paid or incurred by Agent resulting from the dishonor of checks, (v) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (vi) audit fees and expenses (including travel, meals and lodging) of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter, (vii) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with any Loan Party or any Subsidiary of a Loan Party, (viii) Agent’s and each Lender’s reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals and lodging), syndicating, or amending the Loan Documents, and (ix) Agent’s and each Lender’s reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any Subsidiary of a Loan Party or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of

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any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Account” has the meaning specified therefor in Section 2.9.

“Loan Documents” means the Agreement, the Bank Product Agreements, the Cash Management Agreements, the Collateral Assignment of Rights, the Control Agreements, the Contribution Agreement, the Disbursement Letter, the Fee Letter, any Guaranty, the Intercompany Subordination Agreement, the Mortgages, the Security Agreement, any Note or Notes executed by a Loan Party in connection with the Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Loan Party or any of their Subsidiaries, and the Lender Group in connection with the Agreement.

“Loan Parties” means Borrowers and Guarantors, and “Loan Party” means any one of them.

“Material Adverse Change” means (i) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Loan Parties, taken as a whole, (ii) a material impairment of a Loan Party’s ability to perform their obligations under the Loan Documents to which it is a party or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral, or (iii) a material impairment of the enforceability or priority of the Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of a Loan Party.

“Material Contract” means, with respect to any Person, (i) the Second Secured Debt Documents, (ii) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium) and (iii) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.

“Maturity Date” has the meaning specified therefor in Section 3.2.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower or a Subsidiary of a Loan Party in favor of Agent, in form and substance satisfactory to Agent, that encumber the Real Property.

“Negotiable Collateral” has the meaning specified therefor in the Security Agreement.

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“Net Cash Proceeds” means:

(a) with respect to any sale or disposition by Loan Parties or any of their Subsidiaries of assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of Loan Parties or their Subsidiaries, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under the Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by Loan Parties or their Subsidiaries in connection with such sale or disposition and (iii) taxes paid or payable to any taxing authorities by Loan Parties or their Subsidiaries in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Loan Parties, and are properly attributable to such transaction; and

(b) with respect to the issuance or incurrence of any Indebtedness by Loan Parties or any of their Subsidiaries, or the issuance by Loan Parties or any of their Subsidiaries of any shares of Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Loan Parties or their Subsidiaries in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by Loan Parties or their Subsidiaries in connection with such issuance or incurrence, (ii) taxes paid or payable to any taxing authorities by Loan Parties or their Subsidiaries in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Loan Parties, and are properly attributable to such transaction.

“Note” means one or more promissory notes executed by Borrowers evidencing the Term Loan.

“Obligations” means (i) all loans (including the Term Loan), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), lease payments, guaranties, covenants, and duties of any kind and description owing by Loan Parties to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Loan Parties are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (ii) all

Schedule 1.1 - 12

Bank Product Obligations. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“Oil and Gas Business” means (i) the acquisition, exploration, exploitation, development, operation and disposition of interests in Oil and Gas Properties and Hydrocarbons, (ii) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties, including, without limitation, the marketing of Hydrocarbons obtained from unrelated Persons, (iii) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith, (iv) any business relating to oilfield sales and service, and (v) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (i) through (iv) of this definition.

“Oil and Gas Liens” means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” shall include costs incurred for facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Loan Parties or their Subsidiaries, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, utilizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; and (iv) Liens on pipelines or pipeline facilities that arise by operation of law.

“Oil and Gas Properties” means all Hydrocarbon Interests; personal property and/or real property now or hereafter pooled or unitized with Hydrocarbon Interests; presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; pipelines, gathering lines, compression facilities, tanks and processing plants; oil wells, gas wells, water wells, injection wells, platforms, spars or other offshore facilities, casings, rods, tubing, pumping units and engines, Christmas trees, derricks, separators,

Schedule 1.1 - 13

gun barrels, flow lines, gas systems (for gathering, treating and compression), and water systems (for treating, disposal and injection); interests held in royalty trusts whether presently existing or hereafter created; Hydrocarbons in and under and which may be produced, saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all Hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; tenements, hereditaments, appurtenances and personal property and/or real property in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all rights, titles, interests and estates described or referred to above, including any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or personal property and/or Real Property and including any and all surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; oil, gas and mineral leasehold, fee and term interests, overriding royalty interests, mineral interests, royalty interests, net profits interests, net revenue interests, oil payments, production payments, carried interests, leases, subleases, farmouts and any and all other interests in Hydrocarbons; in each case whether now owned or hereafter acquired directly or indirectly.

“Originating Lender” has the meaning specified therefor in Section 13.1(e).

“Parent” has the meaning specified therefor in the preamble to the Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e).

“Permitted Acquisition” means (a) a Permitted Cash Acquisition, or (b) a Permitted Non-Cash Acquisition, as the context requires.

“Permitted Cash Acquisition” means any Acquisition as to which each of the following is applicable:

(a)      such Acquisition qualifies as a Permitted Non-Cash Acquisition except that the consideration payable in respect of the proposed Acquisition also includes cash;

(b)      Parent has provided Agent with forecasted balance sheets, profit and loss statements, and cash flow statements of the Person to be acquired, all prepared on a basis consistent with such Person’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the 3-year period following the date of the proposed Acquisition (on a year by year basis, and for the 1-year period following the date of the proposed Acquisition, on a month by month basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Required Lenders;

(c)      Parent shall have Qualified Cash in an amount equal to at least $10,000,000 immediately after giving effect to the consummation of the proposed Acquisition;

(d)      the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or the Person whose Stock is being acquired is organized in a jurisdiction located within the United States,

Schedule 1.1 - 14

(e)      the purchase consideration payable in respect of all Permitted Cash Acquisitions, in the aggregate (including the proposed Acquisition and including deferred payment obligations) shall not exceed $5,000,000 in the aggregate; provided, however, that the purchase price of any single Permitted Cash Acquisition or series of related Permitted Cash Acquisitions shall not exceed $2,500,000 in the aggregate,

(f)      in the case of an Asset Acquisition (and notwithstanding any contrary provisions of Section 5.15 or any other contrary provision of the Agreement), the applicable Loan Party shall have executed and delivered any and all documentation reasonably requested by Agent in order to provide Agent with a first priority perfected security interest, subject to Permitted Liens, in such assets, and

(g)      in the case of a Stock Acquisition (and notwithstanding any contrary provisions of Section 5.15 or any other contrary provision of the Agreement), (i) the Person whose Stock is being acquired shall have executed and delivered any and all documentation reasonably requested by Agent in order to become a Guarantor, (ii) the Person whose Stock is being acquired shall have executed and delivered any and all documentation reasonably requested by Agent in order to provide Agent with a first priority perfected security interest, subject to Permitted Liens, in the assets of such Person, and (iii) the owner of the Stock subject to such Stock Acquisition shall have executed and delivered any and all documentation reasonably requested by Agent in order to provide Agent with a first priority perfected security interest in such Stock.

“Permitted Changes” means amendments, modifications, refinancings, renewals, or extensions of Indebtedness so long as: (i) the terms and conditions of such amendments, modifications, refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers’ creditworthiness, (ii) such amendments, modifications, refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so amended, modified, refinanced, renewed, or extended (other than increases not exceeding the unused amounts permitted under Section 6.1(l), (iii) such amendments, modifications, refinancings, renewals, or extensions do not result in an increase in the interest rate in excess of market rate of interests for the Loan Parties with respect to the Indebtedness so amended, modified, refinanced, renewed, or extended, (iv) (a) in the case of the Second Secured Debt, such amendments, modifications, refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so amended, modified, refinanced, renewed, or extended, nor (b) in the case of all Indebtedness, are such amendments, modifications, refinancings, renewals, or extensions on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrowers, (v) if the Indebtedness that is amended, modified, refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the amendment, modification, refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the amended, modified, refinanced, renewed, or extended Indebtedness, and (vi) the Indebtedness that is amended, modified, refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was amended, modified, refinanced, renewed, or extended.

Schedule 1.1 - 15

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Dispositions” means (i) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (ii) sales of Inventory, including Hydrocarbons, to buyers in the ordinary course of business, (iii) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents, (iv) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, and (v) sales or other dispositions of the Investments set forth on Schedule P-3 and of the Oil and Gas Properties set forth on Schedule P-4, provided, that the terms and conditions of the sales or other dispositions of such Oil and Gas Properties must be satisfactory to Required Lenders.

“Permitted Distributions” means (i) such dividends, payments or other distributions to the extent payable solely in shares of Stock of Parent, and (ii) dividends and distributions by a Loan Party to another Loan Party.

“Permitted Farm-Out Agreements” means those certain farm-out agreements identified on Schedule 6.15 and other farm-out agreements entered into following the Restatement Date with the prior written consent of Required Lenders.

“Permitted Holder” means the Person identified on Schedule P-1.

“Permitted Investments” means (i) Investments in cash and Cash Equivalents, (ii) Investments in negotiable instruments for collection, (iii) advances made in connection with purchases of goods or services in the ordinary course of business, (iv) Investments received in settlement of amounts due to a Loan Party or any Subsidiary of a Loan Party effected in the ordinary course of business or owing to a Loan Party or any Subsidiary of a Loan Party as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or any Subsidiary of a Loan Party, (v) Investments made in the ordinary course of, and of a nature that is customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including, without limitation, the entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements and area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests, and investments and expenditures in connection therewith; provided that for purposes of this clause (v), an investment in capital Stock, partnership interests, joint venture interests, limited liability company interests or other similar equity interests in a Person shall not constitute a Permitted Investment, (vi) Permitted Acquisitions and (vii) Investments set forth on Schedule P-3.

Schedule 1.1 - 16

“Permitted Liens” means (a) Liens held by Agent to secure the Obligations, (b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over the Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests, (c) judgment Liens that do not constitute an Event of Default under Section 7.7 of the Agreement, (d) Liens set forth on Schedule P-2, provided that any such Lien only secures the Indebtedness that it secures on the Restatement Date and any Refinancing Indebtedness in respect thereof, (e) the interests of lessors under operating leases, (f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof, (g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (h) Liens on amounts deposited in connection with obtaining worker’s compensation or other unemployment insurance, (i) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (j) Liens on amounts deposited as security for letters of credit and performance or surety bonds in connection with obtaining or maintaining such letters of credit and bonds for plugging and abandonment liabilities in the ordinary course of business, (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof, (l) Liens securing the Second Secured Debt, provided, that such Liens are subject to the Intercreditor Agreement, (m) Liens that are replacements of Permitted Liens to the extent the original Indebtedness is refinanced, renewed, or extended pursuant to Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness, and (n) Oil and Gas Liens which are not incurred in connection with the borrowing of money.

“Permitted Merger” means the merger of (i) any Borrower with and into any other Borrower, (ii) any Guarantor with and into any other Guarantor, or (ii) any Subsidiary that is not a Loan Party with and into any other Subsidiary that is not a Loan Party, in each case, so long as no Default or Event of Default has occurred and is continuing or would result from such merger.

“Permitted Non-Cash Acquisition” means any Acquisition so long as:

(a)      no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,

(b)      the consideration payable in respect of the proposed Acquisition shall be composed solely of common Stock of Parent;

(c)      no Indebtedness will be incurred, assumed, or would exist with respect to Parent or its Subsidiaries as a result of such Acquisition, other than Indebtedness permitted under clause (c) of Section 6.1 and no Liens will be incurred, assumed, or would exist with respect to

Schedule 1.1 - 17

the assets of Parent or its Subsidiaries as a result or such Acquisition other than Liens permitted under clause (vi) of the definition of Permitted Liens;

(d)      Parent has provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis, created by adding the historical combined financial statements of Parent (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition (adjusted to eliminate expense items that would not have been incurred and to include income items that would have been recognized, in each case, if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by Parent and Agent), Parent and its Subsidiaries (i) would have been in compliance with the financial covenant in Section 6.16 for the 12 month period ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (ii) are projected to be in compliance with the financial covenant in Section 6.16 for the 12 month period ended one year after the proposed date of consummation of such proposed Acquisition, together with copies of all such historical financial statements of the Person or assets being acquired,

(e)      Parent has provided Agent with written notice of the proposed Acquisition at least 30 Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than 5 Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition, which agreement and documents must be reasonably acceptable to Agent,

(f)      the assets being acquired (other than a de minimis amount of assets in relation to Parent and its Subsidiaries’ total assets), or the Person whose Stock is being acquired, are useful in or engaged in, as applicable, the business of Parent and its Subsidiaries or a business reasonably related thereto, and

(g)      the subject assets or Stock, as applicable, are being acquired directly by Borrowers or one of their Subsidiaries that is a Guarantor, and (i) in the case of an Asset Acquisition, the applicable Loan Party shall have executed and delivered or authorized, as applicable, any and all documentation reasonably requested by the Agent in order to include the newly acquired assets within the collateral hypothecated under the Loan Documents, and (ii) in the case of a Stock Acquisition, the applicable Loan Party shall have complied with Section 5.15 of the Agreement.

“Permitted Protest” means the right of Administrative Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (i) a reserve with respect to such obligation is established on a Borrower’s or any of its Subsidiaries’ books and records in such amount as is required under GAAP, (ii) any such protest is instituted promptly and prosecuted diligently by Administrative Borrower or any of its Subsidiaries, as applicable, in good faith, and (iii) Agent is satisfied that,

Schedule 1.1 - 18

while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after May 15, 2007 in an aggregate principal amount outstanding at any one time not in excess of $10,000,000.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Petroleum Engineers” means such petroleum engineers of recognized national standing as may be selected by Loan Parties with the prior consent of Agent.

“Platform” has the meaning specified therefor in Section 18.9.

“Preferred Stock” means the Series A Preferred Stock of Parent.

“Projections” means Parent’s forecasted (i) balance sheets, (ii) profit and loss statements, and (iii) cash flow statements, all prepared on a consistent basis using a successful efforts methodology, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination, the percentage obtained by dividing (i) the outstanding principal amount of the Term Loan held by such Lender by (ii) the outstanding principal amount of the total Term Loan.

“Proved Developed Non-Producing Reserves” means those Oil and Gas Properties designated as “proved developed non-producing” (in accordance with the rules promulgated by the SEC from time to time) in the Reserve Report.

“Proved Developed Producing Reserves” means those Oil and Gas Properties designated as “proved developed producing” (in accordance with the rules promulgated by the SEC from time to time) in the Reserve Report.

“Proved Developed Reserves” means the Proved Developed Non-Producing Reserves and the Proved Developed Producing Reserves.

“Public Lender” has the meaning specified therefor in Section 18.9.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Loan Parties and their Subsidiaries that is in Deposit

Schedule 1.1 - 19

Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Loan Party or a Subsidiary of any Loan Party and the improvements thereto.

“Real Property Collateral” means the Real Property identified on Schedule R-1 and any Real Property hereafter acquired by a Borrower or any Subsidiary of a Borrower.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as the only amendments, modifications or other changes to such Indebtedness are Permitted Changes.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

“Remedial Action” means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (ii) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) restore or reclaim natural resources or the environment, (iv) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (v) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

“Report” means any report, audit or exam respecting Borrowers or their Subsidiaries prepared by or at the request of Agent.

“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares exceed 50%; provided, that, if at any date of determination, there are less than three unaffiliated Lenders, the “Required Lenders” shall mean all of the Lenders.

“Reserve Report” means a report of the Petroleum Engineers (or in the case of the report dated June 30, of the chief engineer of Borrowers) in the form of the Restatement Date Reserve Report, setting forth, as of June 30 or December 31 of any calendar year (i) the volumetric quantity and the Total Proved Developed PV-10 of the oil and gas reserves attributable to the Oil and Gas Properties of Borrowers, together with a projection of the rate of production and future net income, taxes, operating expenses and Capital Expenditures with

Schedule 1.1 - 20

respect thereto as of such date, and (ii) such other information as Agent may reasonably request, all in form and substance satisfactory to Required Lenders.

“Restatement Date” means the date that the Term Loan is advanced hereunder.

“Restatement Date Reserve Report” means the reserve report prepared by the chief engineer of Borrowers dated June 30, 2010 with respect to the Oil and Gas Properties of Borrowers.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Second Secured Debt” means all current and future Indebtedness and other liabilities owing pursuant to the Second Secured Notes or any other Second Secured Debt Documents and any Refinancing Indebtedness in respect of such Indebtedness.

“Second Secured Debt Documents” means the Second Secured Note Indenture, the Second Secured Notes and all agreements and documents executed in connection therewith at any time, including without limitation those agreements and documents listed on Schedule 4.24 hereto.

“Second Secured Notes” means the 10 1/2% Senior Secured Notes issued by the Parent in the original principal amount of $300,000,000 due June 1, 2012 issued pursuant to the Second Secured Note Indenture and any other securities issued pursuant to the Second Secured Note Indenture at any time.

“Second Secured Note Indenture” means the Senior Secured Indenture between the Parent, the Subsidiary guarantors named therein and The Bank of New York, as trustee, dated as of May 15, 2007, as amended, supplemented or otherwise modified from time to time in accordance with Section 6.7 of this Agreement.

“Securities Account” means a securities account (as that term is defined in the Code).

“Security Agreement” means a security agreement, in form and substance satisfactory to Agent, executed and delivered by Loan Parties to Agent.

“Seismic Licenses” has the meaning specified therefor in Section 4.32.

“Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined

Schedule 1.1 - 21

in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subordinated Indebtedness” means Indebtedness of any Loan Party the terms of which are reasonably satisfactory to the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Required Lenders, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) reasonably satisfactory to the Required Lenders.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Taxes” has the meaning specified therefor in Section 16(a).

“Term Loan” has the meaning specified therefor in Section 2.2.

“Total Proved Developed PV-10” means, as of any date of determination, the sum of the present values of the amounts of net revenues before income taxes expected to be received by Borrowers following the date of determination on the basis of estimated production from Proved Developed Reserves (as set forth in the most recent Reserve Report) determined utilizing the average price as of the first day of each month for the 12 months preceding the date of determination for the appropriate category of oil or gas and assuming that such average price and production costs thereafter remain constant, then discounted at the rate of 10% per year to obtain the present value, and otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the successful efforts method of accounting under Rule 4-10 and Regulation S-X as promulgated by the SEC from time to time.

“United States” means the United States of America.

“Voidable Transfer” has the meaning specified therefor in Section 18.8.

“Wayzata” has the meaning specified therefor in the preamble to this Agreement.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“WFCF” means Wells Fargo Capital Finance, Inc., a California corporation formerly known as Wells Fargo Foothill, Inc.

Schedule 1.1 - 22

Schedule 2.7(a)

Cash Management Bank

BBVA Compass Bank

24 Greenway Plaza

Houston, TX 77046

Schedule 3.1

The amendment and restatement of the 2007 Credit Agreement and advance of the Term Loan are subject to the fulfillment, to the satisfaction of Wayzata (the extension of the Term Loan by Wayzata being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

(a)      the Restatement Date shall occur on or before December 15, 2010;

(b)      a summary of the Restatement Date Reserve Report shall have been filed of public record pursuant to Form 8-K with the SEC;

(c)      the representations and warranties of Loan Parties and their Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct;

(d)      no Default or Event of Default shall have occurred and be continuing;

(e)      no Material Adverse Change shall have occurred since December 31, 2009.

(f)      Wayzata shall have received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Wayzata, desirable to perfect the Agent’s Liens in and to the Collateral, and Wayzata shall have received searches reflecting the filing of all such financing statements, and evidencing the absence of any other Liens on the Collateral, other than Liens acceptable to Wayzata;

(g)      Wayzata shall have received each of the following documents, in form and substance satisfactory to Wayzata, duly executed, and each such document shall be in full force and effect:

  (i)      the Agreement,

  (ii)     the Note, and

  (iii)    the Disbursement Letter.

(h)      Wayzata shall have received a certificate from the Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Loan Party is a party, (ii) authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party;

(i)      Wayzata shall have received copies of each Loan Party’s Governing Documents, as amended, modified, or supplemented to the Restatement Date, certified by the Secretary of such Loan Party;

Schedule 3.1 - 1

(j)      Wayzata shall have received a certificate of status with respect to each Loan Party, dated within 10 days of the Restatement Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

(k)     Wayzata shall have received certificates of status with respect to each Loan Party, each dated within 30 days of the Restatement Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Loan Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions;

(l)      Agent shall have received a certificate of insurance, together with the endorsements thereto (including loss payable endorsements), as are required by Section 5.8, the form and substance of which shall be satisfactory to Wayzata;

(m)    Wayzata shall have received legal opinions, in form and substance satisfactory to Wayzata, from Andrews Kurth LLP, special New York and Texas counsel to Loan Parties;

(n)     Wayzata shall have received a certificate of the chief financial officer of Parent certifying (i) as to the truth and accuracy of the representations and warranties of each Loan Party contained in Section 4 of the Agreement, (ii) the absence of any Defaults or Events of Default, and (iii) that after giving effect to the incurrence of Indebtedness under the Agreement, each Loan Party is Solvent, on and as of the date of such extension of credit;

(o)     Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

(p)     Administrative Borrower shall have established a Deposit Account subject to a Control Agreement for purposes of the Interest Reserve; and

(q)     all letters of credit issued under the 2007 Credit Agreement shall have been cancelled and/or returned on terms satisfactory to Wayzata.

Schedule 3.1 - 2

Schedule 4.2(a)

Jurisdictions of Organization

Delaware for Dune Energy, Inc.

Texas for Dune Properties, Inc. and Dune Operating Company

Schedule 4.2(b)

Chief Executive Offices

Dune Energy, Inc.	Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Dune Properties, Inc.	Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Dune Operating Company	Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Schedule 4.2(c)

Organizational Identification Numbers

Entity	EIN/TIN	Organization Identification Numbers

Dune Energy Inc.	95-4737507	2969625

Dune Operating Company	20-2379750	800447859

Dune Properties, Inc.	62-1759062	149826000

Schedule 4.2(d)

Commercial Tort Claims

Dune Energy Inc.	None

Dune Operating Company	None

Dune Properties, Inc.	None

Schedule 4.3(b)

Capitalization of Parent

Name	Jurisdiction	Authorized	Issued

Dune Energy, Inc.	Delaware	300,000,000 common shares	41,271,945

Dune Energy, Inc	Delaware	100,000,000 preferred shares[1]	213,480

Dune Energy Inc.	1. Options – 210,000

2. Warrants – 291,635

[1]	The preferred shares are convertible to common shares for a conversion price of $8.75/share.

Schedule 4.3(c)

Capitalization of Parents’ Subsidiaries

Name	Jurisdiction	Authorized	Issued	Subsidiary owns
Dune Operating Company	Texas	10,000	100	0%
Dune Properties, Inc.	Texas	1,000,000	100	0%

Schedule 4.3(d)

Subscriptions, Options and Warrants

Dune Operating Company	None

Dune Properties, Inc.	None

Schedule 4.5

Litigation

1.

Dune Properties, Inc. (“DPI”), as successor to Goldking Operating Company, has been named a responsible party by the United States Coast Guard (“USCG”) for an intermittent release of oil into inland waters that occurred in the Garden Island Bay Field in Louisiana following the impact of Hurricane Katrina in 2005. This release is referred to by the USCG as the “mystery sheen.” Further investigation by the USCG and DPI has revealed that Shell Pipeline Company owns an abandoned pipeline which runs through the impacted area. That pipeline was shut in by Shell Pipeline prior to the hurricane because of ruptures and buckling due to subsidence. Based on its investigation and analysis, which includes coring samples in the impacted area, DPI believes that the abandoned Shell Pipeline is a likely source of the release. Further investigation by the USCG and DPI also indicates the presence of a production pit at the location which was constructed by Texaco, DPI’s predecessor in title, and possibly improperly closed prior to DPI’s acquisition of its interest in the Garden Island Bay Field. DPI is in preliminary discussions with the USCG concerning possible remediation of the site, as an alternative to federalization, and the USCG has indicated that it intends to include Shell and Texaco in those discussions.

2.

DPI was named as a defendant in the matter entitled, D&D Cajun Ventures, LLC and Eileen H. Baur v. Atlantic Richfield Company, et al., bearing Civil Action No. 87,694, “L” on the docket of the 15th Judicial District Court in and for Vermilion Parish, Louisiana. Plaintiff seeks an unspecified amount of money damages “equal to the cost to conduct a comprehensive and expedited environmental assessment of all present and yet unidentified pollution and contamination of the property” and for “continuous and ongoing migration of . . oilfield waste . causing new and ever increasing damage ...” to its property. It also seeks remediation costs and exemplary damages in unspecified amounts. Finally, plaintiff further seeks an undisclosed amount of unpaid royalties. The Court has ordered plaintiff to amend its petition twice to identify its claims with sufficient particularity to permit preparation of a defense, plaintiff has failed to do so. No discovery has been conducted in this matter and, given its preliminary stage, it is impossible at this point to reasonably estimate the likelihood of an unfavorable outcome or the amount or range of any potential loss.

3.

DPI was named as a defendant in the matter entitled Emerald Land Corporation v. Dune Properties, Inc., bearing Civil Action No. 120-467 on the docket of the 16th Judicial District Court in and for St. Mary Parish, Louisiana. Plaintiff seeks a judgment declaring that certain mineral leases in the Bateman Lake Field have terminated and for alleged damages sustained by Emerald Land as a result of Dune’s refusal to release the leases in accordance with the provisions of La. Rev. Statutes La. R.S. 31:122. DPI asserts that said leases have been maintained and remain in full force and effect. No discovery has been conducted in this matter and, given its preliminary stage, it is impossible at this point to reasonably estimate the likelihood of an unfavorable outcome or the amount or range of any potential loss.

4.

Dune Energy, Inc. (“DEI”) was named a defendant in Wesley J. Deshotels, Jr. and Melissa Deshotels v. Terrebonne Wireline Services Inc., Dune Energy Inc., Wood Group Production Services, Inc., and Blaine Portier, bearing Civil Action No. 09-3230, Section “F” on the docket of the United States District Court for the Eastern District of Louisiana. The plaintiff Deshotels and his wife sought damages for injuries sustained by Wesley Deshotels in the Bayou Couba Field when a small boat, owned by DEI and operated by a Terrebonne Wireline Services employee, ran aground and threw Wesley Deshotels into the bulkhead of the boat, injuring his head.

DEI was dismissed on summary judgment and thereafter the claims of the plaintiffs were settled by Terrebonne Wireline for $200,000.00. At present, Terrebonne Wireline Services is seeking indemnity from Dune in the forgoing amount, plus attorney’s fees in the approximate amount of an additional $100,000.00, pursuant to the terms and conditions of the Master Service Agreement in force at the time of the casualty. The MSA required Dune to name Terrebonne Wireline Services as additional insured on the Dune insurance policy with Travelers Insurance Company. Travelers has asserted a defense to the indemnity claim, arguing the application of Louisiana law which would preclude such indemnity. Preliminary settlement discussions are in progress, but we believe that the Travelers position has merit and can be successfully maintained.

5.

In the case of Troy Daigle v. Texaco, Inc., The Texas Company, St. Michael’s Hunting & Fishing Club, L.L.C., Fred & Edna W. Land Corporation, Eula Mae B. Williams, and Meryle E. Williams, 16th Judicial District Court for the Parish of St. Mary, Case No. 120341, Division “D” plaintiff alleges personal injuries sustained on or about July 10, 2008 when he was traveling in a fishing boat that struck a submerged metal sign in Bateman Lake in St. Mary Parish, Louisiana. Texaco Co., Inc. and/or The Texas Company made demand upon EnerVest Energy, L.P. which had acquired the mineral lease. EnerVest, in turn, made demand on August 19, 2010 upon Dune GC Holdings, Inc. f/k/a Goldking Energy Corporation (which has since been merged into DPI) which had acquired the property from EnerVest pursuant to a July 1, 2005 Purchase and Sale Agreement. Specifically, EnerVest invoked paragraph 8.5 of the PSA which specified that the purchaser, Dune, would indemnify EnerVest. The indemnity obligation was underwritten by Travelers Insurance Company which has appointed counsel to defend. The extent of plaintiff’s damages is unclear at this time and, likewise, it is uncertain whether EnerVest can perfect its indemnity claim. An analysis from Travelers counsel is anticipated in the coming weeks.

6.

In Dan S. Collins, Marrian L. Pyle, and Dan S. Collins, CPL & Associates, Inc. versus Dune Energy, Inc., Dune Properties, Inc., and Dune Operating Company, bearing Civil Action No. 89,523 on the docket of the 15th Judicial District Court for the Parish of Vermillion plaintiffs are seeking a judgment for loss of royalties and interest thereon, attorney’s fees and all general and equitable relief. Specifically, plaintiffs claim to own specific percentages of royalty interests in different producing wells located in Vermillion Parish for which defendants have failed to pay timely. No discovery has been conducted in this matter and, given its preliminary stage, it is impossible at this point to reasonably estimate the likelihood of an unfavorable outcome or the amount or range of any potential loss.

7.

DEI was named as a defendant in a lawsuit styled Santiago Solis v. Goldking Energy, Corporation, Goldking Energy Holdings, L.P., Goldking Energy Partners I, LP, Goldking Energy Partners II, LLC, Dune Energy, Inc. and Benny Garza, numbered 2009 CVT000520-D1, and filed in the 49th Judicial District Court of Webb County, Texas. The suit was filed on March 30, 2009, and makes claims for personal injuries alleged to have been sustained by the plaintiff. We are unable to assess the likelihood of an unfavorable outcome or to estimate the amount or range of any possible loss to DEI.

THREATENED CLAIM

1.

By letter dated April 21, 2009, the Edward Wisner Donation Advisory Committee for the City of New Orleans made demand, as lessor, upon Dune Properties, Inc., Dune Energy, Inc, EnerVest Energy, LP, and Hunt Oil Company for a release of that certain oil and gas mining lease from the City of New Orleans, as trustee under the Edward Wisner Donation, et al, as lessor, to The Texas Company, as lessee, dated June 15, 1945, registered in the Conveyance Records of Lafourche Parish, Louisiana, in COB 177, at page 347, et seq., under Entry No. 67465, alleging a cessation of production sufficient to terminate the lease under its terms particularly attributable to the CNO well Nos. 17 and 28, Leeville Field, Lafourche Parish, Louisiana.

Through counsel, Dune Properties, Inc. and Dune Energy, Inc. responded to said demand for a release by letter dated May 19, 2009, explaining that the temporary shutdown of production in Leeville Field arose as a consequence of mandatory evacuation ordered by the Governor of the State of Louisiana to avoid certain environmental damage which would have occurred had production continued during both Hurricane Gustav and Hurricane Ike. Dune further asserted that it has fully complied with its obligations under the referenced lease and that the two hurricanes, which were completely fortuitous acts of God, caused by no fault on Dune’s part, rendered Dune’s performance of its production obligations temporarily impossible without violation of the Louisiana and federal statutes, rules, and regulations governing the same. No litigation has been instituted to date by either party and the parties continue to attempt to negotiate a mutually satisfactory lease amendment in the circumstances.

Schedule 4.6

No Material Adverse Change

None.

Schedule 4.9

Environmental Matters

Dune Properties, Inc. (“DPI”), as successor to Goldking Operating Company, has been named a responsible party by the United States Coast Guard (“USCG”) for an intermittent release of oil into inland waters that occurred in the Garden Island Bay Field in Louisiana following the impact of Hurricane Katrina in 2005. This release is referred to by the USCG as the “mystery sheen.” Further investigation by the USCG and DPI has revealed that Shell Pipeline Company owns an abandoned pipeline which runs through the impacted area. That pipeline was shut in by Shell Pipeline prior to the hurricane because of ruptures and buckling due to subsidence. Based on its investigation and analysis, which includes coring samples in the impacted area, DPI believes that the abandoned Shell Pipeline is a likely source of the release. Further investigation by the USCG and DPI also indicates the presence of a production pit at the location which was constructed by Texaco, DPI’s predecessor in title, and possibly improperly closed prior to DPI’s acquisition of its interest in the Garden Island Bay Field. DPI is in preliminary discussions with the USCG concerning possible remediation of the site, as an alternative to federalization, and the USCG has indicated that it intends to include Shell and Texaco in those discussions.

Schedule 4.10

Intellectual Property

Dune Energy Inc.	None, except as to the Website disclosed on Schedule 2 of the Security Agreement.

Dune Operating Company	None.

Dune Properties, Inc.	None, except as to the Website disclosed on Schedule 2 of the Security Agreement

Schedule 4.12

Commodities Accounts, Deposit Accounts and Securities Accounts

Deposit Account List:

Bank	ABA	Name	Account No.
BBVA Compass Bank 24 Greenway Plaza Houston, Texas 77046	113010547	Dune Operating Company General - Master Account	29200572

		Dune Operating Company Intermediary Operations Account	2521127298

		Dune Operating Company ZBA Payables Account	29200580

		Dune Operating Company ZBA Revenue Account	29200599

		Dune Operating Company ZBA Payroll Account	29200602

		Dune Operating Company ZBA Insurance Account	2511289028

		Dune Energy, Inc ZBA Checking Account	29200629

		Dune Operating Company Blocked Collateral Account	2527428370

Wells Fargo Bank, N.A San Francisco, CA	121-000-248	Dune Operating Company (Credit to: Wells Fargo Capital Finance, Inc.)	4121345094

Commodities Accounts: None

Securities Accounts: None

Schedule 4.17

Material Contracts

Dune Operating Company Material Contracts

Live Oak Field

Crude Oil Purchase Contract dated January 15, 2004 by and between Dunhill Exploration & Production, LLC and Plains Marketing, EP.

Hilcorp Properties Acquisition-General

Purchase and Sale Agreement, by and among Grantor, Hilcorp Energy I, L.P. and Hilcorp Energy IV, L.P., as Seller, and Grantee, as Buyer, dated September 1, 2006, as it may have been amended

Bateman Lake Field

Amended and Restated Bateman Lake Field Exploration Agreement dated as of November 15, 2010, among Dune Properties, Inc., Texana Resources Partners, Ltd., Richard B. Beard and George A. Alcorn, Inc., covering the acreage comprising the Bateman Lake Unit.

Bayou Choctaw Field

LA21701             OA 10/25/71 Carl O&GILVO

JOA dated 10/2517 1 between Carl Oil & Gas Ltd (operator) and LVO Corp (non-operator) covering SF/4 Section 53, all Section 42, SW/4 Section 39 and NW/4 Section 53 all in T8S, R11E, Iberville Parish, LA.

Chocolate Bayou Field

Sharing Agreement dated September 1, 1993, among Texaco Exploration and Production, Inc, Phillips Petroleum Company and the various affected mineral owners, as amended by Ratification and Amendment to Sharing Agreement dated December 19, 1995.

Participation Agreement dated as of August 12, 2009, between Thorp Petroleum Corporation and Dune Properties, Inc, granting the right to participate in the drilling of a test well targeting the 12,000’ S sand formation in the A.M. Wieting No. 32 Well and to earn an undivided fifty percent (50%) of 8/8ths working interest in the S Sand production from the wellbore of such well and the right to participate in any development wells thereto to earn a similar wellbore interest in such development wells.

Participation Agreement dated as of June 9, 2010, between Thorp Petroleum Corporation and Dune Properties, Inc, granting the right to participate in the drilling of a test well to the base of the IP Farms formation in the A.M. Wieting No. 33 well and to earn an undivided fifty percent (50%) of 8/8ths working interest in the production from the wellbore of such well and the right to participate in any development wells thereto to earn a similar wellbore interest in such development wells.

Operating Agreement dated August 1, 2009, by and among Dune Operating Company, as Operator, and Thorp Petroleum Corporation and Dune Properties, Inc, as Non-Operators, covering the A.M. Wieting No. 32 well

Operating Agreement dated June 9, 2010, by and among Dune Operating Company, as Operator, and Thorp Petroleum Corporation and Dune Properties, Inc, as Non-Operators, covering the A.M. Wieting No. 33 well

Compression, Dehydration, Liquid Handling, and Salt Water Disposal Agreement dated August, 2009, by and between Dune Operating Company and Thorp Petroleum Corporation regarding the AM Wieting No. 32 well.

Compression, Dehydration, Liquid Handling, and Salt Water Disposal Agreement dated June 9, 2010, by and between Dune Operating Company and Thorp Petroleum Corporation regarding the AM Wieting No. 33 well.

Columbus Field

TX22806 JOA             11/01/93 Quintana/SG Interests

Joint Operating Agreement dated 11/01/1993 between Quintana Petroleum Corp (operator) and Isaac Arnold Jr. et al (non-operators) covering certain lands in the James Cummins League A-13 (all depths) and Cohn Dc Bland Svy A-178 (surface to 8400’) (HR Cullen wells).

TX22807 JOA             11/01/93 Quintana/SG Interests

Joint Operating Agreement dated 11/01/1993 between Quintana Petroleum Corp (operator) and Isaac Arnold Jr. et al (non-operators) covering certain lands in the James Cummins League A-13 (all depths) and Cohn Dc Bland Svy A-178 (depths below 8400’) (Hastedt “B” wells).

Comite Field

LA 19301             JOA 04-20-81 (Strain #1)

Joint Operating Agreement dated 04-20-81 between Exxon Corporation, operator and Grace Petroleum Corp et al, non-operator, covering the 18,000’ TUSC RA SUA, as ratified by Samedan Oil Corporation.

LA19311             JOA 01-01-86 for the Cobb #1

Joint Operating Agreement dated 01-01-86 covering the 18,000’ TUSC RB SUD (Cobb #1).

Garden Island Bay Field

Participation Agreement dated as of September 30, 2010, among Repsol Louisiana Corp., Dune Properties, Inc., and ORX Exploration, Inc. covering 9,000 acres surrounding the Garden Island Bay salt dome and covered by State of Louisiana Lease No. 214 and State of Louisiana Lease 1393, limited to depths below 12,000’ subsea and targeted sands whose uppermost structural and stratigraphic limits are overlain or structurally truncated by salt.

Auxiliary Agreement dated as of September 30, 2010, by and between Dune Properties, Inc. and ORX Exploration, Inc.

Operating Agreement dated September 30, 2010, by and among ORX Exploration, Inc., as Operator, and Repsol Louisiana Corp. and Dune Properties, Inc., as Non-Operators, covering the initial 1280 acre drilling block designated under the September 30, 2010 Participation Agreement described above.

Malo Domingo Field

TX09701             JOA 04-07-80 Talk #1, #2, Samsel #1

JOA dated 04-07-80, amended effective 11-04-80 between Hanson Minerals Co, operator and Alfawood et al, non-ops, covering Koehler Area.

N. Broussard Field

Agreement to Market dated March 19, 2010, among Dune Properties, Inc., Houston Energy, LP, and Raymond Fontenot pursuant to which Houston Energy and Fontenot have the right, until March 31, 2011, to market a farmout, upon terms acceptable to Dune, for participation in the drilling of a well to test the Bol Perc formation within Dune’s leasehold containing approximately 320 acres to earn an interest in such leasehold with Dune retaining an override equal to the difference between 21% and leasehold burdens and an additional 2.0 % override convertible at payout to an undivided 20% working interest; and the right to farmout an additional approximately 377 acres.

EnerVest Bayou Properties Acquisition—General

Purchase and Sale Agreement between EnerVest Energy, LP and Goldking Energy Corporation dated effective as of July 1, 2005

LA009—CO21A Consent Judgment dated September 3, 1992, in the matter of Sierra Club vs. Texaco Exploration and Production, Inc., United States District Court for the Eastern District of Louisiana, Civil Action No. 92-2253, Section K.

LA009-CO21B     Amendment to Consent Judgment dated September 20, 1994, of that certain Consent Judgment dated September 3, 1992, in the matter of Sierra Club vs. Texaco Exploration and Production, Inc., United States District Court for the Eastern District of Louisiana, Civil Action No. 92-2253, Section K.

LA009-G001     Global Settlement Agreement by and among Texaco Inc., The Louisiana Land and Exploration Company, and the State of Louisiana (‘Global Settlement’) dated February 22, 1994, and effective February 1, 1994, recorded in the records of Plaquemines Parish, Louisiana, in Book 830, Page 590, a complete copy of which is recorded in the records of Terrebonne Parish, Louisiana, in Conveyance Book 1413, under Entry No. 935,497, as amended by that certain Amendment to the Global Settlement dated April 3, 1998 and recorded in the records of Plaquemines Parish, Louisiana in C 0 B 928 at Folio 593.

Leeville Field

LAO13-C003     Operating Agreement dated December 1, 1995, by and between Texaco Exploration and Production, inc., as Operator, and Mobil Oil Exploration & Producing Southeast Inc. and The Louisiana Land and Exploration Company, as Non-Operators, covering 5870.463 acres located in Sections 3, 4, 5, 7, 8, 9, 10, 15, 16, 17, 18, 19, 20 and 21, Township 21 South, Range 22 East, Lafourche Parish, Louisiana, limited in depth from the surface down to 20,600 feet.

Omnibus Agreement dated as of November 1, 2010, among Manti Equity Partners LP, Manti Exploration & Production, Inc., Manti Exploration Operating, LLC and Dune Properties, Inc.

Contract Operating Agreement dated effective November 1, 2010, between Manti Exploration Operating, LLC and Dune Properties, Inc., covering various wells in Leeville Field in which Dune owns 100% working interest.

Operating Agreement dated November 1, 2010, by and among Manti Exploration Operating, LLC, as Operator, and Manti Equity Partners LP, Manti Exploration & Production, Inc., and Dune Properties, Inc., as Non-Operators, covering approximately 30 square miles located in portions of Township 21 South, Range 22 East, Township 22 South, Range 22 East, and Township 21 South, Range 23 East, Lafourche Parish, Louisiana, excluding wells covered by February 2, 2004 Operating Agreement (described below).

Operating Agreement dated February 2, 2004, by and among EnerVest Operating L.L.C., as Operator, and Manti Resources Inc., as Non-Operator, covering approximately 30 square miles located in portions of Township 21 South, Range 22 East, Township 22 South, Range 22 East, and Township 21 South, Range 23 East, Lafourche Parish, Louisiana, limited in depth from the surface down to the top of the CIB CAR formation as encountered at induction election log depth of 12,570' in the Texaco LL&E Well No. 197, and limited to wells drilled under the terms of the Exploration Agreement dated effective February 2, 2004, by and between EnerVest Energy, L.P. and Manti-EnerVest, Ltd.

Other Material Contracts/Agreements:

Office Space Lease Agreement by and between Hines Louisiana Walker One, L.P., as successor in interest to Hines Interests Limited Partnership and Goldking Energy Corp. (predecessor of Dune) dated March 16, 1998, as amended.

Letter Agreement by and between Hines Louisiana Walker One, L.P., as successor in interest to Hines Interests Limited Partnership and Goldking Energy Corp. (predecessor of Dune) dated December 12, 2006.

Natural Gas Marketing, Transportation and Processing Agency Agreement dated November 1, 2006, among Upstream Energy Services, L.P., and Dune Operating Company (successor of Goldking Operating Company), as amended.

Purchase Agreement (Contract No. CPE50033) dated effective August 15, 2007, between Texon Operating, LLC., as Buyer, and Dune Operating Company, as Seller, as amended.

Purchase Agreement (Contract No. CPE6813) dated effective August 15, 2007, between Texon L.P., as Buyer, and Dune Operating Company, as Seller, as amended.

Schedule 4.18

Employee and Labor Matters

Dune Energy, Inc	None.

Dune Operating Company	None.

Dune Properties, Inc.	None

Schedule 4.21

Insurance

[See attached Certificates]

ACORD CERTIFICATE OF LIABILITY INSURANCE DATE (MM/DD/YYYY ) 12/2/2010 THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER. IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s). PRODUCER USI Southwest 840 Gessner Suite 600 Houston TX 77024 CONTACT NAME: PHONE (A/C, No. Ext): 713-490-4600 FAX (A/C, No): 713-490-4700 E-MAIL ADDRESS: Nikki.Labonte@usi.biz PRODUCER CUSTOMER ID #: INSURER(S) AFFORDING COVERAGE NAIC # INSURED Dune Energy, Inc. 777 Walker St. Suite 2450 Houston TX 77002 INSURER A: St. Paul Surplus Lines Insurance Co 30481 INSURER B: St Paul Fire and Marine Insurance C 24767 INSURER C: New York Marine & General Insurance 16608 INSURER D: SeaBright Insurance Company 15563 INSURER E: Certain Underwriters at Lloyds 9999 INSURER F: COVERAGES CERTIFICATE NUMBER: 1175403775 REVISION NUMBER: THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. INSR LTR TYPE OF INSURANCE ADDL INSR SUBR WVD POLICY NUMBER POLICY EFF (MM/DD/YYYY) POLICY EXP (MM/DD/YYYY) LIMITS A GENERAL LIABILITY Y Y MU05541828 10/31/2010 10/31/2011 EACH OCCURRENCE $1,000,000 X COMMERCIAL GENERAL LIABILITY DAMAGE TO RENTED PREMISES (Ea occurrence) $100,000 CLAIMS-MADE X OCCUR MED EXP (Any one person) $5,000 X BI/PD $100,000 PERSONAL & ADV INJURY $1,000,000 GENERAL AGGREGATE $2,000,000 GEN’L AGGREGATE LIMIT APPLIES PER: PRODUCTS - COMP/OP AGG $1,000, 000 POLICY PROJECT LOC $ AUTOMOBILE LIABILITY COMBINED SINGLE LIMIT (Ea accident) $ ANY AUTO BODILY INJURY (Per person) $ ALL OWNED AUTOS BODILY INJURY (Per accident) $ SCHEDULED AUTOS PROPERTY DAMAGE (Per accident) $ HIRED AUTOS NON-OWNED AUTOS $ $ B X UMBRELLA LIAB X OCCUR Y Y MU05578902 10/31/2010 10/31/2011 EACH OCCURRENCE $10,000,000 C C EXCESS LIAB CLAIMS-MADE ML10102910 10/31/2010 10/31/2011 ML10103010 10/31/2010 10/31/2011 AGGREGATE $10,000,000 DEDUCTIBLE 10,000,000 $xs 10,000,000 RETENTION $ 30,000,000 $xs 20,000,000 D WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY Y BB1103142 3/3/2010 3/3/2011 X WC STATUTORY LIMITS OTHER Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? N/A E.L. EACH ACCIDENT $1,000,000 (Mandatory in NH) E.L. DISEASE - EA EMPLOYEE $1,000,000 If yes, describe under DESCRIPTION OF OPERATIONS below E.L. DISEASE - POLICY LIMIT $1,000,000 E Energy Package B0901BM1002651000 10/31/2010 10/31/2011 See Attached DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule. If more space is required) In respect of General and Excess Liabilities, Certificate Holder is named as an Additional Insured as required by written contract. In respect to the General Liability, Excess Liability and Workers Compensation, Waiver of Subrogation is granted in favor of Certificate Holder as required by written See Attached. CERTIFICATE HOLDER CANCELLATION SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. Wells Fargo CapitalFinance, Inc. agents for Wayzata Opportunities Fund II, L.P. AUTHORIZED REPRESENTATIVE © 1988-2009 ACORD CORPORATION. All rights reserved. ACORD 25 (2009/09) The ACORD name and logo are registered marks of ACORD

AGENCY CUSTOMER ID: LOC#:

ACORD ADDITIONAL REMARKS SCHEDULE

AGENCY

USI Southwest NAMED INSURED

Dune Energy, Inc. 777 Walker St. Suite 2450 Houston TX 77002

POLICY NUMBER

CARRIER NAIC CODE

EFFECTIVE DATE:

ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM,

FORM NUMBER: 25 FORM TITLE: CERTIFICATE OF LIABILITY INSURANCE

contract.

RE: Named Insured includes: Dune Energy, Inc., Dune Operating Company, Dune Properties, Inc.

Certificate Holder: Wells Fargo Capital Finance, Inc. agents for Wayzata Opportunities Fund II, L.P. is granted 30 Day Notice of Cancellation as required by written contract.

ACORD 101 (2008/01)

© 2008 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

DUNE ENERGY, INC.

CERTIFICATE ADDENDUM

Company E	Underwriters at Lloyd’s London and Certain Insurance Companies Energy Package Policy Policy # B0901BM1002651000 Term: 10/31/10 – 10/31/11

SECTION I – ALL RISKS PHYSICAL DAMAGE

As per scheduled values, totaling $45,171,280

SECTION II – CONTROL OF WELL / OPERATOR’R EXTRA EXPENSE

•	Control of Well
•	Unlimited Redrill/Extra Expense in respect to active wells only
•	Extended Coverage Endorsement
•	Plugging and Abandonment Expenses Endorsement
•	Underground Control of Well
•	Evacuation Expenses
•	Contingent Joint Venture
•	Equipment in the Care, Custody and Control of the Insured
•	Turnkey Wells Endorsement
•	Deliberate Well Firing
•	Seepage and Pollution

LIMITS OF LIABILITY:

•	$5,000,000 (100%) any one Occurrence, combined single limit in respect of all shut-in and/or temporarily abandoned wells.
•	$10,000,000 (100%) any one Occurrence, combined single limit in respect of Area I & II Producing, Workover and Drilling Wells.
•	$20,000,000 (100%) any one Occurrence, combined single limit in respect of Area II Wet Producing, Workover and Drilling Wells.
•	$100,000,000 (100) any one occurrence, combined single limit in respect Garden Island Bay ORX State Lease 214 No. 1
•	$20,000,000 (100%) any one Occurrence, combined single limit in respect of Area III – High Island Block 30L #2U
•	$2,000,000 (100%) limit any one Occurrence in respect of Care, Custody and Control.

NOTE: Subject to an overall annual aggregate limit of:

•	$10,000,000 for Assured’s interest with respect to all losses arising out of Named Windstorm in Areas IIW and III all Sections combined.

•

However, in respect of Section II coverages for all other wells, the maximum limit of liability in respect of Extended Redrilling, Extended Coverages and Resultant Plugging and Abandonment is $7,500,000 for the Insured’s Interest any one occurrence part of the Named Windstorm Limit(s) listed above

USI Southwest

ADDITIONAL PROTECTED PERSONS ENDORSEMENT – PERSONS OR

ORGANIZATIONS REQUIRED BY WRITTEN CONTRACT FOR INSURANCE –

OIL AND GAS COMMERCIAL GENERAL LIABILITY

This endorsement changes your Oil And Gas

Commercial General Liability Protection.

How Coverage Is Changed

There are three changes that are explained below.

1.	The following is added to the Who Is Protected For Injury Or Damage section. This change adds certain protected persons and limits their protection.

Additional protected persons required by written contract for insurance. All persons or organizations that you agree in a written contract for insurance to add as additional protected persons under this agreement are protected persons only for covered bodily injury or property damage that results from your work, to which that written contract for insurance applies, for any of those persons or organizations.

However, all persons or organizations that you agree in a written contract for insurance to add as additional protected persons under this agreement are also protected persons for the following bodily injury, property damage, or personal injury, but only if that written contract for insurance specifically requires those persons or organizations to be covered for such bodily injury, property damage, or personal injury:

•	Covered personal injury that results from your work, to which such written contract for insurance applies, for any of those persons or organizations.

•

Covered bodily injury or property damage that results from your completed work, to which such written contract for insurance applies, for any of those persons or organizations if such bodily injury or property damage happens before the end of the period of time for which the written contract for insurance specifically requires that coverage or before this agreement ends, whichever is earlier.

•	Covered bodily injury, property damage, or personal injury that results from the ownership, maintenance, or use of a premises, site, or location, to which such written contract for insurance applies, if that premises, site, or location is owned by, or rented or leased from, any of those persons or organizations and is part of your oil or gas operations at, on, or in any oil or gas lease site.

•

Covered bodily injury, property damage, or personal injury that results from your maintenance, operation, or use of machinery or equipment, to which such written contract for Insurance applies, if that machinery or equipment is rented or leased from any of those persons or organizations.

•

Covered bodily injury, property damage, or personal injury that results from your work, to which such written contract for insurance applies, that any of those persons or organizations are performing for you.

•

Covered bodily injury or property damage that results from your work which is completed, to which such written contract for insurance applies, that any of those persons or organizations performed for you if such bodily injury or property damage happens before the end of the period of time for which the written contract for insurance specifically requires that coverage or before this agreement ends, whichever is earlier.

But no person or organization that you agree in a written contract for insurance to add as an additional protected person under this agreement and that is an architect, engineer, or surveyor is a protected person for bodily injury, property damage, or personal injury that results from the performance of or failure to perform architect, engineer, or surveyor professional services.

In addition, all persons or organizations that you agree in a written contract for insurance to add as additional protected

OG037 Rev. 3-06	Endorsement
© 2006 The St. Paul Travelers Companies, Inc. All Rights Reserved		Page 1 of 2

persons under this agreement are protected persons only for the lesser of:

•	the limits of coverage required by that written contract for insurance; or

•	the limits of coverage available under this agreement.

Written contract for insurance means that part of any written contract or agreement in which you agree to purchase or maintain insurance provided by this agreement if such contract or agreement:

•	was made before; and

•	is in effect when;

the event begins or the offense is committed.

Additional protected person may also be called an additional insured in the written contract for insurance.

2.	The following replaces the fifth paragraph of the Pollution injury or damage exclusion, but only for this endorsement. This change excludes coverage.

Also, we won’t apply this exclusion to bodily injury or property damage that results from a sudden and accidental pollution incident which:

•	begins while this agreement is in effect;

•	takes place at, on, in, or from a protected person’s premises or a protected person’s work site, other than a waste site;

•

doesn’t result from pollution work by or for any protected person or others, other than pollution work for which the pollution clean-up costs are covered under the Pollution clean-up costs section of this agreement; and

•	doesn’t result from any intentional and willful violation of any governmental law, regulation, or rule by you, any person or organization that you agree in a written contract for insurance to add as an additional protected person under this agreement, or anyone acting on your or that person’s or organization’s behalf.

3.	The following replaces the third paragraph of the Primary or excess other insurance section, but only for this endorsement. This change limits coverage for certain additional protected persons.

We’ll also apply this agreement as excess insurance over the part or parts of any primary or excess other insurance that provide coverage for any person or organization that you agree in a written contract for insurance to add as an additional protected person under this agreement. However, if you specifically agree in that written contract for insurance that this insurance must be primary to, or non-contributory with, other insurance issued directly to that person or organization, we’ll apply this agreement as primary insurance for damages for injury or damage covered by the Additional Protected Persons Endorsement - Persons Or Organizations Required By Written Contract For Insurance that are incurred by that person or organization, and we won’t share those damages with that other insurance. But we’ll still apply this agreement as excess insurance over the part or parts of any primary or excess other insurance that provide control of well pollution bodily injury or property damage coverage and apply to those damages.

Other Terms

All other terms of your policy remain the same.

OG037 Rev. 3-06
Page 2 of 2	© 2006 The St. Paul Travelers Companies, Inc. All Rights Reserved

Dune Energy, Inc.

2010-11 Physical Damage Schedule

Land/ Wet	Field Name	County	State	Gross Value	Net Value
Land	Abbeville	Vermillion	LA	$309,000	$309,000
Land	Bayou Choctaw	Iberville	LA	$1,112,000	$1,112,000
Land	Broussard North	St. Martin	LA	$1,256,000	$1,256,000
Land	Chocolate Bayou	Brazoria	TX	$4,854,000	$4,854,000
Land	Columbus	Colorado	TX	$1,130,400	$1,130,400
Land	Comite	E Baton Rouge	LA	$745,500	$745,500
Land	Hitchcock	Galveston	TX	$300,000	$300,000
Land	Live Oak	Vermillion	LA	$2,837,000	$2,837,000
Land	Malo Domingo	Karnes	TX	$313,500	$313,500
Land	Manchester, SW	Calcasieu	LA	$350,000	$350,000
Land	Thornwell		LA	$50,000	$50,000
Land	Toro Grande	Jackson	TX	$423,100	$423,100
Total Onshore:				$13,680,500	$13,680,500

Wet	Bateman Lake	St. Mary	LA	$7,255,000	$7,255,000
Wet	Garden Island Bay	Plaquemines	LA	$9,725,500	$9,725,500
Wet	High Island Block 30L	Jefferson	TX	$2,888,000	$534,858
Wet	Leeville	Lafourche	LA	$6,971,000	$2,788,400
Total Wet / Offshore:				$26,839,500	$20,303,758

Field Totals:				$40,520,000	$33,984,258

DIC Compressors				$1,701,465	$1,701,465

Grand Total:				$42,221,465	$35,685,723

As of: 12/10/2010	Dune Energy, Inc. Energy Package Estimated Premiums 100% @ $10M Named Windstorm Limit

Dune Energy, Inc.

2010-11 Physical Damage Schedule

Field	Land / Wet	State	Description	Values

Abbeville	Land	LA	Tanks	$24,000
Abbeville	Land	LA	Compressors	$250,000
Abbeville	Land	LA	Facilities and Well Heads	$35,000

Abbeville Subtotal:				$309,000

Bateman Lake	Wet	LA	Production Barge	$3,435,000
Bateman Lake	Wet	LA	Tanks	$205,000
Bateman Lake	Wet	LA	Equipment	$228,000
Bateman Lake	Wet	LA	Universal Compressor	$1,000,000
Bateman Lake	Wet	LA	Construction crew barge crane	$787,000
Bateman Lake	Wet	LA	Pump	$400,000
Bateman Lake	Wet	LA	Electrical & Gen	$200,000
Bateman Lake	Wet	LA	Engr. & Proj Man	$500,000
Bateman Lake	Wet	LA	Contingency	$500,000

Bateman Lake Subtotal:				$7,255,000

Bayou Choctaw	Land	LA	Facilities Value	$387,000
Bayou Choctaw	Land	LA	Equipment Value	$475,000
Bayou Choctaw	Land	LA	Well Heads	$250,000

Bayou Choctaw Subtotal:				$1,112,000

Broussard, North	Land	LA	Baldwin Lumber Co. Fee No. 1 Facilities	$14,000
Broussard, North	Land	LA	Baldwin Lumber Co. Fee No. 1 Well Heads	$45,000
Broussard, North	Land	LA	Baldwin Lumber Co. Fee No. 4 Facilities	$14,000
Broussard, North	Land	LA	Baldwin Lumber Co. Fee No. 4 Well Heads	$45,000
Broussard, North	Land	LA	Baldwin Lumber Co. Fee No. 6 Facilities	$14,000
Broussard, North	Land	LA	Baldwin Lumber Co. Fee No. 6 Well Heads	$45,000
Broussard, North	Land	LA	Baldwin Lumber Co. Fee No. 9 Facilities	$14,000
Broussard, North	Land	LA	Baldwin Lumber Co. Fee No. 9 Well Heads	$45,000
Broussard, North	Land	LA	Baldwin Lumber Co. Fee No. 1 SWD Facilities	$112,000
Broussard, North	Land	LA	Baldwin Lumber Co. Fee No. 1 SWD Tanks	$320,000
Broussard, North	Land	LA	Field Facilities and Well Heads	$157,000
Broussard, North	Land	LA	Field 355 bbl stock tank, lease tank	$21,000
Broussard, North	Land	LA	Field Miscellaneous Materials & Piping	$80,000
Broussard, North	Land	LA	Field Transportation	$50,000
Broussard, North	Land	LA	Field Electrical	$40,000
Broussard, North	Land	LA	Field Engineering & Project Mgmt	$120,000
Broussard, North	Land	LA	Field Miscellaneous Equipment	$120,000

Broussard, North Subtotal:				$1,256,000

Comite	Land	LA	Facilities Value	$589,500
Comite	Land	LA	Equipment Value	$71,500
Comite	Land	LA	Well Heads	$84,500

Comite Subtotal:				$745,500

Columbus	Land	TX	H. R. Cullen Lease Facilities and Equipment	$76,000
Columbus	Land	TX	H.R. Cullen Lease 20" x 17' glycol tower w/20"x6'6" reboiler	$15,000
Columbus	Land	TX	H.R. Cullen Lease Ajax engine w/gardner denver comp	$75,000
Columbus	Land	TX	H.R. Cullen Lease Tanks	$12,000
Columbus	Land	TX	H.R. Cullen Lease 25 hp electric motor	$75,000
Columbus	Land	TX	H.R. Cullen Lease 3 stage ariel compressor.	$190,000
Columbus	Land	TX	H.R. Cullen Lease 4'x20' Smith Industries heater treator	$20,000
Columbus	Land	TX	Emma Hastedt Lease Facilities & Equipment	$594,100
Columbus	Land	TX	Emman Hastedt Lease Tanks	$35,300
Columbus	Land	TX	Emma Hastedt Lease Compressors	$38,000

Columbus Subtotal:				$1,130,400

Chocolate Bayou	Land	TX	A.M. WEITING #6 BATTERY Facilities	$35,000
Chocolate Bayou	Land	TX	A.M. WEITING #6 BATTERY Tank	$25,000
Chocolate Bayou	Land	TX	A.M. WEITING #6 BATTERY Equipment	$50,000
Chocolate Bayou	Land	TX	A.M. WEITING #11 Facilities	$40,000
Chocolate Bayou	Land	TX	A.M. WEITING #25 Facilities & Well Heads	$240,000
Chocolate Bayou	Land	TX	A.M. WEITING #4 Facilities & Well Heads	$325,000
Chocolate Bayou	Land	TX	A.M. WEITING #4 Tank	$3,000
Chocolate Bayou	Land	TX	A.M. WEITING #5 Well Heads	$155,000
Chocolate Bayou	Land	TX	SWD Tank Battery cover over pumps 23' x 36'	$5,000
Chocolate Bayou	Land	TX	Pumps	$200,000
Chocolate Bayou	Land	TX	Tanks	$350,000

As of: 12/10/2010	Dune Energy, Inc. Energy Package Estimated Premiums 100% @ $10M Named Windstorm Limit

Dune Energy, Inc.

2010-11 Physical Damage Schedule

Field	Land / Wet	State	Description	Values

Chocolate Bayou	Land	TX	Compressor Area Storage & Compressor Covers	$84,000
Chocolate Bayou	Land	TX	Separators	$129,000
Chocolate Bayou	Land	TX	Storage Tanks	$15,000
Chocolate Bayou	Land	TX	NCT 1 B BATTERY 30" x 9' SEP OOS	$200,000
Chocolate Bayou	Land	TX	NCT 1 B BATTERY 6' x 27.5' lin heater OOS	$75,000
Chocolate Bayou	Land	TX	R.K. WILSON GU 1 WELL #1 Tank	$35,000
Chocolate Bayou	Land	TX	R.K. WILSON GU 1 WELL #1 Facility & Well Heads	$80,000
Chocolate Bayou	Land	TX	Gas Sales Point (Glycol Unit, Reboiler, Contactor)	$250,000
Chocolate Bayou	Land	TX	R.K. WILSON 1 WELL #7 Well Heads	$200,000
Chocolate Bayou	Land	TX	R.K. WILSON 1 WELL #7 Tank	$5,000
Chocolate Bayou	Land	TX	R.K. WILSON 1 WELL #7 48" x 10'6" OOS Line Heater	$50,000
Chocolate Bayou	Land	TX	R.K. WILSON 1 WELL #7 18" x 48" Suppl SCB	$10,000
Chocolate Bayou	Land	TX	AM WEITING #25 Facilities & Well Heads	$250,000
Chocolate Bayou	Land	TX	WILSON B 13 10 x 10' LP sep = 125#	$20,000
Chocolate Bayou	Land	TX	WILSON B-204 24" x 7'6" LP SEP 125#	$20,000
Chocolate Bayou	Land	TX	WEITING #28 Heater Treater	$10,000
Chocolate Bayou	Land	TX	WEITING #28 Line Heater	$37,000
Chocolate Bayou	Land	TX	WEITING #28 Hi-Low Separators	$70,000
Chocolate Bayou	Land	TX	WEITING #28 Meter Runs	$20,000
Chocolate Bayou	Land	TX	WEITING #28 Well Head	$10,000
Chocolate Bayou	Land	TX	WEITING #28 Tanks	$40,000
Chocolate Bayou	Land	TX	WEITING #29 Heater Treater	$10,000
Chocolate Bayou	Land	TX	WEITING #29 Line Heater	$37,000
Chocolate Bayou	Land	TX	WEITING #29 Hi-Low Separators	$70,000
Chocolate Bayou	Land	TX	WEITING #29 Meter Runs	$20,000
Chocolate Bayou	Land	TX	WEITING #29 Well Head	$10,000
Chocolate Bayou	Land	TX	WEITING #29 Tanks	$40,000
Chocolate Bayou	Land	TX	WEITING #30 Dehy	$55,000
Chocolate Bayou	Land	TX	WEITING #30 Compressor	$80,000
Chocolate Bayou	Land	TX	WEITING #30 Tanks	$82,000
Chocolate Bayou	Land	TX	WEITING #30 Heater Treater	$10,000
Chocolate Bayou	Land	TX	WEITING #30 Line Heater	$37,000
Chocolate Bayou	Land	TX	WEITING #30 Hi-Low Separators	$70,000
Chocolate Bayou	Land	TX	WEITING #30 Meter Runs	$20,000
Chocolate Bayou	Land	TX	WEITING #30 Well Head	$10,000
Chocolate Bayou	Land	TX	WEITING #30 Tank	$40,000
Chocolate Bayou	Land	TX	Miscellaneous Material & Pipe	$300,000
Chocolate Bayou	Land	TX	Transportation	$100,000
Chocolate Bayou	Land	TX	Electrical	$125,000
Chocolate Bayou	Land	TX	Engineering & Project Management	$350,000
Chocolate Bayou	Land	TX	Contingency	$350,000

Chocolate Bayou Subtotal:				$4,854,000

Garden Island Bay	Wet	LA	Walkway and Handrails	$350,000
Garden Island Bay	Wet	LA	TB No. 49 landings & platforms	$200,000
Garden Island Bay	Wet	LA	TB No. 160 landings & platforms	$200,000
Garden Island Bay	Wet	LA	West TB landings and platform	$200,000
Garden Island Bay	Wet	LA	TB No. 414 landings and platform	$200,000
Garden Island Bay	Wet	LA	Facilities and Equipment	$2,410,500
Garden Island Bay	Wet	LA	Tanks	$415,000
Garden Island Bay	Wet	LA	Transportation	$300,000
Garden Island Bay	Wet	LA	Construction Barge with crane and barge	$1,050,000
Garden Island Bay	Wet	LA	Miscellaneous Material & Pipe	$700,000
Garden Island Bay	Wet	LA	Engr $ Management	$600,000
Garden Island Bay	Wet	LA	It is noted living quarters are not on inventory	$650,000
Garden Island Bay	Wet	LA	Electrical	$250,000
Garden Island Bay	Wet	LA	Contingency	$700,000
Garden Island Bay	Wet	LA	Universal Compressor	$1,500,000

Garden Island Bay Subtotal:				$9,725,500

Hitchcock	Land	TX	Huff Gun Barrel 750 bbls	$45,000
Hitchcock	Land	TX	Huff Stock Tank: 32295 / 400 bbls / 17' x 12'	$5,000
Hitchcock	Land	TX	Huff Stock Tank: 32296 / 400 bbls/ 17' x 12' / SN 15504	$5,000
Hitchcock	Land	TX	Huff Suction Tank	$5,000
Hitchcock	Land	TX	Huff Settling Tank / SN 29733 / 350 bbls / 24'H x 14'W	$5,000
Hitchcock	Land	TX	Huff Emergency Overflow Tank / SN 2462 / 350 bbls	$5,000
Hitchcock	Land	TX	Huff Pump: Oilwell / SN P150-506 LH / Type A316/5650	$85,000
Hitchcock	Land	TX	Huff Motor: Waukesha / SN 197285	$40,000

As of: 12/10/2010	Dune Energy, Inc. Energy Package Estimated Premiums 100% @ $10M Named Windstorm Limit

Dune Energy, Inc.

2010-11 Physical Damage Schedule

Field	Land / Wet	State	Description	Values

Hitchcock	Land	TX	Huff High Pressure Separator: 48 X 14	$15,000
Hitchcock	Land	TX	Huff Compresor	$90,000

Hitchcock Subtotal:				$300,000

High Island	Wet	TX	Platform	$2,888,000

High Island Subtotal:				$2,888,000

					NET

Leeville	Wet	LA	Walkways & Handrails	$140,000	$56,000
Leeville	Wet	LA	Landings & Platforms (Incl Sunken Barge, Treater, Indirect Heater)	$980,000	$392,000
Leeville	Wet	LA	Living Quarters office (Portable Bldg on Tidewater dock)	$125,000	$50,000
Leeville	Wet	LA	Facilities and Equipment	$1,811,000	$724,400
Leeville	Wet	LA	Tanks	$420,000	$168,000
Leeville	Wet	LA	Miscellaneous Piping & material	$400,000	$160,000
Leeville	Wet	LA	Indirect heater not on inventory with platform	$20,000	$8,000
Leeville	Wet	LA	Electrical	$200,000	$80,000
Leeville	Wet	LA	Construction crew, barge crane	$875,000	$350,000
Leeville	Wet	LA	Engr & management	$500,000	$200,000
Leeville	Wet	LA	Transportation	$500,000	$200,000
Leeville	Wet	LA	Contingency	$500,000	$200,000
Leeville	Wet	LA	Universal Compressor	$500,000	$200,000

Leeville Subtotal:				$6,971,000	$2,788,400

Live Oak	Land	LA		$2,837,000

Live Oak Subtotal:				$2,837,000

Malo Domingo	Land	TX	Gordon Talk #1 Equipment & Facilities	$24,500
Malo Domingo	Land	TX	Gordon Talk #1 Tanks	$22,000
Malo Domingo	Land	TX	Gordon Talk #1 Ajax Compressor	$60,000
Malo Domingo	Land	TX	Gordon Talk #2 Equipment & Facilities	$18,500
Malo Domingo	Land	TX	Gordon Talk #2 Oil Tank	$10,000
Malo Domingo	Land	TX	Gordon Talk #2 Gas Jack Compressor at Well Head	$51,000
Malo Domingo	Land	TX	Samsel #1 Equipment & Facilities	$25,500
Malo Domingo	Land	TX	Samsel #1 Tanks	$52,000
Malo Domingo	Land	TX	Samsel #1 Rental Compressor	$50,000

Malo Domingo Subtotal:				$313,500

Manchester, SW	Land	LA	Facilities Value	$187,500
Manchester, SW	Land	LA	Equipment Value	$57,000
Manchester, SW	Land	LA	Well Heads	$105,500

Manchester, SW Subtotal:				$350,000

Thornwell South	Land	LA	SWD Well Head	$50,000

Thornwell South Subtotal:				$50,000

Toro Grande	Land	TX	Tittizer #2 Tanks	$30,000
Toro Grande	Land	TX	Tittizer #2 4 cylinder water pump	$5,000
Toro Grande	Land	TX	Tittizer #2 Well Heads & facilities	$69,500
Toro Grande	Land	TX	Tittizer #1 436 bbl steel tk	$20,000
Toro Grande	Land	TX	Tittizer #1 Well Heads & Equipment	$86,500
Toro Grande	Land	TX	Tittizer #1 cat engine & Gemini compressor (rental)	$125,000
Toro Grande	Land	TX	Toro Grande Sales Pt Facilities & Equipment	$43,000
Toro Grande	Land	TX	Toro Grande Sales Pt Tanks	$8,800
Toro Grande	Land	TX	Meeks 400 bbl fiberglass tk	$20,300
Toro Grande	Land	TX	Meeks Triple 3 phase motor	$10,000
Toro Grande	Land	TX	Meeks 2000psi wellhead	$5,000

Toro Grande Subtotal:				$423,100

Total Onshore Physical Damage:				$13,680,500

Total Offshore Physical Damage:				$26,839,500

Grand Total:				$40,520,000

As of: 12/10/2010	Dune Energy, Inc. Energy Package Estimated Premiums 100% @ $10M Named Windstorm Limit

Dune Energy, Inc.

2010-2011 DIC Compressors

Unit #	Description	Location	Replacement Cost / Insurance Value
60010	CATERPILLAR_G399TA,668_HHP,ARIEL_JGR,3- STAGE,CYL:11,8.375,11,5.125,8;;64147	Live Oak Field, Vermilion Parish, Louisiana	$575,575
73911	WAUKESHA_L7042G,730_HHP,WORTHINGTON_ OF5H,3-STAGE,CYL:10,5.5,12;;64145	Chocolate Bayou Field, Brazoria County, Texas	$664,165
76271	WAUKESHA_145GZ,75_HHP,ARIEL_JGM,3-STAGE,CYL:6.5,2.75,4.75;;64146	North Broussard Field, Lafayette and St. Martin Parishes, Louisiana	$139,150
76266	CATERPILLAR_3306 NA / HHP,ARIEL_JGM	Live Oak Field (Broussard Landing), Vermilion Parish, Louisiana	$132,825
75066	CATERPILLAR 3306TA / Ariel JGQ	Columbus (Cullen Field), Colorado County, Texas	$189,750
		Subtotal	$1,701,465.00

As of: 12/10/2010	Dune Energy, Inc. Energy Package Estimated Premiums 100% @ $10M Named Windstorm Limit

	CONTRACT ENDORSEMENT	901 JLT

Unique Market Reference	B0901BM1002651000
Endorsement Reference	3

Insured	Dune Energy Inc

CONTRACT CHANGES

This contract is amended as follows:

ENDORSEMENT

EFFECTIVE DATE:	00:01 hours 29 November 2010 Local Standard Time at the address of the Insured

Underwriters hereby note and agree to include the following as an Additional Named Insured and Sole Loss Payee:- in so far as their interests may appear as scheduled.

Wells Fargo Capital Finance, Inc. agents for Wayzata Capital Management, Inc.

All other terms and conditions remain unchanged.

J6s/30 November 2010

Internal	r45

901

JLT

CONTRACT ENDORSEMENT

Unique Market Reference	B0901BM1002651000

Endorsement Reference	3

Insured	Dune Energy Inc

CONTRACT ADMINISTRATION AND ADVISORY SECTION

SETTLEMENT DUE DATE

In the absence of an insurer specified Settlement Due Date, the Settlement Due Date will be calculated by applying the terms of trade for the original premium to whichever is the later of either:

1.      the latest effective date of the subject matter of the contract endorsement; or

2.      the date on which the final insurer agreement is obtained.

ALLOCATION OF PREMIUM TO CODING:	Additional premium allocated 100% to code

j6s/30 November 2010

901

JLT

CONTRACT ENDORSEMENT

Unique Market Reference	B0901BM1002651000

Endorsement Reference	3

Insured	Dune Energy Inc

AGREEMENT

GENERAL UNDERWRITERS AGREEMENT (GUA)
Each Underwriter’s proportion is several not joint
Slip Leader Only	Slip Leader And Agreement Parties	All Insurers
Box 1	Box 2	Box 3
Notification to followers

Within working days

j6s/30 November 2010

DUNE ENERGY, INC.

CERTIFICATE ADDENDUM

Company E	Underwriters at Lloyd’s London and Certain Insurance Companies Energy Package Policy Policy # B0901BM1002651000 Term: 10/31/10 – 10/31/11

SECTION I – ALL RISKS PHYSICAL DAMAGE

As per scheduled values, totaling $45,171,280

SECTION II – CONTROL OF WELL / OPERATOR’S EXTRA EXPENSE

•	Control of Well
•	Unlimited Redrill/Extra Expense in respect to active wells only
•	Extended Coverage Endorsement
•	Plugging and Abandonment Expenses Endorsement
•	Underground Control of Well
•	Evacuation Expenses
•	Contingent Joint Venture
•	Equipment in the Care, Custody and Control of the Insured
•	Turnkey Wells Endorsement
•	Deliberate Well Firing
•	Seepage and Pollution

LIMITS OF LIABILITY:

•	$5,000,000 (100%) any one Occurrence, combined single limit in respect of all shut-in and/or temporarily abandoned wells.
•	$10,000,000 (100%) any one Occurrence, combined single limit in respect of Area I & II Producing, Workover and Drilling Wells.
•	$20,000,000 (100%) any one Occurrence, combined single limit in respect of Area II Wet Producing, Workover and Drilling Wells.
•	$100,000,000 (100) any one occurrence, combined single limit in respect Garden Island Bay ORX State Lease 214 No. 1
•	$20,000,000 (100%) any one Occurrence, combined single limit in respect of Area III – High Island Block 30L #2U
•	$2,000,000 (100%) limit any one Occurrence in respect of Care, Custody and Control.

NOTE: Subject to an overall annual aggregate limit of:

•	$10,000,000 for Assured’s interest with respect to all losses arising out of Named Windstorm in Areas IIW and III all Sections combined.

•

However, in respect of Section II coverages for all other wells, the maximum limit of liability in respect of Extended Redrilling, Extended Coverages and Resultant Plugging and Abandonment is $7,500,000 for the Insured’s Interest any one occurrence part of the Named Windstorm Limit(s) listed above

Wells Fargo Capital Finance, Inc., as Agent for Wayzata Capital Management, Inc. is listed as the Sole Loss Payee under Section I (Property) and Additional Insured under Section II (Liabilities).

USI Southwest

WORKER’S COMPENSATION PROPOSAL

Prepared for:

Dune Energy, Inc.

Presented by:

Nigel Gladwell

USI Southwest

840 Gessner

Suite 600

Houston, Texas 77024

713-490-4600

www.usi.biz

Effective Date: March 3, 2010

This is a coverage summary, not a legal contract. This summary is provided to assist in your understanding of your insurance program. Please refer to the actual policies for specific terms, conditions, limitations and exclusions that will govern in the event of a loss. Specimen copies of all policies are available for review prior to the binding of coverage.

Higher limits and additional coverage may be available. Please contact us if you are interested in additional quotes.

About USI

THE POWER OF ONE

What makes USI different from other

traditional brokers and consultants?

A single source.

One point of contact. One service administrator.

One source for all of your insurance and financial services.

USI’s unique delivery design gives you unparalleled single-source access to a complete array of linked solutions from our nationwide network of strategic partnerships – and a corresponding, cohesive service program that is not just convenient, but responsive to your risk management profile.

USI Southwest

USI develops and implements competitive and creative property/casualty and human resources risk management and insurance programs.

The Mission of USI is to achieve increasing profits and growth through the professional marketing of innovative risk management and insurance services for our clients.

Our corporate culture is based on stability and integrity that is surrounded by associates with a strong desire for self-improvement and professional growth.

BROKER SERVICES	RISK MANAGEMENT SERVICES
• Property/Casualty Programs	• Risk Control
• Employee Benefit Programs	• Risk Financing
• Global Program Capabilities	• Claim Management
• Wealth Accumulation Programs	• Information Services
• Direct Worldwide Market Access	• Licensed Third Party Administrator

PRODUCTS

• Proprietary Insurance Products
• Self-Insured and Self-Funded Programs
• Association Programs
• Captive Formation and Management
• Specialized Programs for Commercial, Financial, Institutional, and Governmental Risks

USI Southwest is the Southwest hub for USI Insurance Services Corp., the ninth largest insurance broker in the U.S.

3 of 16

Table of Contents

Page No.
Service Team	5

Workers Compensation	6

Premium Summary	8

4 of 16

USI Service Team

Nigel Gladwell	713-490-4592 Direct
Sr. Vice President – Sales Executive	713-614-2036 Cell
Nigel.Gladwell@usi.biz	484-652-5186 Fax

Dennis O’Donnell
Vice President – Account Executive (LA)	504-210-0638 Direct
Dennis.O’Donnell@usi.biz	610-537-4143 Fax

Katie Gaudet	713-490-4541 Direct
Account Manager	484-652-5163 Fax
Katie.Gaudet@usi.biz

Sandy Bayless	713-490-4594 Direct
Energy & Marine Claims Manager	484-652-5211 Fax
Stanley.Bayless@usi.biz

Jim Skopal	713-490-4562 Direct
Property & Casualty Claims Manager	484-652-5145 Fax
James.Skopal@usi.biz

840 Gessner, Suite 600

Houston, TX 77024

Houston Main Line: 713-490-4600

Houston Main Fax: 484-652-5200

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Workers’ Compensation

Insurer:	Seabright Insurance Company
Best’s Rating: A- IX

Policy Period:	March 3, 2010 to March 3, 2011

Schedule of Exposures:

	Class Code		10-11 Est. Payroll	08-09 Rate	08-09 Premium	09-10 Rate	09-10 Premium	10-11 Rate	10-11 Premium

TX	8809	Executive Officers NOC - Performing Clerical or Outside Salespersons Duties Only	$312,000	0.59%	$1,841	0.48%	$1,498	0.47%	$1,466

TX	8810	Clerical Office Employees NOC	$3,425,800	0.42%	$14,388	0.34%	$11,648	0.34%	$11,648

TX	8601	Oil or Gas Well: Drilling Consultants	if any	0.79%	$0	63.00%	$0	0.00%	$0

TX	8601F	Oil or Gas Well: Drilling Consultants - USL&H	$1,000	1.27%	$0	1.01%	$0	1.04%	$10

TX	5606	Field Service Employees	$81,200	2.65%	$2,152	2.12%	$1,721	3.17%	$2,574

LA	8601	Oil or Gas Well: Drilling Consultants	if any	1.19%	$0	0.94%	$0	0.00%	$0

LA	8601F	Oil or Gas Well: Drilling Consultants - USL&H	$1,000	2.75%	$28	2.12%	$21	1.57%	$16

LA	5606	Field Service Employees	$436,000	4.10%	$17,876	3.14%	$13,690	4.85%	$21,146
Unmodified Premiums:			$4,257,000		$36,284		$28,578		$36,860

Limits:

Workers Compensation:
Statutory

Employers Liability:
	$1,000,000	Bodily Injury by Accident / Each Accident
	$1,000,000	Bodily Injury by Disease / Each Employee
	$1,000,000	Bodily Injury by Disease / Policy Limits

Terms & Conditions:	— Longshore & Harbor Workers’ Comp Act Coverage
— Waiver of Subrogation (blanket)
— TX Premium Discount
— Payroll Reporting/Billing Schedule
— WC & EL Insurance Policy
— Policy Information Page

6 of 16

Workers’ Compensation

Terms & Conditions (cont):	— Named Insured Schedule
— Notification of Change in Ownership
— Premium Due Date
— Catastrophe (other than Certified Acts of Terrorism) Premium
— Terrorism Risk Ins Program Reauthorization Act Disclosure
— LA Duty to Defend
— LA Anniversary Rating Date
— LA Amendatory Endorsement
— LA Cost Containment Act
— TX Amendatory Endorsement
— Texas Audit Premium & Retro Premium
— TX Terrorism Risk Ins Program Reauthorization Act
— TX Terrorism Premium
— Partners, Officers Coverage
— TX Partners, Officers Coverage

Policy Premium:

Coverages	Term Premium	Texas	Louisiana
Class Premium	$36,860	$15,699	$21,162

Waiver of Subrogation (2.0%)	$671	$314	$357
Increased Limits	$907	$314	$593

Undiscounted Premium	$38,438	$16,327	$22,112

Experience Mod Premium (0.82)	-$6,855	-$2,939	-$3,916
Premium Discount	-$950	-$950	$0
Expense Constant	$160	$160	$0
Foreign Terrorism/TRIA	$44	$19	$25
Domestic Terrorism, et al	$44	$19	$25

Estimated Premium	$30,881	$12,635	$18,246

Premium:	$ 30,881.00

Sent Premium Payment to:

Seabright Insurance Company
Lockbox #774268
4268 Solutions Center
Chicago, IL 60677-4002

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Premium Summary

Coverage	Carrier	AM Best	08-09 Premium	09-10 Premium

Workers’ Compensation	Seabright Insurance Company	A XV	$26,559.00	$30,881.00

This is a coverage summary, not a legal contract. This summary is provided to assist in your understanding of your insurance program. Please refer to the actual policies for specific terms, conditions, limitations and exclusions that will govern in the event of a loss. Specimen copies of all policies are available for review prior to the binding of coverage.

In evaluating your exposure to loss, we have been dependent upon information provided by you. If there are other areas that need to be evaluated prior to binding of coverage, please bring these areas to our attention. Should any of your exposures change after coverage is bound, such as your beginning new operation, hiring employees in new states, buying additional property, etc., please let us know so proper coverage(s) can be discussed.

Higher limits may be available. Please contact us if you would like a quote for higher limits.

Information Concerning Our Fees: Unless otherwise specifically negotiated and agreed to with our client, our professional fees are customarily based on commission calculated as a percentage of the premium collected by the insurer and are paid to us by the insurer. We may also receive from insurers and insurance intermediaries additional compensation (monetary and non-monetary), which is contingent on volume, profitability or other factors pursuant to agreements we may have with them relating to all or part of the business we place with those insurers or through those intermediaries. Such agreements may be in effect with one or more of the insurers with whom your insurance is placed, or with the insurance intermediary we use to place your insurance. We will be pleased to discuss with you further details of any contingent compensation agreements pertinent to your placement upon your request.

8 of 16

USI Privacy Notice

Our Privacy Promise to You

USI provides this notice to you, our customer, so that you will know what we will do with the personal information, personal financial and health information (collectively referred to as the “protected information”) that we may receive from you directly or receive from your health care provider or receive from another source that you have authorized to send us your protected information. We at USI are concerned about your privacy and assure you that we will do what is required of us to safeguard your protected information.

What types of information will we be collecting?

USI collects information from you required both for our business and pursuant to regulatory requirements. Without it, we cannot provide our products and services for you. We will be collecting protected information about you from:

•	Applications or other forms, such as name, address, Social Security number, assets and income, employment status and dependent information;
•	Your transactions with us or your transactions with others, such as account activity, payment history, and products and services purchased;
•	Consumer reporting agencies, such as credit relationships and credit history. These agencies may retain their reports and share them with others who use their services;
•	Other individuals, businesses and agencies, such as medical and demographic information; and
•	Visitors to our websites, such as information from on-line forms, site visitorship data and on-line information collection devices, commonly called “cookies.”

What will we do with your protected information?

The information USI gathers is shared within our company to help us maximize the services we can provide to our customers. We will only disclose your protected information as is necessary for us to provide the insurance products and services you expect from us. USI does not sell your protected information to third parties, nor does it sell or share customer lists.

We may also disclose all of the information described above to third parties with which we contract for services. In addition, we may disclose your protected information to medical care institutions or medical professionals, insurance regulatory authorities, law enforcement or other government authorities, or to affiliated or nonaffiliated third parties as is reasonably necessary to conduct our business or as otherwise permitted by law.

Our Security Procedures

At USI, we have put in place the highest measures to ensure the security and confidentiality of customer information. We will handle the protected information we receive by restricting access to the protected information about you to those employees and agents of ours who need to know that information to provide you with our products or services or to otherwise conduct our business, including actuarial or research studies. Our computer database has multiple levels of security to protect against threats or hazards to the integrity of customer records, and to protect against unauthorized access to records that may harm or inconvenience our customers. We maintain physical, electronic, and procedural safeguards that comply with federal and state regulations to safeguard all of your protected information.

Our Legal Use of Information

We retain the right to use ideas, concepts, know-how, or techniques contained in any nonpublic personal information you provide to us for our own purposes, including developing and marketing products and services.

Your Right to Review Your Records

You have the right to review the protected information about you relating to any insurance or annuity product issued by us that we could reasonably locate and retrieve. You may also request that we correct, amend or delete any inaccurate information by writing to us at the above address.

9 of 16

Financial Ratings

As a service to our clients, USI Insurance Services of Texas is furnishing an assessment by a financial rating service of the insurance companies included in our proposal. We are including the legends used by this service.

All ratings are subject to periodic review; therefore, it is important to obtain updated ratings from each service. Should you desire further information concerning the financial statements of any of the insurance companies being proposed, so that you can make your own assessment of the financial strength of the companies being offered, it is available from USI Insurance Services of Texas at your request.

USI Insurance Services of Texas has made no attempt to determine independently the financial capacity of the insurance companies that we are including in our proposal as we believe the nationally recognized services are better equipped to comment.

10 of 16

Financial Ratings - continued

BEST’S RATINGS

A+ and A++	Superior	B and B-	Adequate
A and A-	Excellent	C++, C+	Fair
B++, B+	Very Good	C and C-	Marginal

FINANCIAL SIZE CATEGORY

(In $ Thousands)

Class	I	Up to		1,000
Class	II	1,000	to	2,000
Class	III	2,000	to	5,000
Class	IV	5,000	to	10,000
Class	V	10,000	to	25,000
Class	VI	25,000	to	50,000
Class	VII	50,000	to	100,000
Class	VIII	100,000	to	250,000
Class	IX	250,000	to	500,000
Class	X	500,000	to	750,000
Class	XI	750,000	to	1,000,000
Class	XII	1,000,000	to	1,250,000
Class	XIII	1,250,000	to	1,500,000
Class	XIV	1,500,000	to	2,000,000
Class	XV	2,000,000	or more

RATING “NOT ASSIGNED” CLASSIFICATIONS

NR-1	Limited Data Filing
NR-2	Less than Minimum Size
NR-2	Insufficient Operating Experience
NR-3	Rating Procedure Inapplicable
NR-3	Significant Change
NR-3	Reinsured by Unrated Reinsurer
D	Below Minimum Standards
NR-3	Incomplete Financial Information
NR-4	Company Request
E	Under State Supervision
S	Rating Suspended

11 of 16

Optional Coverages

Umbrella (Excess) Liability

Umbrella (Excess) Liability is designed to provide liability coverage when the loss exceeds the limits of the primary liability insurance or retained limit. This coverage is available in $1,000,000 increments to whatever limit you require or prefer.

Flood Insurance

Flood Insurance provides protection for buildings and contents against financial loss from flooding.

Boiler & Machinery and Electrical Equipment Coverage

Boiler and Machinery insures against damage to property (Owner’s as well as property of others) caused by explosion of specific boilers, machinery, pressure vessels and certain electrical objects. Coverage may also be provided to reimburse for loss of income resulting from the inability to carry on business because of an accident to insured boilers or machinery.

Accounts Receivable Insurance

Accounts Receivable Insurance insures against loss on accounts receivable, which may be uncollectible through loss or damage to records caused by insured hazards.

Pattern Floater

Pattern Floaters cover loss of damage by named perils to insured’s patterns, molds and dies when in transit and on property of others.

Valuable Paper and Records Policy

A Valuable Paper and Records policy indemnifies for loss, destruction, or damages to valuable papers or records while on insured’s premises, while being conveyed outside the premises, or while temporarily within the premises of others, except for storage. The policy insures on a comprehensive basis, including misplacement or mysterious or unexplained disappearance.

12 of 16

Optional Coverages - continued

Employee Dishonesty

Protection for money and securities on and off premises caused by dishonesty, mysterious disappearance or destruction. Provides insurance against loss due to dishonesty of employees, loss of money and securities within or outside of the premises, damage done to premises and equipment, loss of property other than money and securities by robbery or safe burglary.

Business Interruption Coverage

If a business is forced to suspend operations because of a fire or some other insured peril, which damages the building or the contents of the building, there will be reduced income, although many expenses will continue. In addition, profit will be reduced or eliminated during the period of interruption. It is the purpose of business interruption insurance to pay the continuing expenses and indemnify for profits lost during this period of interruption.

Business Interruption provides coverage to indemnify for loss of income during the period of time that it takes to restore property to a useful condition after a loss. It is designed to replace income, minus expenses, which do not continue, which would have been earned if the property had not been damaged.

We will be happy to provide a premium quotation for this valuable protection upon your request. It will be necessary that a worksheet be completed by your accountant, which determines the amounts of insurance needed based on the actual earnings and expenses of your business.

Crime Coverage

This coverage provides protection for loss of money, securities, and other property, which the insured may sustain through a fraudulent or dishonest act or acts committed by any of the insider’s employees, acting alone or in collusion with others.

Employment Practices Liability Coverage

This program provides errors and omissions coverage to indemnify the insured for a loss incurred as a result of a “Wrongful Act of Discrimination”. A wrongful act shall include but not be limited to discrimination on the basis of race, religion, sex, sexual orientation, national origin, physical/mental disability or age. This coverage includes discrimination arising out of sexual harassment and/or wrongful termination.

13 of 16

Optional Coverages, continued

Employee Benefits Liability (EBL)

This coverage is designed to insure against negligence caused by clerical errors committed in administration of a plan, such as enrolling, terminating, counseling or changing status of employees and their dependents. EBL coverage applies to most benefit plans and typically features a low deductible.

Fiduciary Liability

Also known as “ERISA” insurance, it is designed to provide protection for “wrongful acts” committed directly by the insured in the mismanagement of employee benefit plans. Clerical errors coverage is also included. Please note that ERISA can hold executive officers personally liable for mismanagement of plan assets, denial of benefits, failure to comply with COBRA guidelines or failure to provide investment choices to employees.

Section 125

Pre-tax deduction for employees’ expenses, including health care coverage.

Disability

Short Term (15-180 Days); Long Term (30 Days to Life)

Estate Planning

Both business and personal.

Annuities

Single payment, flexible, fixed, deferred.

Foreign Credit Liability

Insuring of receivables from foreign sources (banks or companies)

Retirement & Deferred Compensation

401K, Keogh, Pension Plans, IRA.

14 of 16

Optional Coverages, continued

Buy-Sell Agreements

Cross-purchase, cluster purchase, ESOP’s and Stock Redemption.

Personal Lines

Homeowners, Boats, Auto, Ranch, Recreational Equipment, Excess Liability and Collector’s coverage.

Life Insurance

Single premium, term, whole-life, universal and flexible life.

15 of 16

Additional Services

Engineering Services

Provides compliance with OSHA, appeal of fines, loss investigation and safety training, program development, inspections, industrial hygiene and hiring practices.

Claims Management

Provides management for claims, loss analysis, claim review meetings, custom claims reports and claims adjustment management when we are not the agent.

Bonds

Type of Bonds: contract, supplies, permit, payment, performance, loss instrument. Expanding the bond line, both the total bond line and the per job limit.

Group Benefits

Health, Dental, Life

16 of 16

ACORD CERTIFICATE OF LIABILITY INSURANCE DATE (MM/DD/YY) 1/19/2010

PRODUCER

TRUITT INSURANCE AGENCY

3415 Carthwright Rd

Missouri City, TX 77459-2401

(281) 499-5499

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURERS AFFORDING COVERAGE NAIC#

INSURED DUNE OPERATING COMPANY

777 WALKER ST, SUITE 2450

HOUSTON, TX 77002

713-229-6300

INSURER A: FARMERS INS EXCHANGE

INSURER B:

INSURER C:

INSURER D:

INSURER E:

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR ADD’L. INSRD TYPE OF INSURANCE POLICY NUMBER POLICY EFFECTIVE DATE (MM/DD/YY) POLICY EXPIRATION DATE (MM/DD/YY) LIMITS

GENERAL LIABILITY EACH OCCURRENCE $

☐ COMMERCIAL GENERAL LIABILITY DAMAGE TO RENTED PREMISES (Ea occurrence) $

☐ CLAIMS MADE ☐ OCCUR MED EXP (Any one person) $

PERSONAL & ADV INJURY $

GENERAL AGGREGATE $

GEN’L AGGREGATE LIMIT APPLIES PER PRODUCTS - COMP/OP AGG $

☐ POLICY ☐ PROJECT ☐ LOC

AUTOMOBILE LIABILITY COMBINED SINGLE LIMIT (EA accident) $ 1,000,000

☐ ANY AUTO

☐ ALL OWNED AUTOS BODILY INJURY (Per Person) $

☒ SCHEDULED AUTOS

☒ HIRED AUTOS 06948-35-23 01/05/10 01/05/11 BODILY INJURY (Per accident) $

☒ NON-OWNED AUTOS PROPERTY DAMAGE (Per accident) $

GARAGE LIABILITY AUTO ONLY EA-ACCIDENT $

ANY AUTO OTHER THAN AUTO ONLY EA ACC $ AGG $

EXCESS/UMBRELLA LIABILITY

☐ OCCUR ☐ CLAIMS MADE

EACH OCCURRENCE $

AGGREGATE $

$

RETENTION $

DEDUCTIBLE $

WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY

ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED?

If yes, describe under SPECIAL PROVISIONS below

WC STATUTORY LIMITS OTHER

E.L EACH ACCIDENT $

E.L DISEASE - EA EMPLOYEE $

E.L DISEASE - POLICY LIMIT $

OTHER

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS

Certificate holder is also named as LOSS PAYEE

CERTIFICATE HOLDER CANCELLATION

WELLS FARGO FOOTHILL

ATTN: PRECIOUS ATKINSON

1100 ABERNATHY ROAD, STE 1600

ATLANTA, GA 30328

via fax: 866.303.3911

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER ITS AGENTS OR REPRESENTATIVES AUTHORIZED REPRESENTATIVE

ACORD25(2001/08) ACORD CORPORATION 1988

PREMIUM FINANCE AGREEMENT Texas

P.O. BOX 218060

HOUSTON, TX 77218-8060

***A847355***

Phone 713-490-4600

☐ PERSONAL ☒ COMMERCIAL ☐ NEW ☒ AGENCY RENEWAL ☐ ADD’L PREMIUM

THIS AGREEMENT, made effective the 31 day of October 2010 , between

DUNE ENERGY INC

(Name of Borrower/Insured exactly as it appears in financed policies) SSN OR TAX #

ADDRESS STE 2300 TWO SHELL PLAZA 777 WALKER

CITY HOUSTON STATE TX ZIP 77002 PHONE # (713) 229-6300

hereinafter called the Borrower, and MERIDIAN CREDIT SERVICES, INC., A DELAWARE CORPORATION hereinafter called Lender, for the purpose of financing the purchase of insurance policies described in the Scheduled Policies of Insurance listed in page 3 to this Agreement.

TOTAL PRICE OF PREMIUMS

2,391,834.38

- CASH DOWN PAYMENT

597,958.60

= PRINCIPAL BALANCE OWED ON PREMIUMS

1,793,875.78

+ DOC STAMPS & SERVICE FEE

(if applicable)

0.00

= TOTAL AMOUNT FINANCED

1,793,875.78

+ FINANCE CHARGE

(Amount credit costs over term of loan)

33,803.09

= TOTAL OF PAYMENTS

(Amount paid if all payments made as scheduled)

1,827,678.87

ANNUAL PERCENTAGE RATE

4.50

SELECT BILLING OPTION: ☐Payment Book ☒ Monthly Invoice YOUR PAYMENT SCHEDULE WILL BE:

Each monthly payment due on same day of each succeeding month until paid in full.

Amount of Monthly Payment

203,075.43

Number of Payments

9

Date First Payment is Due

11/30/2010

FOR VALUE RECEIVED, BORROWER PROMISES TO PAY to the order of Lender at the address given at the top of this page, the Total Amount Financed and all sums shown above, including interest at the Annual Percentage Rate and other charges as described hereinafter, pursuant to the terms stated below and in page 2 of this Agreement.

1. SECURITY FOR PAYMENT: To secure payment of all sums due under this Agreement, Borrower grants Lender a security interest in any unearned premiums or other sums which may become payable under the Scheduled Policies of Insurance shown on page 3.

2. LIMITED POWER OF ATTORNEY: BORROWER IRREVOCABLY APPOINTS LENDER AS ATTORNEY-IN-FACT TO CANCEL THE SCHEDULED POLICIES OF INSURANCE AFTER BORROWER DEFAULTS IN MAKING PAYMENTS UNDER THIS AGREEMENT.

3. NOTICE TO BORROWER: (1) Do not sign this Agreement before you read it, or if it contains any blank space (other than as provided on the next page), (2) You are entitled to have and should retain a completely filled in copy of this Agreement, and (3) BY SIGNING BELOW BORROWER AGREES TO THE PROVISIONS ABOVE AND ALL OF THE TERMS WHICH APPEAR ON THE SECOND PAGE OF THIS AGREEMENT AND ACKNOWLEDGES RECEIPT OF COPIES OF PAGES 1, 2 AND 3 OF THIS AGREEMENT and (4) The undersigned Agency may receive compensation from Lender for aiding in the preparation of this Agreement and payment of the financed premiums.

SIGNATURE OF ALL INSURED[S] NAMED IN POLICIES OR AUTHORIZED AGENT OF INSURED[S], AS PERMITTED BY LAW:

10-28-2010 X

Date Name and Title: Frank T. Smith Jr. Chief Financial Officer Date Name and Title:

PRODUCER’S REPRESENTATIONS & WARRANTIES:

The undersigned Producer represents and warrants that: (A) The Cash Down Payment shown above has been paid by or on behalf of the Borrower. (B) The Total Price of Premiums shown above has been or will be used to purchase insurance policies shown in the Scheduled Policies of Insurance on page 3 of this Agreement. Any portion of the Total Price of Premiums received by Producer that is not used to purchase such insurance policies, as well as any refunds or credits on such policies, shall be promptly paid to Lender. (C) To the best of the undersigned’s knowledge and belief, Borrower is not subject to any bankruptcy or insolvency proceedings and Producer has no reason to believe that Borrower is insolvent. (D) The Borrower’s signature(s) is (are) genuine and authorized, or to the extent permitted by applicable law, the Producer has been authorized by Borrower to sign this Agreement on Borrower’s behalf. (E) Producer has delivered or will deliver a copy of this Agreement to Borrower. Producer agrees that the Representations & Warranties above, as well as those on page 3 of this Agreement, are a binding contract between Producer and Lender.

PRODUCER/AGENCY

Name USI SOUTHWEST - HOUSTON

Address PO BOX 218060

HOUSTON, TX 77218

10/28/2010 Date

PRODUCER’S SIGNATURE

Special Comments

This agreement assigned to Premium Assignment Corporation.

IN CONSIDERATION of the payment by Lender of the Principal Balance Owed on Premiums shown on page 1 to the insurance companies named in the Scheduled Policies of Insurance shown on page 3 (or the agents of such companies), the Borrower agrees:

4. ACCEPTANCE DATE This Agreement is binding upon its acceptance by Lender. Acceptance shall occur upon payment of the Principal Balance Owed on Premiums to the insurance companies named in the Scheduled Policies of Insurance, or the agents of such companies.

5. PAYMENTS Borrower shall make payments directly to Lender in the amounts and at the same time specified on page 1 of this Agreement. Payments shall be made at Lender’s address given at the top of page 1 or such other address as Lender may direct in writing. Payments made to any other address, person, firm, corporation or insurance agency (including but not limited to the Producer) shall not constitute payment to Lender. Payments received after cancellation of the Scheduled Policies of Insurance shall be credited to the unpaid balance due under this Agreement and shall not constitute reinstatement of the cancelled policies, nor shall it constitute a waiver by Lender of any rights.

6. LATE CHARGES If a payment is more than 10 days late, Borrower agrees to pay a late charge of 5% of each delinquent or unpaid installment, unless prohibited by applicable law.

7. DEFAULT/CANCELLATION A default shall occur if Borrower fails to pay any sums required by this Agreement in a timely manner, including interest and Late Charges, or if Borrower fails to carry out any other obligations under this Agreement. After default, any unpaid balance of the Total Amount Financed may become immediately due and payable in full at the option of Lender, and Lender may enforce its security interest and its rights under the Limited Power of Attorney. Interest will continue to accrue on the unpaid balance at the Annual Percentage Rate or maximum rate allowed by applicable law, at the option of Lender, until all balances owed under this Agreement are paid. Lender may request cancellation of all or any of the Scheduled Policies of Insurance at the earliest time after default permitted by applicable law.

8. EXCESS INTEREST OR FEES It is the intent of the Lender that no interest, fee or charge in excess of that permitted by applicable law will be charged, taken or become payable under this Agreement. In the event it is determined that Lender has taken, charged or accrued interest, fees or charges in excess of that permitted under law, such excess shall be returned to Borrower or credited against the sum due Lender hereunder.

9. REFUNDS The Borrower will receive a refund of the finance charge if the account is prepaid in full prior to the last installment due date. The refund shall be computed according to applicable law (Rule of 78’s).

10. SHORTAGE OR OVERAGE OF RETURNED PREMIUM If Lender does not receive unearned premiums or other funds after cancellation or expiration of the Scheduled Policies of Insurance in an amount sufficient to pay the unpaid balance due under this Agreement, Borrower agrees to pay the deficiency to Lender on demand. Interest shall accrue on the deficiency at the Annual Percentage Rate, or the maximum rate allowed by applicable law, at the option of Lender. If the unearned premiums received by Lender are more than the amount due under this Agreement, the excess shall be returned to Borrower within the time allowed by applicable law. Borrower has no right to any excess of less than the minimum amount inquired to be paid by applicable law.

11. ATTORNEYS FEES/COURT COSTS Borrower agrees to pay all attorneys fees, expenses and costs incurred by Lender in collecting amounts due from Borrower under this Agreement, including attorneys fees incurred on appeal and in bankruptcy, unless prohibited or limited by applicable law.

12. LENDER RELATIONSHIP Borrower acknowledges that: (a) Lender is not an insurance agent nor an insurance company, (b) This Agreement is a financing agreement and not an insurance policy or guarantee of insurance coverage, (c) Lender has played no part in the selection or structuring of the financed insurance policies, (d) Lender has no obligation to request reinstatement of any insurance policies properly cancelled after a default under this Agreement, and (e) The decision of whether to reinstate insurance coverage is made solely by the insurance companies providing coverage, not Lender.

13. ADDITIONAL PREMIUMS Lender may advance to Producer, as Borrower’s agent, or to an insurance company any additional premiums that may become due, less normal down payment, adding the advanced amount, plus any finance charge, to Borrower’s balance under this Agreement. However, any additional premium which is owed to the insurance company(ies)) named in the Scheduled Policies of Insurance as a result of any misclassification of risk which is not paid in full or financed in this Agreement may result in cancellation of the coverage by the insurance company for nonpayment of premium. Lender’s payment shall not be applied by the insurer to pay for any additional premium owed by Borrower as a result of any misclassification of risk.

14. LENDER LIABILITY Lender is not responsible for any damages resulting from cancellation of the Scheduled Policies of Insurance by Lender, as long as the cancellation was done in accordance with applicable law. Borrower shall be responsible for Lender’s reasonable attorneys fees and expenses for any unsuccessful action filed by Borrower seeking damages for improper cancellation. Lender’s liability for breach of this Agreement shall be limited to the Principal Balance Financed under this Agreement, if permitted by applicable law.

15. RETURNED CHECKS Borrower agrees to pay a returned check fee of $20, as allowed by applicable law, for each of Borrower’s checks returned to Lender for Insufficient funds or because the insured has no account in the payor bank.

16. WARRANTIES OF BORROWER Borrower warrants that: (a) Each of the Scheduled Policies of Insurance have been issued or a binder has been issued; (b) Borrower has not and will not assign or encumber any unearned premium of the Scheduled Policies of Insurance or grant a power of attorney to cancel the Scheduled Policies of Insurance to anyone other than Lender until all sums due under this Agreement are paid in full; (c) Lender may assign all its rights under this Agreement as allowed by applicable law; (d) No proceeding in bankruptcy or insolvency has been instituted by or against Borrower or is contemplated by Borrower, and (c) No insurance financed by this Agreement was purchased for personal, family or household purposes, unless so indicated on page 1.

17. INTEREST CALCULATION Interest is computed on an annual basis of 12 months of 30 days on the balance of the policy Amount Financed, from the effective date of each insurance policy for which premiums are being advanced to the date when all sums due under this Agreement are paid.

18. BLANK SPACES Borrower agrees that if any policy financed by this Agreement has not been issued at the time the Agreement is signed, the names of the insurance companies issuing the financed policies, the policy numbers and the due date of the first installment may be inserted in the Agreement after it is signed.

19. GOVERNING LAW The Parties agree that the law of the state in which this Agreement is executed shall control the interpretation of the Agreement and the rights of the parties, unless the Agreement is executed in a state without premium finance laws, in which case the law of the State of Florida shall govern.

20. SAVINGS AND MERGER CLAUSE The Parties agree that if one or more portions of this Agreement are found to be invalid or unenforceable for any reason, the remaining portions shall remain fully enforceable. The parties also agree that this Agreement contains the entire agreement between the parties regarding the subject matter herein and supersedes any prior discussions.

21. FINANCING OPTION Entry into this financing arrangement is not a condition of obtaining insurance. You may opt to pay the premium for such insurance without financing such premium, or to obtain financing from some other source if you choose.

State: TX SCHEDULED POLICIES OF INSURANCE

DUNE ENERGY INC		USI SOUTHWEST - HOUSTON	V8(30)G22272I1.59 11785
STE 2300		PO BOX 218060
TWO SHELL PLAZA 777 WALKER		HOUSTON, TX 77218-8060
HOUSTON, TX 77002 (713) 229-6300	***A847355***	(713) 490-4600

Premium	Down Payment	Unpaid Balance	Doc Stamps/Fees	Amt. Financed	Finance Charges	Total / Payments
2,391,834.38	597,958.60 (25.00%)	1,793,875.78	0.00	1,793,875.78	33,803.09	1,827,678.87

Payment	Payments	Rate	First Due	Type	Status	Contract Type
203,075.43	9	4.50%	11/30/2010	INVOICE	RENEW	COMMERCIAL

EFF DATE EXP DATE		COMPANY / BROKER	CITY	ST	CO. #	TYPE MEP	POLICY NO.	TOTAL PREMIUM

10/31/2010	CO:	SAINT PAUL SURPLUS LINES	ST PAUL	MN	82884	GL		161,391.00
10/31/2011	MGA:	J H BLADES & CO INC	HOUSTON	TX	63038	0.00%
							Taxes/Fees	8,448.85
							Total	169,839.85

10/31/2010	CO:	WATER QUALITY INS SYN	NEW YORK	NY	84045	POLL		8,660.64
10/31/2011	MGA:					4.00%

10/31/2010	CO:	STATE NATL INS INC	FT WORTH	TX	85027	P&I		128,719.00
10/31/2011	MGA:	WFT INC	CHARLOTTE	NC	62762	25.00%

10/31/2010	CO:	FEDERAL INS	HOUSTON	TX	86136	P&I		27,350.00
10/31/2011	MGA:	AXIOM INS MGMT LTD	ATLANTA	GA	62070	0.00%
							Taxes/Fees	671.45
							Total	28,021.45

Created By:	ufls110	Auth Code:

ADDITIONAL REPRESENTATIONS & WARRANTIES OF PRODUCER

(F) All information provided above is complete and correct in all respects and the policies listed above are or will be in force on the stated Effective Date and delivered by Producer to the Borrower, except for assigned risk or residual market policies.

(G) If any information listed above is or becomes incomplete or inaccurate, Producer shall promptly provide correct information to Lender.

(H) The Producer is an authorized policy issuing agent of the companies issuing the policies listed above or is the authorized agent of the MGA or broker placing the coverage directly with the insuring company, except those policies indicated with an “X”.

(I) None of the policies listed above are subject to reporting or retrospective rating provisions. All policies subject to audit, minimum or fully earned premium provisions are indicated below:

Policy No and Prefix No:

(J) Except as indicated above, all Scheduled Policies of Insurance can be cancelled by Borrower or Lender on 10 days notice and the unearned premiums will be computed pro rata or on the standard short rate table.

(K) If any Scheduled Policies of Insurance are subject to audit, Producer and Borrower have made good faith determination that the deposit, provisional or initial premiums are not less than the anticipated premiums to be earned for the full term of the policy(ies).

(L) Upon cancellation of any of the Scheduled Policies of Insurance, Producer shall remit to Lender the full amount of the unearned premium, including unearned commission, as well as any other payments or credits received by Producer, up to the unpaid balance due under this Agreement, within 15 days of receipt from the insuring company.

DOCUMENTARY STAMPS REQUIRED BY LAW IF ANY ARE AFFIXED TO MONTHLY JOURNAL AND CANCELLED.

State: TX SCHEDULED POLICIES OF INSURANCE

DUNE ENERGY INC		USI SOUTHWEST - HOUSTON	V8(30)G22272I1.59 11785
STE 2300		PO BOX 218060
TWO SHELL PLAZA 777 WALKER		HOUSTON, TX 77218-8060
HOUSTON, TX 77002 (713) 229-6300	***A847355***	(713) 490-4600

EFF DATE EXP DATE		COMPANY / BROKER	CITY	ST	CO. #	TYPE MEP	POLICY NO.	TOTAL PREMIUM

10/31/2010	CO:	SAINT PAUL SURPLUS LINES	ST PAUL	MN	82884	P&I		82,090.00
10/31/2011	MGA:	J H BLADES & CO INC	HOUSTON	TX	63038	0%
							Taxes/Fees	4,555.17
							Total	86,645.17

10/31/2010	CO:	NEW YORK MARINE & GENERAL	NEW YORK	NY	84277	EXCS		66,500.00
10/31/2011	MGA:	MUTUAL MARINE OFFICE OF MID	CHICAGO	IL	65316	0%

10/31/2010	CO:	NEW YORK MARINE & GENERAL	NEW YORK	NY	84277	EXCS		67,500.00
10/31/2011	MGA:	MUTUAL MARINE OFFICE OF MID	CHICAGO	IL	65316	0.00%
							Taxes/Fees	1,657.13
							Total	69,157.13

10/31/2010	CO:	LLOYDS OF LONDON	TALLAHASSEE	FL	82864	PKG		1,729,439.00
10/31/2011	MGA:	USI SOUTHWEST - HOUSTON	HOUSTON	TX	64460	0%
							Taxes/Fees	71,092.14
							Total	1,800,531.14

10/31/2010	CO:	LLOYDS OF LONDON	TALLAHASSEE	FL	82864	POLL		33,760.00
10/31/2011	MGA:	USI SOUTHWEST - HOUSTON	HOUSTON	TX	64460	0%

Created By:	ufls110	Auth Code:

ADDITIONAL REPRESENTATIONS & WARRANTIES OF PRODUCER

F) All information provided above is complete and correct in all respects and the policies listed above are or will be in force on the stated Effective Date and delivered by Producer to the Borrower, except for assigned risk or residual market policies.

(G) If any information listed above is or becomes incomplete or inaccurate, Producer shall promptly provide correct information to Lender.

(H) The Producer is an authorized policy issuing agent of the companies issuing the policies listed above or is the authorized agent of the MGA or broker placing the coverage directly with the insuring company,        except those policies indicated with an “X”.

(I) None of the policies listed above are subject to reporting or retrospective rating provisions. All policies subject to audit, minimum or fully earned premium provisions are indicated below:

Policy No and Prefix No:

(J) Except as indicated above, all Scheduled Policies of Insurance can be cancelled by Borrower or Lender on 10 days notice and the unearned premiums will be computed pro rata or on the standard short rate table.

(K) If any Scheduled Policies of Insurance are subject to audit, Producer and Borrower have made good faith determination that the deposit, provisional or initial premiums are not less than the anticipated premiums to be earned for the full term of the policy(ies).

(L) Upon cancellation of any of the Scheduled Policies of Insurance, Producer shall remit to Lender the full amount of the unearned premium, including unearned commission, as well as any other payments or credits received by Producer, up to the unpaid balance due under this Agreement, within 15 days of receipt from the insuring company.

DOCUMENTARY STAMPS REQUIRED BY LAW IF ANY ARE AFFIXED TO MONTHLY JOURNAL AND CANCELLED.

Schedule 4.24

Second Secured Debt Documents

(Balance $300,000,000)

—

Security Agreement, dated May 15, 2007, among The Bank of New York Trust Company, NA, as collateral agent, and each of Dune Energy, Inc., Goldking Operating Company and Vaquero Partners LLC, as grantors, and Dune Operating Company and Goldking Energy Corporation, as guarantors;

—

Notations of Guarantee, dated May 15, 2007, from Dune Operating Company, Vaquero Partners LLC, Goldking Energy Corporation and Goldking Operating Company, as attached to each of Rule 144, Regulation S and IAI global forms of 10th% Senior Secured Note due 2012; and

—	Intercreditor Agreement, dated May 15, 2007, among Wells Fargo Foothills, Inc., The Bank of New York Trust Company, NA and Dune Energy, Inc., among others

—

Indenture, dated as of May 15, 2007, by and among Dune Energy, Inc. and each of Dune Operating Company and Vaquero Partners LLC, as guarantors, and The Bank of New York, as trustee and collateral agent;

—	Deed of Trust or other mortgage documents related to Texas and Louisiana property interests

Schedule 4.26

Oil and Gas Imbalances

None

Schedule 4.27

Hedge Agreements

None

Schedule 4.29

Bonds and Insurance

(a)	Bonds - See table on next page

(e)	Insurance - See Schedule 4.21

BOND SUMMARY

	Principal	BOND NO.	BOND AMOUNT	TO	Bond Form	Coverage Dates	Expiration Date
1	Dune Operating Company	B004285	50,000.00	“Continuation of RRC Blanket Bond”	State - TX RR Commission	05/10 - 05/11	10/1/2011
2	Dune Operating Company	B001956	20,293,000.00	Plugging Bond (Enervest)	Private - Chevron	10/10 - 11/11	10/31/2011
3	Dune Operating Company	B005023	100,000.00	Alvin GU No. 1	Local - TX Permit Bond Alvin GU	07/10 - 07/11	7/1/2011
4	Dune Operating Company	B003134	100,000.00	Lacassane	Private - Lacassane	09/10 - 09/11	9/28/2011
5	Dune Operating Company	B003133	4,300,000.00	Plugging Bond (Hilcorp)	Private - Hilcorp	09/10 - 09/11	9/28/2011
6	Dune Operating Company	B004920	100,000.00	Permit Bond	Local - TX Permit Bond Brazoria Road Permit	04/10 - 04/11	4/22/2011
7	Dune Operating Company	B003716	1,250,000.00	LA Office of Conservation Drill Permit	State - LA Blanket Plugging	06/10 - 06/11	06/1/2011
8	Dune Operating Company	B006171	500,000.00	Charles R. Godchaux Trustee for Live Oak Plantation Trust	Private - Lease Obligations for damages	12/01/10 - 12/01/11	12/01/11

			26,693,000.00

Schedule 4.30

Royalties

Dune Energy, Inc.	N/A

Dune Operating Company	N/A

Dune Properties, Inc.	None

Schedule 4.32

Seismic Licenses

Property	Licensor	Licensee	Sq. Miles 3D	Line Miles 2D
Garden Island Bay	Seitel Data Ltd.	Dune Operating Company	64.8130	11.8750

Chocolate Bayou	Conoco Phillips	Dune Operating Company	66.0000

North Broussard	Seitel Data Ltd	Dune Operating Company	43.3490

Live Oak	Seismic Exchange, Inc.	Goldking Operating Company	9.8940

Bayou Couba	Seismic Exchange, Inc.	Dune Operating Company	65.3763	Gheens Survey

		Dune Operating Company	25.0000	Bayou Couba Survey

Leeville	Seitel Data Ltd.	Dune Operating Company	32.3540

Bateman Lake	Western Geco	Dune Operating Company	55.3460

Comite	Seismic Exchange, Inc.	Dune Operating Company	1.8976	6.4500

South Florence	Seismic Exchange, Inc.	Dune Energy Inc.	7.6237

Schedule 4.33

Marketing of Production

None.

Schedule 5.2

Provide Agent and each Lender with each of the documents set forth below at the following times in form satisfactory to Required Lenders:

Monthly (as soon as possible and in any event within 30 days of each fiscal month):

(a)      a report setting forth as of the last Business Day of such month, a summary of its hedging positions under all Hedge Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of Hydrocarbons of Borrowers, including the type, term, effective date, termination date and notional principal amounts or volumes, the hedged price(s), interest rate(s) or exchange rate(s), as applicable, the net market to marked value thereof and any credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement;

Quarterly (as soon as possible and in any event not later than 45 days after end of each quarter):

(b)      a report:    (i) setting forth the total amount actually paid by each Loan Party during the preceding quarter for: (A) plugging and abandonment costs for previous or ongoing plugging and abandonment operations pertaining to such Loan Party’s Oil and Gas Properties, and (B) general bond and supplemental bond payments pertaining to plugging and abandonment costs; and (ii) estimating the future payments for (A) and (B), above, for each of the succeeding two quarters;

Annually (not later than 75 days after June 30th of each year):

(c)      a Reserve Report, prepared under the supervision of the chief engineer of each Borrower in accordance with the procedures used in the last Reserve Report prepared by the Petroleum Engineers prior to the Restatement Date, and together with each such Reserve Report, a certificate of an Authorized Person of each Borrower certifying that, to the best of his or her knowledge that: (i) such Borrower owns good and defensible title to its Oil and Gas Properties evaluated in such Reserve Report and such Properties are free and clear of all Liens except for Permitted Liens, (ii) except as

Schedule 5.2 - 1

set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require such Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties or make cash payments at some future time without then or thereafter receiving full payment therefor, (iii) except as set forth on an exhibit to the certificate, none of such Borrower’s Oil and Gas Properties have been sold since the date of the Reserve Report, which exhibit shall list all of such Borrower’s Oil and Gas Properties sold and in such detail as is reasonably required by Agent, (iv) attached as an exhibit to the certificate is a list of its Oil and Gas Properties added to and deleted from the Reserve Report most recently delivered and a list of all Persons disbursing proceeds to such Borrower, as applicable, from its Oil and Gas Properties, (v) attached to the certificate as an exhibit is a list of all of the Oil and Gas Properties of such Borrower evaluated by such Reserve Report that are subject to a Mortgage, a Security Agreement and UCC financing statements, that in each case create a perfected, first priority Lien in such Oil and Gas Properties in favor of Agent, and (vi) except as set forth and explained on an exhibit to such certificate, there has not been any change in the working interest or net revenue interest of such Borrower in any of the Oil and Gas Properties included on such Reserve Report since the date of the last certificate delivered;

Annually (not later than 90 days after December 31st of each year):

(d)      a Reserve Report, prepared by the Petroleum Engineers in accordance with the procedures used in the last Reserve Report prepared by the Petroleum Engineers prior to the Restatement Date, and together with each such Reserve Report, a certificate of an Authorized Person of each Borrower certifying that, to the best of his or her knowledge that: (i) such Borrower owns good and defensible title to its Oil and Gas Properties evaluated in

Schedule 5.2 - 2

such Reserve Report and such Properties are free and clear of all Liens except for Permitted Liens, (ii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require such Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties or make cash payments at some future time without then or thereafter receiving full payment therefor, (iii) except as set forth on an exhibit to the certificate, none of such Borrower’s Oil and Gas Properties have been sold since the date of the Reserve Report, which exhibit shall list all of such Borrower’s Oil and Gas Properties sold and in such detail as is reasonably required by Agent, (iv) attached as an exhibit to the certificate is a list of its Oil and Gas Properties added to and deleted from the Reserve Report most recently delivered and a list of all Persons disbursing proceeds to such Borrower, as applicable, from its Oil and Gas Properties, (v) attached to the certificate as an exhibit is a list of all of the Oil and Gas Properties of such Borrower evaluated by such Reserve Report that are subject to a Mortgage, a Security Agreement and UCC financing statements, that in each case create a perfected, first priority Lien in such Oil and Gas Properties in favor of Agent, and (vi) except as set forth and explained on an exhibit to such certificate, there has not been any change in the working interest or net revenue interest of such Borrower in any of the Oil and Gas Properties included on such Reserve Report since the date of the last certificate delivered;

Upon request by Agent:

(e)      as soon as practicable, notification of prepayment of Hydrocarbons by any customer of any Loan Party, together with a reasonably detailed summary of the terms of such transaction, including, without limitation, the amount of such prepayment, the quantity of Hydrocarbons to be delivered, the delivery

Schedule 5.2 - 3

schedule of such Hydrocarbons and such other information as may be reasonably requested by Agent;

(f)      promptly after sending or receipt thereof, copies of any material notice or other correspondence sent to, or received from, any Governmental Authority related to the Oil and Gas Properties of any Loan Party, including, without limitation, notice of any new plugging and abandonment or other performance or other assurance bond requirements related to such Oil and Gas Properties;

(g) proof of payment of applicable Taxes, including Real Property, ad valorem and production taxes;

(h)      up to once a year at Loan Parties’ expense (in addition to the Reserve Reports required to be delivered pursuant to clauses (c) and (d) above), a Reserve Report, prepared by the Petroleum Engineers in accordance with the procedures used in the last Reserve Report prepared by the Petroleum Engineers prior to the Restatement Date, and together with each such Reserve Report, a certificate of an Authorized Person of each Borrower certifying that, to the best of his or her knowledge that: (i) such Borrower owns good and defensible title to its Oil and Gas Properties evaluated in such Reserve Report and such Properties are free and clear of all Liens except for Permitted Liens, (ii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require such Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties or make cash payments at some future time without then or thereafter receiving full payment therefor, (iii) except as set forth on an exhibit to the certificate, none of such Borrower’s Oil and Gas Properties have been sold since the date of the Reserve Report, which exhibit shall list all of such Borrower’s

Schedule 5.2 - 4

Oil and Gas Properties sold and in such detail as is reasonably required by Agent, (iv) attached as an exhibit to the certificate is a list of its Oil and Gas Properties added to and deleted from the Reserve Report most recently delivered and a list of all Persons disbursing proceeds to such Borrower, as applicable, from its Oil and Gas Properties, (v) attached to the certificate as an exhibit is a list of all of the Oil and Gas Properties of such Borrower evaluated by such Reserve Report that are subject to a Mortgage, a Security Agreement and UCC financing statements, that in each case create a perfected, first priority Lien in such Oil and Gas Properties in favor of Agent, and (vi) except as set forth and explained on an exhibit to such certificate, there has not been any change in the working interest or net revenue interest of such Borrower in any of the Oil and Gas Properties included on such Reserve Report since the date of the last certificate delivered; and

(i) such other reports as to the Collateral or the financial condition of Loan Parties, as Agent may reasonably request.

Schedule 5.2 - 5

Schedule 5.3

Deliver to Agent, with copies to each Lender, each of the financial statements, reports, or other items set forth set forth below at the following times in form satisfactory to Required Lenders:

as soon as available, but in any event within 45 days after the end of each month during each of Parent’s fiscal years	(a) a Compliance Certificate.
as soon as available, but in any event within 45 days after the end of each quarter during each of Parent’s fiscal years

(b)      an unaudited consolidated and consolidating balance sheet, income statement, and statement of cash flow covering Parent’s and its Subsidiaries’ operations during such period, and

(c)      a Compliance Certificate.

as soon as available, but in any event within 90 days after the end of each of Parent’s fiscal years

(d)      consolidated and consolidating financial statements of Parent and its Subsidiaries for each such fiscal year, audited, in the case of consolidated financial statements, by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (including any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 6.16), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants’ letter to management), and

(e)      a Compliance Certificate.

as soon as available, but in any event within 30 days prior to the start of each of Parent’s fiscal years,	(f) copies of Parent’s Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Required Lenders, in their Permitted

Schedule 5.3 - 1

Discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer’s good faith estimate of the financial performance of Parent during the period covered thereby.

if and when filed by any Borrower,

(g)      Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

(h)      any other filings made by any Loan Party with the SEC, and

(i)      any other information that is provided by a Loan Party to its shareholders generally.

promptly, but in any event within 10 days after a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default,	(j) notice of such event or condition and a statement of the curative action that Loan Parties propose to take with respect thereto.
promptly, but in any event within 10 days after a Loan Party has knowledge of any labor negotiations or strikes or termination or cancellation of any Material Contract,	(k) notice of such event or condition and a statement of the curative action that Loan Parties propose to take with respect thereto.
promptly after the commencement thereof, but in any event within 10 days after the service of process with respect thereto on any Borrower or any Subsidiary of a Borrower,

(l)      notice of all actions, suits, or proceedings brought by or against any Loan Party or any Subsidiary of a Loan Party before any Governmental Authority which reasonably could be expected to result in a Material Adverse Change.

promptly after sending or receipt thereof,

(m)      copies of any material notice or other correspondence sent to, or received from, any Governmental Authority related to the Oil and Gas Properties of any Loan Party, including, without limitation, notice of any new plugging and abandonment or other performance or other assurance bond requirements related to such Oil and Gas Properties.

promptly after receipt or delivery thereof,	(n) (i) copies of any material notices that any Loan Party receives from or sends to any person in connection with any Material Contract and (ii) at least 3 Business Days prior

Schedule 5.3 - 2

to the effective date thereof, any amendments, modifications, waivers or other changes to any such documents.
upon the request of Agent,	(o) any other information reasonably requested relating to the financial condition of Loan Parties or their Subsidiaries.

Schedule 5.3 - 3

Schedule 6.1

Permitted Indebtedness

None.

Schedule 6.15

Permitted Farm-Out Agreements

EXISTING AGREEMENTS

1.

Garden Island Bay, Plaquemines Parish, LA: Participation Agreement dated as of September 30, 2010, among Repsol Louisiana Corp., Dune Properties, Inc., and ORX Exploration, Inc. covering 9,000 acres surrounding the Garden Island Bay salt dome and covered by State of Louisiana Lease No. 214 and State of Louisiana Lease 1393, limited to depths below 12,000’ subsea and targeted sands whose uppermost structural and stratigraphic limits are overlain or structurally truncated by salt.

2.	Chocolate Bayou Field, Brazoria County, TX:

Participation Agreement dated as of August 12, 2009, between Thorp Petroleum Corporation and Dune Properties, Inc, granting the right to participate in the drilling of a test well targeting the 12,000’ S sand formation in the Wieting #32 Well and to earn an undivided fifty percent (50%) of 8/8ths working interest in the S Sand production from the wellbore of such well and the right to participate in any development wells thereto to earn a similar wellbore interest in such development wells.

Participation Agreement dated as of June 9, 2010, between Thorp Petroleum Corporation and Dune Properties, Inc, granting the right to participate in the drilling of a test well to the base of the IP Farms formation in the Wieting #33 Well and to earn an undivided fifty percent (50%) of 8/8ths working interest in the production from the wellbore of such well and the right to participate in any development wells thereto to earn a similar wellbore interest in such development wells.

3.

Bateman Lake Field, St Mary Parish, LA: Amended and Restated Bateman Lake Field Exploration Agreement dated as of November 15, 2010, among Dune Properties, Inc., Texana Resources Partners, Ltd., Richard B. Beard and George A. Alcorn, Inc., covering the acreage comprising the Bateman Lake Unit.

4.

N Broussard Field, St. Martin Parish, LA: Agreement to Market dated March 19, 2010, among Dune Properties, Inc., Houston Energy, LP, and Raymond Fontenot pursuant to which Houston Energy and Fontenot have the right, until March 31, 2011, to market a farmout, upon terms acceptable to Dune, for participation in the drilling of a well to test the Bol Perc formation within Dune’s leasehold containing approximately 320 acres to earn an interest in such leasehold with Dune retaining an override equal to the difference between 21% and leasehold burdens and an additional 2.0 % override convertible at payout to an undivided 20% working interest; and the right to farmout an additional approximately 377 acres.

PENDING AGREEMENTS

5.

Columbus Field, Colorado County, TX: Farmout Agreement between Dune Properties, Inc. and Strand Energy, L.C. covering 160 acres granting the right to drill a test well to a minimum depth of 10,000 feet with Dune retaining a 15% interest carried to the tanks, escalating to 20% at payout. This agreement is currently in the negotiation process.